AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2005
                                                      REGISTRATION NO.  333-
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      _____________________________________

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _____________________________________


                          OMNICORDER TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                          3829                  11-3386214
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

              125 WILBUR PLACE, SUITE 120, BOHEMIA, NEW YORK 11716
                                 (631) 244-8244
                        (Address and telephone number of
                                    principal
                               executive offices)

              ---------------------------------------------------
              125 WILBUR PLACE, SUITE 120, BOHEMIA, NEW YORK 11716
                   (Address of principal place of business or
                      intended principal place of business)
               --------------------------------------------------

                          MICHAEL A. DAVIS, M.D., D.SC.
                         CHAIRMAN OF EXECUTIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS
                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
                                 (631) 244-8244
                       (Name, address and telephone number
                              of agent for service)

               ---------------------------------------------------
                                    Copy to:

                             GREENBERG TRAURIG, LLP
                                METLIFE BUILDING
                          200 PARK AVENUE - 15TH FLOOR
                            NEW YORK, NEW YORK 10166
                    TEL: (212) 801-9200; FAX: (212) 801-6400
               ---------------------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                     ______________________________________
                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF EACH CLASS OF            AMOUNT BEING         OFFERING PRICE PER     AGGREGATE OFFERING       REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED (1)          RIGHT/SHARE               PRICE                   FEE
---------------------------------------------------------------------------------------------------------------------------
Subscription right to acquire        3,500,000 rights         $1.00 (2)         $3,500,000.00 (1)(2)       $  411.95
  one share of series A
  convertible preferred stock
Common Stock,                        3,181,818 shares(3)(4)   $1.06             $3,372,727.00              $  396.97
  par value $.001 per share
Common Stock,                        1,409,091 shares (3)(5)  $1.06             $1,493,636.40              $  175.80
  par value $.001 per share
Common Stock,                          465,000 shares (2)(6)  $1.10             $  511,500.00              $   60.20
  par value $.001 per share
             Total                                                              $8,877,863.40              $1,044.92
---------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock on the OTC Bulletin Board on January 21, 2005.

(4) Issuable upon conversion of shares of series A convertible preferred stock purchased upon exercise of the subscription rights offered hereby, at a conversion price of $1.10 per share, subject to adjustment.

(5) Issuable upon conversion of outstanding shares of series A convertible preferred stock into shares of common stock at a conversion price of $1.10 per share.

(6) Issuable upon exercise of warrants to purchase common stock at an exercise price of $1.10 per share.


                   __________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two prospectuses. The first prospectus forming a part of this Registration Statement is to be used in connection with the subscription rights offering to our stockholders of a right to purchase shares of our series A convertible preferred stock at $1.00 per share. A total of 3,500,000 transferable subscription rights are being registered. Each transferable subscription right represents a subscription right to purchase one share of series A convertible preferred stock. Each share of series A convertible preferred stock is convertible into .91 of a share of common stock at a conversion price of $1.10 per share, subject to adjustment. Accordingly, the registrant is registering 3,181,818 shares of common stock underlying the 3,500,000 shares of series A convertible preferred stock that may be purchased by stockholders acquiring the subscription rights offered hereby. The first prospectus immediately follows this explanatory note. The second prospectus forming a part of this Registration Statement is to be used by stockholders of the Registrant in connection with the resale by our series A convertible preferred stockholders of up to 1,409,091 shares of common stock issuable upon the conversion of 1,550,000 shares of series A convertible stock and up to 465,000 shares of common stock issuable upon the exercise of warrants issued to existing holders of our shares of series A convertible preferred stock in connection with a private placement completed on December 14, 2004.

[The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.]

                  SUBJECT TO COMPLETION, DATED JANUARY 27, 2005

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                          3,500,000 SUBSCRIPTION RIGHTS

                     UP TO 3,181,818 SHARES OF COMMON STOCK

     We are distributing, at no charge, transferable subscription rights to purchase a total of 3,500,000 shares of our series A convertible preferred stock at a subscription price of $1.00 per share to the holders of our common stock. You will not be entitled to receive any subscription rights unless you are a stockholder of record of shares of our common stock as of the close of business on January 19, 2005. Accordingly, each of our stockholders of record on the record date is entitled to one subscription right for every approximately eight shares of our common stock owned on that date. Holders of our series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at our option, additional shares of series A convertible preferred stock. The series A convertible preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. No underwriter or selling agent is involved in this offering. If all subscription rights offered are exercised, we will receive proceeds of $3,500,000, before payment of the expenses of this offering.

     You must exercise, sell or transfer your subscription rights during a 30-day period commencing on February __, 2005 and expiring at 5:00 p.m., Eastern Standard Time, on March __, 2005. We may decide to extend the expiration date but the expiration date will not be later than _______, 2005. We may also elect to terminate the rights offering at any time prior to consummation of the rights offering.

     You should carefully consider whether to exercise your subscription rights before the expiration date. You may not revoke a subscription after payment is received and accepted by us. Our board of directors is making no recommendation regarding your exercise of subscription rights.

     No minimum number of subscription rights must be exercised in connection with this subscription rights offering. Subscription rights which are not exercised by the expiration date of the rights offering will be distributed to stockholders who (i) exercise their subscription rights and who, in connection with such exercise, commit to purchase additional shares of series A convertible preferred stock in connection with any under-subscription of this rights offering, and (ii) purchased from us shares of our series A convertible preferred stock and common stock purchase warrants in a private placement completed on December 14, 2004, on a pro rata basis based on their respective ownership interests in our company. Stockholders who participated in our December 2004 private placement are not permitted to initially receive subscription rights under the terms of the December 2004 private placement, and have the right, but not the obligation, to purchase a pro rata portion of the remaining shares of series A convertible preferred stock not purchased in this rights offering. Any unexercised subscription rights will be offered to third parties or otherwise cancelled.

     By a separate prospectus concurrent with this offering, we are also registering the resale by our series A convertible preferred stockholders of up to 1,409,091 shares of common stock underlying our presently outstanding series A convertible preferred stock and 465,000 shares of common stock issuable upon the exercise of warrants held by our series A convertible preferred stockholders at an exercise price of $1.10 per share.

     Our common stock is presently quoted on the NASD's OTC Bulletin Board under the symbol OMCT.OB. The high and low bid prices for shares of our common stock on January 20, 2005, were $1.10 and $1.00, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. No public market currently exists for our subscription rights and none is expected to develop.

     The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.
                      ___________________________________

   INVESTING IN OUR SUBSCRIPTION RIGHTS, SERIES A CONVERTIBLE PREFERRED STOCK, COMMON STOCK AND WARRANTS INVOLVE A HIGH DEGREE OF RISK. PLEASE CAREFULLY
         REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 12.
                      ___________________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         _______________________________

                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 2005

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE OFFERS AND SALES WOULD BE UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS COMPLETE AND ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES OF COMMON STOCK.

                             ______________________

                                TABLE OF CONTENTS

                                                                                                               PAGE

Summary...........................................................................................................1
The Offering......................................................................................................4
Questions And Answers About Omnicorder Technologies' Subscription Rights Offering.................................6
Risk Factors.....................................................................................................12
Special Note Regarding Forward-Looking Statements................................................................18
Where You Can Find More Information..............................................................................19
Use Of Proceeds..................................................................................................20
Market For Our Common Stock And Related Stockholder Matters......................................................20
Dividend Policy..................................................................................................20
Capitalization...................................................................................................22
Dilution.........................................................................................................24
Management's Discussion And Analysis Or Plan Of Operation........................................................26
Business.........................................................................................................37
Description Of Property..........................................................................................46
Legal Proceedings................................................................................................46
Management.......................................................................................................48
Stock Ownership..................................................................................................57
Certain Relationships And Related Transactions...................................................................60
Change In Control................................................................................................61
Description Of Securities........................................................................................63
Shares Eligible For Future Sale..................................................................................68
The Subscription Rights Offering.................................................................................70
Material Income Tax Considerations...............................................................................77
Plan Of Distribution.............................................................................................79
Determination Of Subscription Price..............................................................................79
Legal Matters....................................................................................................79
Experts..........................................................................................................79
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.............................80
Index To Financial Information..................................................................................F-1
Prospectus Summary.............................................................................................SS-2
Omnicorder Technologies, Inc...................................................................................SS-2
The Offering...................................................................................................SS-5
Summary Financial Information..................................................................................SS-6
Sale Of Securities Described In This Prospectus................................................................SS-7
Selling Security Holders.......................................................................................SS-7
Plan Of Distribution...........................................................................................SS-8
Part II  Information Not Required In Prospectus................................................................II-1
                                                 ________________

                                     SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," and the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the subscription rights are exercised in full and that the 1,550,000 shares of our series A convertible preferred stock issued on December 14, 2004 convert into 1,409,091 shares of common stock as of the date of this prospectus, but no warrants or stock options are assumed to be exercised.

     Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to OmniCorder Technologies, Inc., which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company ("OmniCorder"), in a transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

OUR BUSINESS

     OmniCorder was founded in 1997 to acquire, develop and commercialize advanced imaging technology for the diagnosis and management of a large variety of diseases, including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects minute changes in blood flow (perfusion) associated with the presence of tumors and vascular disease, assisting physicians and researchers in differentiating between normal and abnormal tissues.

     The BioScanIR system detector technology is licensed from the California Institute of Technology and was developed by scientists at NASA's Jet Propulsion Laboratory for the U.S. Department of Defense's Ballistic Missile Defense Initiative (commonly referred to as the Star Wars program). We license this sensor technology through an exclusive worldwide license for specific biomedical applications. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of nine issued and seven pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. These patents cover the BioScanIR system and other related technology, either directly or through exclusive, worldwide licenses. We are presently developing "next generation" sensor technology, with funding from the U.S. Department of Defense's Missile Defense Agency, and continuing collaboration from NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center. We have already received U.S. Food and Drug Administration clearance in the United States, and CE mark approval in Europe, to market the BioScanIR system for use in a adjunctive diagnosis of a large number of diseases - such as cancer and vascular disease - that affect the perfusion of blood in tissue and organs.

     Based on our clinical testing to date, we believe that the BioScanIR system will greatly improve cancer and vascular disease detection and therapy management capabilities in a multitude of medical applications. According to a December 2002 report by Medtech Insight entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion diagnostic imaging procedures were performed in 2003. The BioScanIR is specifically designed to address many different areas of this significant market.

     Within this large imaging market we have chosen to target three segments: drug development/therapy, surgery and diagnostic/screening, each of which represents a multi-billion dollar opportunity. Examples of applications in the drug development/therapy segment include drug discovery, drug development, clinical trial screening and therapeutic monitoring. In the surgery segment, examples include assistance in the monitoring of blood distribution within the human brain, skin flaps, heart and other organs before, during and after surgery. In the diagnostics/screening segment, examples include assistance in the early detection of cancer (e.g., breast, skin and cervical cancers) and various types of other diseases, such as peripheral vascular disease and diabetes (wound healing).

     In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis, and peripheral vascular diseases such as Reynauds Disease, which we intend to pursue as our system becomes more widely accepted and our resources permit.

     While the commercial opportunities for us are extensive, we have identified cancer drug development and therapy - in the drug development/therapy segment and reconstructive and neurosurgery - in the surgery segment - as our most probable, immediate and highest-value near-term targets for generating recurring revenues. As the BioScanIR gains acceptance, we will transition into the larger diagnostic/screening segment.

     We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Cleveland Clinic (neoadjuvant breast chemotherapy), The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Istituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). Additional beta site pilot studies in the USA are planned. Our pilot program has already produced very promising results based on the feedback we have received. Consistent with our overall business model, initial revenues are expected to be derived from system sales and related annual maintenance fees in the target segments.

     We believe the BioScanIR has significant price and performance advantages over other imaging devices that are in use, including computerized axial tomography ("CT"), magnetic resonance imaging ("MRI") and positron emission tomography ("PET"). For certain applications, we intend to offer systems with less extensive features appropriate to the needs of such applications, at ranges of lower prices, further enhancing our cost competitive advantages. The approximate cost per use of the BioScanIR is $300, compared with a cost per use of $750 to $3,000 for these other modalities. Relative to these devices, the BioScanIR provides an easy-to-use, substantially lower cost, completely non-invasive and patient-friendly method of assessing disease related perfusion changes. Unlike CT, MRI and PET technologies, the BioScanIR does not utilize invasive or potentially dangerous contrast agents or radiation. In recent years, several other companies utilizing different technologies are attempting to exploit the weaknesses of these existing screening modalities.

     Studies published by researchers at the Mayo Clinic and Dana-Farber Cancer Institute provide data that we believe supports the use of our technology as a viable and economic adjunct to these established imaging modalities. Our current pilot program will help us tune our system to the specific needs of our initial target applications, cancer drug development and therapy and reconstructive and neurosurgery. Upon finalization of our applications through our pilot site work, we will begin system commercialization to drive revenues and market share growth in our initial multi-billion dollar market segments. As the system gains acceptance in these initial applications, we will expand our focus into the larger diagnostics/screening market segment.

CORPORATE INFORMATION AND HISTORY

     We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

     In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to (1) change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and
(2) ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants. See "Change in Control."

     Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

                                  THE OFFERING


Securities outstanding prior to this offering    ......                30,060,889 shares of common stock
                                                                       1,550,000 shares of series A convertible
                                                                       preferred stock(1)
Securities offered:
     Subscription rights to acquire series A convertible preferred
       stock...........................................                3,500,000 rights
     Common stock......................................                3,181,818 shares(2)
Common stock to be outstanding after the offering......                34,651,798 shares(3)

Use of Proceeds........................................                We expect to use the proceeds of the offering
                                                                       for working capital and general corporate
                                                                       purposes.

Risk factors...........................................                Please read the section of this prospectus
                                                                       entitled "Risk Factors" for a discussion of
                                                                       factors you should consider before investing
                                                                       in our subscription rights, series A
                                                                       convertible preferred stock and common stock.

OTC Bulletin Board symbol..............................                OMCT.OB

______________________________

(1) The shares of series A convertible preferred stock are convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share, subject to adjustment.

(2) Each share of series A convertible preferred stock is convertible, at the holder's option, into .91 of a share of common stock at a conversion price of $1.10 per share.

(3) As of January 19, 2005. Assumes that all subscription rights are exercised into series A convertible preferred stock and such shares are thereafter converted to shares of common stock, the 1,550,000 shares of series A convertible preferred stock issued on December 14, 2004 are converted to common stock and no warrants or stock options are exercised. Does not include 6,237,830 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under the OmniCorder 1998 Stock Option Plan.

SUMMARY OF FINANCIAL DATA

     The summary of financial data as of and for the years ended December
31, 2003 and 2002 presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2003 and 2002, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation." The summary of financial data for the nine months ended September 30, 2004 and 2003 presented below is derived from, and should be read in conjunction with, our unaudited consolidated financial statements for the nine months ended September 30, 2004 and 2003, which are included elsewhere in this prospectus.


                                                              For the nine months         For the nine months ended
                                                              September 30, 2004          ended September 30, 2003
                                                                  (unaudited)                      (unaudited)
                                                              --------------------        ---------------------------
       Revenues                                                     $    69,800                     $           0
       Net loss for the period                                       (3,398,818)                      (1,860,754)
       Loss per share - basic and diluted                                 (0.11)                           (0.09)


                                                              As of September 30, 2004
                                                                     (unaudited)
                                                              ------------------------
       Working capital                                              $ 1,884,075
       Total assets                                                   3,625,760
       Total share capital                                           15,866,077
       Deficit accumulated during the development stage             (13,718,638)
       Total stockholders' equity                                     2,147,439


                                                                 For the Year Ended        For the Year Ended
                                                                  December 31, 2003        December 31, 2002
                                                                 ------------------        ------------------
       Net loss for the year                                        $(2,375,919)                 $(1,511,997)
       Net loss per share - basic and diluted                             (0.11)                       (0.08)



                                                                            September 30, 2004
                                                           -----------------------------------------------------------
                                                                                                      Pro forma,
                                                             Actual              Pro forma(a)        as adjusted(b)
                                                           ----------            ------------        ----------------
Total assets                                               $3,625,760             $5,155,760               $8,575,760
Total liabilities                                           1,478,321              1,478,321                1,478,321
Working capital                                             1,884,075              3,414,075                6,834,075
Common stock                                                   29,592                 31,001                   34,183
Series A convertible preferred stock                               --                  --(a)                    --(b)
Additional paid-in capital                                 15,836,485             17,823,197               21,240,011
Total stockholders' equity                                  2,147,439              3,677,439                7,097,439

(a) Assumes the conversion of 1,550,000 shares of series A convertible preferred stock into 1,409,091 shares of common stock and the receipt of gross proceeds of $1,550,000, including a beneficial conversion feature of $458,121.

(b) Assumes the conversion of 5,050,000 shares of series A convertible preferred stock into 4,590,909 shares of common stock and the receipt of gross proceeds of $5,050,000 including a beneficial conversion feature of $458,121.

                              QUESTIONS AND ANSWERS
                         ABOUT OMNICORDER TECHNOLOGIES'
                          SUBSCRIPTION RIGHTS OFFERING

WHAT IS THE SUBSCRIPTION RIGHTS OFFERING?

     The subscription rights offering is a distribution to holders of our common stock of up to 3,500,000 transferable subscription rights to purchase shares of our series A convertible preferred stock. We will issue the subscription rights at the rate of one right every for approximately eight shares of our common stock held on the record date. Any subscription rights you receive based on shares of our common stock held by you on the record date may be retained by you and exercised, or transferred prior to the expiration of the rights offering, notwithstanding any subsequent transfer of your shares of common stock.

WHY ARE WE MAKING THIS SUBSCRIPTION RIGHTS OFFERING?

     During the summer and early fall of 2004, our board conducted reviews of our financial condition and prospects to determine the basis on which to pursue a next financing. Following the effectiveness of our last registration statement on September 17, 2004, the price of our common stock declined from around $3.00 per share to around $.60 per share by mid October 2004. While alternatives involving sales of common stock through PIPE (private investment in public entity) financings at a discount to market price to parties currently then not shareholders were potentially available, our board did not feel comfortable offering common stock in that manner because of the potential dilution that would accrue to existing shareholders. To be fair to all shareholders, our board determined that financing reflecting these common stock price levels should be first offered to our existing shareholders. The board further determined that obtaining a portion of the total financing contemplated in a timeframe sooner than that needed for a registered rights offering would have benefits for us and would be in the best interests of all shareholders. Our board then authorized and completed the $1.55 million private placement financing in December 2004 and immediately proceeded to implement this rights offering.

WHAT IS THE RECORD DATE?

     The record date is January 19, 2005. Only stockholders as of the record date will receive subscription rights.

WHAT IS THE SUBSCRIPTION RIGHT?

     Each subscription right represents the right to purchase one share of our series A convertible preferred stock for $1.00 per share. The shares of series A convertible preferred stock are convertible into shares of common stock at $1.10 per share (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share.

HOW LONG WILL THE SUBSCRIPTION RIGHTS OFFERING LAST?

     The subscription rights offering will commence on February __, 2005 and will expire at 5:00 p.m., Eastern Standard Time, 30 days thereafter. Accordingly, subscription rights holders who desire to exercise their subscription rights must deliver to the subscription agent all required documents and payments by that time. We may extend the expiration time in our discretion. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BY THAT TIME, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE.

HOW MANY SHARES MAY I PURCHASE IF I EXERCISE MY SUBSCRIPTION RIGHTS?

     The number of shares of series A convertible preferred stock you can purchase will depend on the number of subscription rights you receive. Holders will receive one subscription right for every approximately eight shares of our common stock held on the record date.

AM I REQUIRED TO EXERCISE MY SUBSCRIPTION RIGHTS IN THIS OFFERING?

     No. You are not required to exercise any subscription rights, nor purchase any shares of our series A convertible preferred stock, nor take any other action in response to this subscription rights offering.

WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

     You will retain your current number of shares of our capital stock held directly by you even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of our capital stock held directly by you will decrease. However, even if you choose to exercise your subscription rights in full, your percentage ownership of our capital stock held directly by you will still decrease. The magnitude of the reduction will depend upon the extent to which rights holders subscribe in the rights offering and the extent to which the stockholders who participated in our December 2004 private placement exercise their rights to purchase any shares of series A convertible preferred stock not subscribed for by the holders of rights.

AM I REQUIRED TO EXERCISE MY SUBSCRIPTION RIGHTS IN FULL OR MAY I EXERCISE MY SUBSCRIPTION RIGHTS IN PART?

     You may choose to exercise any number of the subscription rights you receive, or you may choose not to exercise any of your subscription rights.

WHAT WILL HAPPEN IF ALL OF THE SUBSCRIPTION RIGHTS ARE NOT EXERCISED?

     Subscription rights which are not exercised by the expiration date of the rights offering will be distributed to stockholders who (i) exercise their subscription rights and who, in connection with such exercise, commit to purchase additional shares of series A convertible preferred stock in connection with any under-subscription of this rights offering, and (ii) purchased from us shares of series A convertible preferred stock and common stock purchase warrants in our December 2004 private placement. Stockholders who participated in our December 2004 private placement are not permitted to initially receive subscription rights under the terms of the December 2004 private placement, and have the right, but not the obligation, to purchase a pro rata portion of the remaining shares of series A convertible preferred stock not purchased in this rights offering. Any unexercised subscription rights will be offered to third parties or otherwise cancelled.

WILL OMNICORDER BE ISSUING FRACTIONAL SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK?

     No. You may not purchase fractional shares of series A convertible preferred stock pursuant to the exercise of subscription rights. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share number and, as soon as practicable, refunding without interest any payment received for a fractional share.

WHO IS THE SUBSCRIPTION AGENT?

     Corporate Stock Transfer, Inc. of Denver, Colorado, telephone (303) 282-4800, is the subscription agent for the subscription rights offering.

ARE THERE ANY CONDITIONS TO THE CONSUMMATION OF THE SUBSCRIPTION RIGHTS
OFFERING?

     There are no conditions to the consummation of the subscription rights offering. However, we reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the subscription rights offering or in proper form. Neither we nor the subscription agent will have any duty to notify you of a defect or irregularity in your exercise of subscription rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of subscription rights if our issuance of shares of series A convertible preferred stock pursuant to your exercise would be unlawful under state or federal securities laws.

WHEN WILL THE SUBSCRIPTION RIGHTS BE ACCEPTED AND THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED?

     We will accept subscriptions for and issue shares of series A convertible preferred stock upon the expiration of the exercise period.

WILL I BE CHARGED A SALES COMMISSION OR A FEE BY THE COMPANY IF I EXERCISE MY SUBSCRIPTION RIGHTS?

     No. We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any transaction fees charged by your broker or nominee.

AFTER I EXERCISE MY SUBSCRIPTION RIGHTS, MAY I REVOKE MY PURCHASE?

     No. All exercises of subscription rights are irrevocable. See "The Subscription Rights Offering - No Revocation of Exercised Subscription Rights" on page 73.

HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

     The subscription price per share of series A convertible preferred stock is $1.00 per share, which is the same price at which we sold 1,550,000 shares of series A convertible preferred stock, along with warrants to purchase 465,000 shares of common stock in our December 2004 private placement. The subscription price was determined by our board of directors based on a 30-day volume weighted average of our common stock on the OTC Bulletin Board for the 30 days prior to the closing of our December 2004 private placement.

IS EXERCISING MY SUBSCRIPTION RIGHTS RISKY?

     Yes. The exercise of your subscription rights involves substantial risks and you should carefully consider the risks described under the heading "Risk Factors" in this prospectus.

MAY I TRANSFER MY SUBSCRIPTION RIGHTS IF I DO NOT WANT TO PURCHASE ANY SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK?

     Yes. Should you choose not to exercise your subscription rights, you may transfer your subscription rights. However, the subscription rights must nevertheless be exercised prior to the expiration of the rights offering or they will terminate.

IS THERE AN ACTIVE TRADING MARKET FOR THE SUBSCRIPTION RIGHTS?

     No. The subscription rights have not been listed on any securities exchange, any Nasdaq market or included on any automated quotation system. We know of no party that currently intends to make a market in the subscription rights. An active trading market for the rights may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your rights or unable to sell your rights at a price that is satisfactory to you.

IS THERE AN ACTIVE TRADING MARKET FOR THE SERIES A CONVERTIBLE PREFERRED STOCK?

     No. The series A convertible preferred stock has not been listed on any securities exchange, Nasdaq market or included on any automated quotation system. We know of no party that currently intends to make a market in the series A convertible preferred stock. An active trading market for the series A convertible preferred stock may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your shares of series A convertible preferred stock or unable to sell your shares at a price that is satisfactory to you.

IS THERE AN ACTIVE TRADING MARKET FOR OUR SHARES OF COMMON STOCK?

     Our common stock is quoted on the OTC Bulletin Board under the symbol OMCT.OB. However, there has been no active trading market for our common stock, and an active trading market may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell the common stock into which shares of series A convertible preferred stock you purchase in the subscription offering are convertible at a price that is satisfactory to you.

CAN YOU TERMINATE THE SUBSCRIPTION RIGHTS OFFERING?

     Yes. We reserve the right to terminate the rights offering for any reason prior to the expiration of the rights offering.

HOW WILL YOU USE THE PROCEEDS RECEIVED FROM THE SUBSCRIPTION RIGHTS OFFERING?

     The gross proceeds from the subscription rights offering will depend on the number of subscription rights that are exercised. If all 3,500,000 subscription rights are exercised, then we will receive gross proceeds, prior to expenses, of $3,500,000. Expenses are estimated to be $80,000. We plan to use net proceeds we receive from the subscription rights offering as set forth in the section captioned "Use of Proceeds" below.

HOW MANY SHARES WILL BE OUTSTANDING AFTER THE SUBSCRIPTION RIGHTS OFFERING?

     We will have 34,651,798 shares of common stock outstanding at the expiration of the exercise period, excluding shares issuable upon the exercise of stock options and warrants, but assuming that:

     o all subscription rights are exercised into series A convertible preferred stock and such shares are thereafter converted to shares of common stock, and

     o 1,550,000 shares of our outstanding series A convertible preferred stock issued in our December 2004 private placement are converted into 1,409,091 shares of common stock.

HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

     Holders who wish to exercise their subscription rights should complete and sign the subscription rights certificate. Holders should deliver the subscription rights certificate, together with payment of the subscription price for each right subscribed, to Corporate Stock Transfer, Inc., Denver, Colorado, the subscription agent, before the expiration time. We recommend that holders of subscription rights who use the United States postal service to effect delivery, use insured, registered mail with return receipt requested.

HOW MAY I PAY MY SUBSCRIPTION PRICE?

     Your cash payment of the subscription price must be made in U.S. funds by either personal check or certified check drawn upon a U.S. bank, or a postal, telegraphic or express money order payable to Corporate Stock Transfer, Inc. Your cash payment of the subscription price will be deemed to have been received by the subscription agent only when the subscription agent receives your payment.

     Stockholders holding shares through a nominee, broker or dealer would make their payments according to the method selected with their nominee, broker or dealer.

TO WHOM SHOULD I SEND FORMS AND PAYMENTS?

     You should send your subscription rights certificate and payment for shares of series A convertible preferred stock subscribed for and any other required documentation to Corporate Stock Transfer, Inc., the subscription agent for the offering, as follows:

                          OmniCorder Technologies, Inc.
                       c/o Corporate Stock Transfer, Inc.
                       Attention: Carylyn Bell, President
                    3200 Cherry Creek South Drive, Suite 240
                             Denver, Colorado 80209

WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE SUBSCRIPTION RIGHTS OFFERING, BUT MY SHARES OF COMMON STOCK ARE HELD IN THE NAME OF MY BROKER OR A CUSTODIAN BANK?

     We will ask brokers, dealers and nominees holding shares of our common stock on behalf of other persons to notify these persons of the subscription rights offering. Any beneficial owner wishing to exercise its subscription rights will need to have its broker, dealer or nominee act on its behalf. Each beneficial owner of common stock should complete and return to its broker, dealer or nominee the document entitled "Beneficial Owner Election Form." This form will be available with the other subscription materials from brokers, dealers and nominees holding shares of our common stock on behalf of other persons.

IF I AM A FOREIGN STOCKHOLDER OR A STOCKHOLDER WITH A MILITARY ADDRESS, HOW CAN I EXERCISE MY SUBSCRIPTION RIGHTS?

     The subscription agent will mail subscription rights certificates to you if you are a subscription rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your subscription rights, you must send your subscription rights certificate and payment for shares of series A convertible preferred stock subscribed for the subscription agent on or prior to 5:00 p.m., Eastern Standard Time, on March __, 2005, the expiration time of the subscription rights offering, and take all other steps which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration of the subscription rights offering, your subscription rights will expire.

WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION REGARDING WHETHER I SHOULD EXERCISE MY SUBSCRIPTION RIGHTS IN THE SUBSCRIPTION RIGHTS OFFERING?

     Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the subscription rights offering. Three members of our board of directors purchased shares of series A convertible preferred stock in our December 2004 private placement.

MAY STOCKHOLDERS IN ALL STATES PARTICIPATE?

     We may only distribute subscription rights to our stockholders of record in states where such distribution is lawful. We will be unable to distribute subscription rights to you if you reside in a state in which such distribution of subscription rights is unlawful.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY SUBSCRIPTION RIGHTS?

     The receipt and exercise of your subscription rights are intended to be non-taxable as a return of capital. However, you should seek specific tax advice from your personal tax advisor. This prospectus contains a summary of material tax considerations under the heading "Material Income Tax Considerations," but does not summarize tax consequences arising under state tax laws, non-U.S. tax laws or any tax laws relating to special tax circumstances or particular types of taxpayers.

IF THE RIGHTS OFFERING IS NOT COMPLETED, WILL MY SUBSCRIPTION PAYMENT BE REFUNDED TO ME?

     Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest or deduction, all subscription payments. The subscription agent estimates it will take approximately two business days following the termination of the rights offering and clearance of subscription payments in the subscription agent's account (which may take up to 10 business days) to return the subscription payments.

WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS?

     If you have other questions, or need additional copies of offering documents or otherwise need assistance, please contact Corporate Stock Transfer, Inc., our subscription agent, by telephone at (303) 282-4800.

                                  RISK FACTORS

     An investment in our series A convertible preferred stock and common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide invest in our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our series A convertible preferred stock and common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

     WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

     We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2003 and 2002, we had net losses of $(2,375,919) and $(1,511,977), respectively. We had a net loss of $(3,398,818)
for the first nine months of 2004. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we may require additional capital commitments during 2005 and 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

     WE ARE DEPENDENT ON OUR TECHNOLOGY LICENSE AGREEMENTS WITH THIRD PARTIES WHICH REQUIRE US TO SATISFY OBLIGATIONS TO KEEP THEM EFFECTIVE, AND IF THESE AGREEMENTS ARE TERMINATED, OUR TECHNOLOGY AND OUR BUSINESS WOULD BE SERIOUSLY AND ADVERSELY AFFECTED.

     We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third-party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

     WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS AND CANNOT GUARANTEE THAT THEY WILL NOT HAVE PROLONGED SUPPLY SHORTAGES, RESULTING IN OUR INABILITY TO TIMELY SATISFY CUSTOMER ORDERS.

     All of the infrared cameras and other key components utilized in our BioScanIR system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

     WE HAVE NOT FULLY DEVELOPED AN EFFECTIVE INTERNAL SALES FORCE TO MARKET AND SELL THE BIOSCANIR SYSTEM, AND IF WE ARE UNSUCCESSFUL, OUR OVERALL GROWTH WILL BE HAMPERED.

     We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR system. Our ability to generate revenue from the licensing of our BioScanIR system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

     WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR PATENTS, PROPRIETARY TECHNOLOGY AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

     Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

     EXISTING AND NEWLY-DEVELOPED TECHNOLOGIES MAY COMPETE WITH OUR BIOSCANIR SYSTEM, POTENTIALLY MAKING BIOSCANIR LESS ATTRACTIVE TO PROSPECTIVE CUSTOMERS AND RESULTING IN IT BECOMING NO LONGER IN DEMAND.

     We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

     We also compete with existing diagnostic alternatives, most notably x-ray mammography, CAT, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Business -- Competition and Industry."

     OUR PRODUCT LIABILITY INSURANCE COVERAGE MAY NOT BE ADEQUATE IN A CATASTROPHIC MEDICAL SITUATION, AND A LARGE CLAIM MAY CAUSE US TO PAY DAMAGES TO THIRD PARTIES AND INCUR BAD PUBLICITY.

     The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

     WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER AUTHORITIES ON ALL ASPECTS OF OUR BUSINESS, AND IF WE DO NOT COMPLY WITH THESE REGULATIONS, WE COULD BE PREVENTED FROM MARKETING OUR PRODUCTS.

     The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business -- Governmental Regulation."

     MEDICARE DOES NOT SEPARATELY REIMBURSE OR OTHERWISE PAY FOR THE THERAPEUTIC OR DIAGNOSTIC USE OF OUR BIOSCANIR SYSTEM AND, ALTHOUGH WE WILL SEEK COVERAGE, THAT PROCESS IS LENGTHY AND COMPLEX, WHICH WILL MAKE OUR PROSPECTS LESS CERTAIN.

     Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for coloretal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

     Currently, Medicare does not separately reimburse or otherwise pay for the therapeutic or diagnostic use of our BioScanIR system or any component of that system. We will seek Medicare coverage of our system for treatment and diagnosis. The coverage process is lengthy, complex and the results are uncertain and could vary geographically. We will also seek Medicare coverage of the BioScanlR system as an adjunct to screening mammography. Whether a separate reimbursement would be consistent with the Medicare Act is open to interpretation, although it should be noted that Medicare has approved an add-on to mammography in the past for computer-aided detection.

     Even if BioScanlR were to be covered by Medicare, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third-party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanlR, we cannot be certain that the reimbursement levels will be adequate.

     WE PURCHASE INFRARED CAMERA COMPONENTS IN EUROS, AND THEREFORE OUR COST OF GOODS AND OPERATING MARGINS MAY BE ADVERSELY AFFECTED BY CURRENCY FLUCTUATIONS AND RESULT IN EXCHANGE LOSSES.

     We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. As of December 31, 2004, we committed to purchase approximately 220,000 Euros (or $284,000 at current exchange rates) of camera components from this supplier this year. Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.

     IF WE FAIL TO ENTER INTO STRATEGIC ALLIANCES WITH LARGE PHARMACEUTICAL COMPANIES, RESEARCH FOUNDATIONS OR GOVERNMENT AGENCIES, OUR BUSINESS MAY GROW SLOWER THAN ANTICIPATED.

     In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

     OUR ABILITY TO RAISE ADDITIONAL CAPITAL IS UNCERTAIN AND MAY CAUSE US TO CURTAIL OUR OPERATION OR TAKE ACTIONS THAT MAY DILUTE YOUR FINANCIAL INTEREST, IF WE ARE NOT TIMELY IN THESE FUNDING EFFORTS.

     We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

     We also contemplate raising funds in the future through public or private financings, or from other sources. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

     WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

     We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

RISKS RELATED TO THE RIGHTS OFFERING

     THE SUBSCRIPTION PRICE DETERMINED FOR THIS RIGHTS OFFERING IS NOT NECESSARILY AN INDICATION OF OUR VALUE.

     The subscription price was determined by our board of directors based on a 30-day volume weighted average price of our common stock on the OTC Bulletin Board for the 30 days prior to the closing of our December 14, 2004 private placement. The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the value of our series A convertible preferred stock. After the date of this prospectus, our series A convertible preferred stock, or our common stock into which the series A convertible preferred stock is convertible, may trade at prices significantly below the subscription price and you may not be able to recover your investment in the series A convertible preferred stock by selling it or the common stock into which it is convertible.

     YOU MAY NOT REVOKE YOUR SUBSCRIPTION RIGHTS EXERCISE AND COULD BE COMMITTED TO BUYING SHARES ABOVE THE PREVAILING MARKET VALUE OF OUR COMMON STOCK INTO WHICH THE SERIES A CONVERTIBLE PREFERRED STOCK IS CONVERTIBLE.

     Once you exercise your subscription rights, including those subscription rights you commit to purchase in connection with any under-subscription of this rights offering, you may not revoke your exercise and cancel the purchase of the shares in the rights offering. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our series A convertible preferred stock at a price above the prevailing market value of our common stock into which the series A convertible preferred stock is convertible. Moreover, you may be unable to sell your shares of series A convertible preferred stock at a price equal to or greater than the subscription price you paid for such shares.

     IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE SERIES A CONVERTIBLE PREFERRED STOCK, THE TRADING PRICE AND LIQUIDITY OF THE SERIES A CONVERTIBLE PREFERRED STOCK MAY BE ADVERSELY AFFECTED.

     The series A convertible preferred stock issuable upon exercise of the rights will not be listed on any securities exchange, any Nasdaq market or included on any automated quotation system. We know of no party that currently intends to make a market in the series A convertible preferred stock. An active trading market for the series A convertible preferred stock may not develop or be sustained. If a market does not develop, or the trading market is not sustained, you may be unable to sell your shares of series A convertible preferred stock or unable to sell your shares at a price that is satisfactory to you. Future trading prices will also depend on many factors, including, among others, our operating results, the price of our common stock and the market for similar securities.

     IF WE CANCEL THIS RIGHTS OFFERING, WE WILL NOT HAVE ANY OBLIGATION TO YOU EXCEPT TO RETURN YOUR SUBSCRIPTION PAYMENTS.

     If we elect to terminate this rights offering, we do not have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments we received from you. The subscription agent estimates it will take approximately two business days following the termination of the rights offering and clearance of subscription payments in the subscription agent's account (which may take up to ten business days) to return the subscription payments. Accordingly, if we terminate this rights offering, you will have lost the opportunity to invest your subscription payment in an alternative, and possibly profitable, investment during the time your subscription payment was held by the subscription agent.

     IF YOU DO NOT ACT PROMPTLY OR FAIL TO FOLLOW SUBSCRIPTION INSTRUCTIONS, WE MAY REJECT YOUR EXERCISE OF SUBSCRIPTION RIGHTS.

     Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Standard Time, on March ___, 2005, the expiration time of this rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to March __, 2005. We shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Standard Time, on March __, 2005, the expiration time of this rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

     IF YOU MAKE PAYMENT OF THE SUBSCRIPTION PRICE BY PERSONAL CHECK, YOUR CHECK MUST CLEAR BEFORE THE EXPIRATION TIME OR WE WILL REJECT YOUR EXERCISE OF SUBSCRIPTION RIGHTS.

     Any personal check used to pay for shares to be issued in this rights offering must clear prior to the expiration time of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by personal check and your check has not cleared prior to the expiration time of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you attempted to purchase and you will lose the value of your subscription rights.

     OUR POSITION REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT OF THE SUBSCRIPTION RIGHTS MAY NOT BE SUSTAINED BY THE INTERNAL REVENUE SERVICE.

     Our position for U.S. federal income tax purposes is that holders of our common stock should not recognize taxable income upon the receipt of the subscription rights. However, if the Internal Revenue Service does not agree with our position, your receipt of the rights may be a taxable event to you. See "Material Income Tax Consequences," beginning on page 76.

RISKS RELATED TO OUR COMMON STOCK

     THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK AND WE CANNOT BE CERTAIN THAT AN ACTIVE TRADING MARKET WILL BE ESTABLISHED OR THAT SUCH SECURITIES CAN BE RESOLD AT OR ABOVE THE PRICE AT WHICH THEY WERE PURCHASED, OR AT ALL.

     There has been no active public market for our common stock. An active public market for our common stock may not develop or be sustained following the completion of this offering. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, and as a result you may incur a loss on your investment. These factors include:

     o    product liability claims or other litigation;

     o the announcement of new products or product enhancements by us or our competitors;

     o developments concerning intellectual property rights and regulatory approvals;

     o    quarterly variations in our competitors' results of operations;

     o    developments in our industry; and

     o general market conditions and other factors, including factors unrelated to our own operating performance.

     The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of medical technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our common stock is low. The market price of our common stock has exhibited volatility since the closing of our recapitalization transaction on December 19, 2003. Our common stock has traded as high as $8.50 and as low as $.58 since then.

     OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" UNDER SEC REGULATIONS AND MAY BE DIFFICULT TO SELL WHEN DESIRED DUE TO BROKER-DEALER RESTRICTIONS.

     The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share. This designation requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

     SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING AND THEIR SALE OR POTENTIAL SALE WILL PROBABLY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We are registering in this prospectus subscription rights to purchase shares of series A convertible preferred stock which are convertible into 3,181,818 shares of common stock. The series A convertible preferred stock is convertible into shares of common stock
(i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. See "Description of Securities" below.

     By separate prospectus we are registering the resale by our earlier series A convertible preferred stockholders of up to 1,409,091 shares of common stock and up to 465,000 shares of common stock issuable under warrants exercisable at a price per share equal to $1.10. If the subscription rights are exercised in full, we expect all shares of series A convertible preferred stock and warrants to convert or exercise into a total of 5,055,909 shares of our common stock.

     As additional shares of our common stock become available for resale in the public market pursuant to this registration of shares and future registrations of shares, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of our common stock also may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. All of the shares of common stock currently held by our executive officers and directors are subject to so-called "lock-up" agreements, which restrict open market sales by those officers and directors through March 17, 2005. 12,932,495 shares of common stock, including shares issuable upon exercise of outstanding warrants, are subject to these lock-up agreements. In general, a person who has held restricted shares for a period of one year may, upon the filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. These sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

     OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.

     Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. We have issued 1,550,000 shares of series A convertible preferred stock and rights to acquire an additional 3,500,000 of such shares. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus, exhibits and associated documents are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus. You may also request a copy of our filings at no cost by writing or telephoning us at:

                          OmniCorder Technologies, Inc.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
               Attention: Ms. Anne Marie Fields, Vice President -
                 Corporate Communications and Business Strategy
                                 (631) 244-8244

                                 USE OF PROCEEDS

     Assuming all subscription rights are exercised, our net proceeds from this offering will be approximately $3,500,000 after deducting estimated offering expenses of $80,000.

     We intend to use the net proceeds of the offering for working capital and general corporate purposes.

     Pending our application of proceeds as we have described, we will invest proceeds in short-term, investment grade interest bearing securities.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS.OB." When we changed of our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, our trading symbol became "OMCT.OB." The following table sets forth the high and low bid and asked prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:


YEAR ENDED DECEMBER 31, 2003:                                                          HIGH               LOW
-----------------------------                                                          ----               ---

First Quarter                                                                            $.15              $.03
Second Quarter                                                                            .10               .10
Third Quarter                                                                             .10               .04
Fourth Quarter (October 1 to December 18)                                                 .10               .04

Fourth Quarter (December 19, closing date of recapitalization)                          $1.20              $.45

Fourth Quarter (December 22 to December 31)                                             $8.00             $1.50

YEAR ENDED DECEMBER 31, 2004:

First Quarter                                                                           $8.50             $2.80
Second Quarter                                                                          $4.90             $3.25
Third Quarter                                                                           $4.05             $ .75
Fourth Quarter                                                                          $1.60              $.58

YEAR ENDING DECEMBER 31, 2005:

First Quarter (January 1 to January 20)                                                 $1.10              $.92

     These bids represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

     Prior to the completion of the recapitalization transaction on December 19, 2003, OmniCorder's stock was not traded on a public trading market and OmniCorder had no registered securities outstanding.

     As of January 19, 2005, there were 30,060,889 shares of OmniCorder common stock outstanding with 359 stockholders of record.

                                 DIVIDEND POLICY

     As of January 19, 2005 we had one class of common stock and 359 holders of record for the 30,060,889 shares outstanding. We also have 1,550,000 shares of series A convertible preferred stock presently outstanding, and nine holders of record of such shares. We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

     Holders of our series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable annually in cash or, at our option, in additional shares of series A convertible preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2004. Our capitalization is presented:

     o    on an actual basis;

     o on a pro forma basis to reflect the assumed conversion of 1,550,000 shares of our series A convertible preferred stock to common stock, after deducting estimated offering costs of $20,000; and

     o on a pro forma as adjusted basis to reflect the above assumptions and the exercise of 3,500,000 subscription rights at $1.00 per right, after deducting estimated offering expenses of $80,000.

     You should read this table together with "Management's Discussion and Analysis or Plan of Operation" the audited financial statements and notes thereto and other information appearing elsewhere in this prospectus.


                                                                          September 30, 2004(1)
                                                            -------------------------------------------------------------
                                                                                                     Pro forma as
                                                            Actual               Pro forma             adjusted
                                                            ------               ---------             --------
Stockholders' equity
Common Stock, $.001 par value: 50,000,000
shares authorized, 29,592,400 issued and
outstanding (actual), 31,001,491 issued
and outstanding (pro forma) and 34,183,309
issued and outstanding (pro forma as
adjusted)                                                  $29,592                $31,001              $34,183

Preferred Stock $.01 par value: 6,000,000
authorized, 0 series A convertible
preferred shares issued and outstanding
(actual), 1,050,000 shares issued and 0 shares
outstanding (pro forma) and 5,050,000
shares issued and 0 shares outstanding
(pro forma as adjusted)(2)                                                             --                   --

Preferred Stock, $.01 par value; 4,000,000 preferred shares authorized; 0 shares issued and outstanding

Additional paid-in capital(3)                           15,836,485             17,823,197           21,240,016

Deficit accumulated during the development stage       (13,718,638)           (14,176,759)         (14,176,759)
                                                     ---------------------- --------------------- --------------------

Total stockholders' equity                             $ 2,147,439             $3,677,439           $7,097,439
                                                     ====================== ===================== ====================
_________________

(1) Excludes 3,565,178 shares of common stock issuable and proceeds receivable upon exercise of outstanding stock options and related proceeds, and 1,915,397 shares of common stock issuable and proceeds receivable upon exercise of warrants as of January 19, 2005.

(2)  Reflected on an as converted basis.

(3) $1,550,000 in gross proceeds was received on December 14, 2004 upon the issuance of 1,550,000 shares of series A convertible preferred stock and five-year warrants to purchase 465,000 shares of common stock at an exercise price of $1.10 per share in a private placement. The pro forma and pro forma as adjusted columns in the above table have been allocated as follows, after giving pro forma effect to the conversion of the series A convertible preferred stock into common stock: $387,667 of the proceeds included in additional paid in capital has been allocated to the fair market value of the common stock purchase warrants using the Black-Scholes fair value method. A beneficial conversion feature of $458,121 attributable to the conversion of the series A convertible preferred stock based upon the December 14, 2004 market value per share of $1.15, has been reflected as an increase to additional paid-in capital and an increase to deficit accumulated during the development stage. The amount will be reflected as a charge to results of operations for the year ended December 31, 2004.

                                                                   Allocation of Pro Forma Adjustments
                                                             -----------------------------------------------
                                                             Pro Forma                 Pro Forma As Adjusted
                                                             ---------                 ---------------------

         Common stock                                           $1,409                         $ 4,591

         Additional paid-in capital                          2,006,712                       5,503,530

         Offering costs                                        (20,000)                       (100,000)

         Deficit accumulated during the development           (458,121)                       (458,121)
         stage                                              -----------                     -----------
                                                            $1,530,000                      $4,950,000
                                                            ==========                      ===========

                                    DILUTION

     Our pro forma net tangible book value as of September 30, 2004 was $3,640,439 or $.12 per share of common stock and common stock equivalent. Our pro forma net tangible book value per share represents our total tangible assets at September 30, 2004, less total liabilities, divided by the pro forma total number of shares of common stock outstanding at such date. The pro forma total number of shares of common stock outstanding assumes that 1,550,000 shares of our series A convertible preferred stock, which were issued in December 2004, convert into 1,409,091 shares of common stock. This amount represents an immediate increase in pro forma net tangible book value of $.05 per share to the existing stockholders and an immediate dilution in pro forma, net tangible book value of $.98 per converted common share to new investors in the private placement.

     Our pro forma as adjusted net tangible book value as of September 30, 2004 assumes the issuance of the common shares associated with the series A preferred shares described in the preceding paragraph and the exercise of all subscription rights for 3,500,000 shares of our series A preferred stock at $1.00 per share and their assumed conversion into 3,181,818 shares of common stock and after deducting the estimated aggregate offering expenses of $100,000 in total. Our pro forma as adjusted net tangible book values as of September 30, 2004 would have been approximately $7,060,439 or $.21 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $.14 per share to the existing stockholders and an immediate dilution in pro forma, as adjusted net tangible book value of $.89 per share to new investors purchasing common shares in the private placement and rights offerings.

     The dilution in pro forma net tangible book value per share represents the difference between the $1.00 per price per share of series A convertible preferred stock paid by purchasers in this offering (all of which is attributable to the common stock and none of which is attributable to the warrants) and the net tangible book value per share of our common stock immediately following this offering.

     The following table illustrates the dilution in pro forma net tangible book value per share to new investors.

                                                                                                Pro forma, as
                                                                              Pro forma(a)       adjusted (b)
                                                                              ------------       ------------
Offering price per common share                                                   $1.10             $1.10

Pro forma net tangible book value as of September 30, 2004                          .07               .07

Increase per share resulting from this offering                                     .05               .14

Pro forma net tangible book value after the offering                                .12               .21

Dilution per share to new investors in this offering                               $.98              $.89


         The following table summarizes on a pro forma basis, as of September 30, 2004, the number of shares of common stock purchased from us, the total gross consideration paid to us, and the average price per share paid by existing stockholders and new investors purchasing units in this offering, before estimated offering expenses:

                                                 Shares purchased            Total consideration        Average Price
                                           ---------------------------   --------------------------     -------------
                                             Number          Percent       Amount           Percent       Per Share
----------------------------------------------------------------------------------- ---------------     -------------

Existing stockholders                       29,592,400         86.6%     $15,866,077          75.9%        $  .54

New investors                                4,585,909         13.4        5,050,000          24.1           1.10
                                             ---------         ----        ---------          ----

Total                                       34,178,309        100.0%     $20,916,077         100.0%        $  .61
                                            ==========        =====      ===========         =====         ======

     The information for existing stockholders in the table above:

     (a) Assumes the conversion of 1,550,000 shares of series A convertible preferred stock issued in December 2004 into 1,409,091 shares of common stock;

     (b) Assumes the conversion of the 3,500,000 shares of series A convertible preferred stock issuable in the rights offering into 3,181,818 shares of common stock;

          excludes shares issuable upon exercise of outstanding stock options or warrants; and

          attributes the $1.00 price per share of series A convertible preferred stock to the common stock and the common stock purchase warrants.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     You should read the following description of our financial condition and results of operations in con-junction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

OVERVIEW AND EFFECT OF RECAPITALIZATION TRANSACTION

     Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to OmniCorder Technologies, Inc. (a publicly-traded company formerly known as Promos, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company ("OmniCorder"), in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business.

     OmniCorder was founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of OmniCorder, see "Business."

     On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. The maximum gross proceeds for the private placement would have been $15,000,000. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties. For a more complete description of these transactions, see "Change in Control."

     Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information provided in this prospectus and described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this prospectus is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

     For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." OmniCorder's primary activities since inception have been the research and development of its technology, negotiating strategic alliances and other agreements, and raising capital. OmniCorder has not commercialized any of its products, and as result it has not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

     We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

     We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

     We have no off-balance sheet arrangements or liabilities, and none are planned.

REVENUE MODEL

     We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

     As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applicatons by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

     We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

     We recognize revenues and costs and expenses generally utilizing the accrual method of accounting. For specific discussion of these activities, see the "Summary of Significant Accounting Policies - Basis of Presentation." Based upon our circumstances at the time, we will apply the appropriate methods with respect to revenue recognition, inventory and capitalized costs associated with our product that comply with accounting principles generally accepted in the United States, as follows:

     o Sale - We may sell BioScanIR systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. We intend to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. We may provide an initial warranty period of one year as part of their sales arrangements. We will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. We may offer an extended warranty and maintenance arrangement to our customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

     o Rental - We may enter into rental agreements with end-users for various periods of time. Under this arrangement, we would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

     o Licensing - We may enter into licensing agreements for our technology as part of sublicensing or distribution agreements with third parties. We also intend to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of our intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

     o Development contracts - We may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. We intend to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

     BioScanIR systems available for sale, either newly-constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first-out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2003

     The following represents a summary of the results of operations for the three months ended September 30, 2004 and 2003:

                                                               September 30, 2004       September 30, 2003
                                                                   (Unaudited)              (Unaudited)
                                                               -------------------      --------------------
      Development revenues                                      $          0              $         0
      Development costs                                                    0                        0
                                                               -------------------      --------------------
      Gross profit                                                         0                        0
                                                               -------------------      --------------------
      OPERATING EXPENSES
           Research and development                                  318,880                  278,425
           Selling, general and administrative                       859,314                  325,211
           Total operating expenses                                1,178,194                  603,636
                                                               -------------------      --------------------
           Operating loss                                         (1,178,194)                (603,636)
      Interest and other (income) expenses, net                       (4,878)                   5,333
                                                               -------------------      --------------------
               Net loss                                          $(1,173,316)             $  (608,969)
                                                               ===================      ====================
      Basic and diluted net loss per share                       $     (0.04)             $     (0.03)
                                                               ===================      ====================
      Weighted average number of shares outstanding               29,583,433               29,399,472
                                                               ===================      ====================

     NET LOSS. We had a net loss of $1,173,316 and $608,969 in the three months ended September 30, 2004 and 2003, respectively. As more fully described below, we have been a development stage enterprise since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities. Losses for the quarters included non-cash compensation costs for stock grants, option and warrant awards of $43,500 in the quarter ended September 30, 2004 as compared to $77,055 in the quarter ended to September 30, 2003, which costs are included in the results of operations.

     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense increased by $40,455, or 15% to $318,880 from $278,425, for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003 and is expected to increase in the future as we employ new technical personnel and consultants in the development of its BioScanIR technology, purchases materials and components for development and expands its facilities. Cash proceeds from private placements in 2003 provided the funding for these activities, which were more limited in 2002. Refer to the Statement of Stockholders' Equity included in the Financial Statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

     Significant components of the research and development activity in the three months ended September 30, 2004 as compared to September 30, 2003 were: technical salaries increased by $59,608 to $133,891 from $74,283; consulting expense increased $25,272 to $27,272 from $2,000; business auto and travel and entertainment decreased by $7,516 to $21,949 from $29,465.

     Expenses for materials used in research and development decreased $34,144 to $25,093 in the three months ended September 30, 2004 from $59,237 in the three months ended September 30, 2003. Postage and delivery expense increased $6,193 to $8,898 from $2,705 due to moving the product from pilot site locations.

     We did not incur printing and reproduction costs in the three months ended September 30, 2004 compared to $11,585 expensed in the three months ended September 30, 2003. Most of the costs were to reproduce technical reports on the product.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses ("SG&A") increased by $534,103, or 164%, to $859,314 from $325,211 for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. The level of SG&A expenses increased in 2004 as we hired administrative, marketing and sales personnel. Significant components of the increase in the three months ended September 30, 2004 as compared to September 30, 2003 were sales and administrative payroll and payroll related expenses, which increased $278,360 to $391,493 from $113,133.

     Effective December 19, 2003, we became a public company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. Accounting expense incurred in the three months ended September 30, 2004 increased by $68,811 to $105,629 as compared to $36,818 in the three months ended September 30, 2003. In the three months ended September 30, 2004, legal costs increased by $73,327 to $114,732, compared to $41,405 during the three months ended September 30, 2003.

     In the three months ended September 30, 2004, investor relations expenses including rent paid for our New York City location were $16,805 compared to $0 for the three months ended September 30, 2003. Marketing expense increased $26,456 to $32,361 during the three months ended September 30, 2004 from $5,905 during the three months ended September 30, 2003. Meetings and seminar costs were up $14,627 for the three months ended September 30, 2004 compared to $0 costs for the quarter ended September 30, 2003. Additional personnel increased travel and entertainment costs for investor relations, business development and sales and marketing from $28,639 in the three months ended September 30, 2004 from $0 costs in the three months ended September 30, 2003.

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

     The following represents a summary of the results of operations for the nine months ended September 30, 2004 and 2003:


                                                               September 30, 2004       September 30, 2003
                                                                   (Unaudited)              (Unaudited)
                                                               -------------------      ------------------
      Development revenues                                           $69,800                    $ 0
      Development costs                                               20,000                      0
                                                               -------------------      ------------------
      Gross profit                                                    49,800                      0
                                                               -------------------      ------------------
      OPERATING EXPENSES
           Research and development                                1,016,422                 916,140
           Selling, general and administrative                     2,446,288                 928,511
           Total operating expenses                                3,462,710               1,844,651
                                                               -------------------      ------------------
           Operating loss                                         (3,412,910)             (1,844,651)
      Interest and other (income) expenses, net                      (14,092)                 16,103
                                                               -------------------      ------------------
               Net loss                                          $(3,398,818)            $(1,860,754)
                                                               ===================      ==================
      Basic and diluted net loss per share                            $(0.11)                 $(0.09)
                                                               ===================      ==================
      Weighted average number of shares outstanding               29,579,433              20,066,330
                                                               ===================      ==================


     NET LOSS. For the nine months ended September 30, 2004 the net loss was $3,398,818 compared to $1,860,754 in the nine months ended September 30, 2003. We have been a development stage enterprise and have had a cumulative net loss of $13,718,638 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities. Losses for the quarters included non-cash compensation costs for stock grants, option and warrant awards of $93,822 in the nine months ended September 30, 2004 as compared to $637,627 in the nine months ended to September 30, 2003, which costs are included in the results of operations.

     DEVELOPMENT REVENUES. There was $69,800 in revenue for the nine months ended September 30, 2004 as compared to $0 for the nine month ended September 30, 2003. The revenue generated was due to completion of a research and development contract with the Department of Defense as previously disclosed on our Form 10-KSB for year ended December 31, 2003. We are still a development stage enterprise.

     DEVELOPMENT COSTS. There was $20,000 in development costs for the nine months ended September 30, 2004 as compared to $0 for the nine months ended September 30, 2003. There were no revenues in the nine months period of 2003 and no associated development costs were incurred.

     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense increased by $100,282, or 11% to $1,016,422 from $916,140, for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchases materials and components for development and expands our facilities. Cash proceeds from private placements in 2003, provided the funding for these activities, which were more limited in 2002. Refer to the Statement of Stockholders' Equity included in the Financial Statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

     Significant components of the increase in the nine months ended September 30, 2004 as compared to September 30, 2003 were: salaries and consulting expense increased $36,271 to $445,326 from $409,055; Recruitment expense increased by $14,111 to $14,416 from $305; business auto and travel and entertainment increased by $26,132 to $120,720 from $94,588 due to additional business trips to pilot sites for training and evaluation of equipment, purchasing cameras, and developing business relationships. Increased staff and travel contributed to the $17,028 increase in telephone expenses in the nine month period ended September 30, 2004 to $35,510 from $18,482 incurred in the nine months ended September 30, 2003. Office expense increased $10,423 to

$40,572 in the nine month period ended September 30, 2004 from $30,149 incurred in the nine months ended September 30, 2003.

     Expenses for materials used in research and development increased $26,689 to $95,340 in the nine months ended September 30, 2004 from $68,651 in the nine months ended September 30, 2003 as we continue our product development.

     We incurred $22,982 in postage and delivery costs in the nine months ended September 30, 2004 compared to $10,445 expensed in the nine months ended September 30, 2003, an increase of $12,537 - most of which was due to moving the product from pilot site locations.

     During the nine months ended September 30, 2004, patent expenses decreased $37,308 to $61,469 from $98,777 in the nine months ended September 30, 2003. Part of the decrease was due to new patents costs filed in the 2004 period were approximately $15,000 as compared to approximately $32,000 foreign patent applications filed in the 2003 period.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1,517,777, or 163%, to $2,446,288 from $928,511 for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003. The level of SG&A expenses increased in 2004 as we hired administrative, marketing and sales personnel. Significant components of the increase in the nine months ended September 30, 2004 as compared to September 30, 2003 were: insurance increased $92,935 to $159,190 from $66,255. The premium for Directors and Officers Insurance attributed to most of the increased expense. Sales and administrative payroll and payroll related expenses increased $743,264 to $1,001,654 from $258,390. Nine new employees were hired in the nine months ended September 30, 2004.

     Effective December 19, 2003, we became a public company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. Accounting expense incurred in the nine months ended September 30, 2004 increased by $296,920 to $343,713 as compared to $46,793 in the nine months ended September 30, 2003. Legal and other professional fees increased $288,042 in the nine months ended September 30, 2004 to $337,603 from $49,561 in the nine months ended September 30, 2003. Consulting fees decreased by $259,230 to $251,182 from $510,412 in the nine months ended September 30, 2004.

     In the nine months ended September 30, 2004, investor relations expenses including rent paid for our New York City location was $124,862 compared to $0 for the nine months ended September 30, 2003. In addition, travel and related expenses for our investor relation and sales staff was $87,083 for the nine months ended September 30, 2004 compared to $0 for the nine months ended September 30, 2003.

     We incurred $70,255 in expenses for meetings and seminars for our employees during the nine months ended September 30, 2004 compared to $0 costs during nine months ended September 30, 2003.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

     The following represents a summary of the results of operations for the years ended December 31, 2003 and 2002:


                                                                        For the Year ended December 31,
                                                                        ---------------------------------
                                                                             2003                2002
                                                                        --------------     --------------
             Operating Expenses
                  Research and development                                $1,704,642          $1,102,932
                  General and administrative                                 630,642             382,792
                                                                        --------------     --------------
                      Total operating expenses                             2,335,284           1,485,724
                                                                        --------------     --------------
                      Operating loss                                      (2,335,284)         (1,485,724)
             Interest and other expenses, net                                 40,635              26,273
                                                                        --------------     --------------
                      Net loss                                           $(2,375,919)        $(1,511,997)
                                                                        ==============     ==============
             Basic and diluted net loss per share                             $(0.11)             $(0.08)
                                                                        ==============     ==============
             Weighted average number of shares outstanding                21,645,945          19,272,725
                                                                        ==============     ==============

     NET LOSS. The net loss for the year ended December 31, 2003 as compared to the immediately preceding year increased from $1,511,997 to $2,375,919. As more fully described below, we have been a development stage enterprise since inception in 1997, and in 2002 experienced a shortage of capital, resulting in a curtailment of activities and expenditures and a corresponding decline in the net loss.

     REVENUES. There were no revenues for the years ended December 31, 2003 or 2002 because we are a development stage enterprise and have not generated any revenues.

     COST OF SALES. Since we had no sales or revenues during the years ended December 31, 2003 or 2002, we incurred no costs of sales for these periods.

     RESEARCH AND DEVELOPMENT EXPENSES. Research and development, or R & D, increased approximately $602,000 in 2003 as compared to 2002. R & D is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchase materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 provided the funding for these activities, which were available on a more limited level in 2002. Refer to the Statement of Stockholders Equity (Deficiency) included in our Financial Statements for sources of capital. The increase also included a $96,000 increase in the costs associated with the issuance of stock and warrants for services from $595,000 in 2002 to $691,000 in 2003. Patent costs incurred in 2003 approximated $90,000 as compared to $24,000 in 2002.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative, or SG&A, expenses increased approximately $248,000 in 2003 as compared to 2002. The level of SG&A expenses increased in 2003 as we hired administrative, marketing and sales personnel and consultants to support our growth, obtain licensing and registration of our product. We incurred $97,000 in additional cost of directors' and officers' liability and other insurance in 2003 over 2002. Legal and accounting fees increased by $110,000 to $137,000 in 2003 as compared to 2002 related to increased capital-raising activities and to the costs associated with additional accounting and legal services necessitated by the previously-described recapitalization transaction. This transaction resulted in OmniCorder becoming a public company effective December 19, 2003.

     Salary and related expenses for SG&A included deferred officers' salaries in the amounts of $96,000 for the year ended December 31, 2003 and $187,000 for the year ended December 31, 2002. Accumulated officers' salaries incurred but deferred through December 31, 2003 approximated $980,000.

     DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense, which is included in the results of operations, approximated $165,000 and $163,000 for the two years ended December 31, 2003 and 2002. This primarily reflected depreciation expense associated with BioScanIR equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools, and in 2003 the increased purchases of furniture, office equipment, computers and telephones to support operations.

     INCOME TAXES. No income taxes were recorded for either of the years ended December 31, 2003 or 2002. As of December 31, 2003 and 2002 we had net operating loss carryforwards of approximately $9,518,000 and $7,142,000. A full valuation allowance has been provided against the deferred tax asset of $4,258,000 and $3,321,000 as of December 31, 2003 and 2002, respectively, in the accompanying financial statements.

LIQUIDITY AND CAPITAL RESOURCES

     We have a deficit accumulated during the development stage, which commenced on February 7, 1997 and through September 30, 2004, of $13,718,638. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 7 of the Notes to our Financial Statements for the year ended December 31, 2003, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003, in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised. As of September 30, 2004, we had cash balances and working capital of $3,135,909 and $1,884,075, respectively, and total stockholders' equity of $2,147,439.

     We estimate that we will require additional cash resources in our quarter ending June 30, 2005 based upon our current operating plan and condition. Accordingly, if we fail to develop revenues from sales of systems to generate adequate funding to support our operating expenses or fail to obtain additional financing through a capital transaction or other type of financing, we will be required to reduce our operating expenses. We have engaged two investment banking firms to seek additional funding opportunities for us and paid these firms retainers totaling $37,000, which is included in "other assets." We have no commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed financial statements at September 30, 2004 do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

     Operations required cash of $3,292,901 for the nine months ended September 30, 2004 compared to $912,847 required for the nine months ended September 30, 2003 as we further develop our technology for commercialization and in support of increased sales, technical and administrative staff.

     In order to develop adequate resources to implement our business plan and attain profitable operations, we have raised capital through a series of transactions, including most recently a December 19, 2003 private placement which provided $6.7 million in net proceeds and a December 14, 2004 private placement which provided $1,530,000 in net proceeds, and which we believe will be sufficient to support our efforts through at least March 31, 2005; and are taking additional steps more fully described in the Notes to the Financial Statements. We may need to raise capital through the future issuance of stock, debentures or other forms of traditional asset-based financing in order to develop, and expand and support our business. We are currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions acceptable to us. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR system in sufficient quantities and at profitable revenue levels.

     The BioScanIR system has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe. We have designed and implemented manufacturing systems and procedures to be ISO 9000, FDA CFR 21 and EC MDD Directive 93/42 EEC compliant. We estimate that our build cycle approximates 120 days from the date of receipt of a firm order to shipment date.

     We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. In addition, we expect to sell a number of units of our formally released system on an opportunistic basis as pilot sites decide to buy systems based on their own experience with them, or as imaging researchers purchase units to aid in their research efforts.

     In August 2003, we entered into a research and development contract with the U.S. Department of Defense's Missile Defense Agency to further develop core sensor technology. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004. Successful completion of this project could result in a significant follow-on contract for further application of our technology to this customer's needs. No assurance, however, can be given as to this additional order.

     We have committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $284,000 as of December 31, 2004. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

     We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred rather than at the date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on our financial position or results of operations.

     In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations.

     In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46(R), "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN No. 46(R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46(R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after December 15, 2004. The adoption of FIN No. 46(R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies accounting for derivative instruments, including certain derivatives instruments embedded in other contracts and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below for hedging relationships designated after June 30, 2003, the guidance should be applied prospectively. The provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. We do not expect the adoption of SFAS No. 149 to have a material impact on our financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The adoption of SFAS No. 150 did not have an impact on our financial position or results of operations.

     In December 2003, the FASB issued revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions, " SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on our financial condition or results of operations.

     In March 2004, The Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus clarifies the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method or the equity method. The EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however the disclosure requirements remain effective for annual periods ending after June 15, 2004. The application of this consensus did not have a material effect on our financial position or results of operations.

     In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on our calculation of EPS.

     In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been net. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on our calculation of EPS.


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


     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on our current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - An Amendment of FASB Statements No. 66 and 67," which states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The adoption of SFAS No. 152 is not expected to have any impact on our current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

     In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. We are currently evaluating the impact that this statement will have on our financial condition or results of operations.

                                    BUSINESS

OVERVIEW

     OmniCorder was founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

     In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology with funding from the U.S. Department of Defense's Missile Defense Agency, and continuing collaboration with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

     We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

CORPORATE INFORMATION AND HISTORY

     We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Following the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

     In February 2004, we changed our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company, and ratified our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

INTRODUCTION TO TECHNOLOGY

     Our lead product, the BioScanIR system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

     The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.


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


     The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases. We believe this combination of high precision measurement and sophisticated processing is without precedent in medical infrared imaging.

     The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

     As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

     In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR system is highly functional in the operating room environment. In surgical applications, BioScanIR can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

ADVANCED RESEARCH AND DEVELOPMENT

     In the area of technology advancement, we have adopted and implemented a low-cost co-development strategy based upon our extensive contacts and relationships in the defense and aerospace industries, NASA laboratories and with U.S. Department of Defense, or DOD, agencies. This approach permits us to develop the latest sensor, and related camera technology, by entering into contracts with the DOD on projects that are of mutual interest. For example, we received a contract from the DOD in August 2003 for the purpose of developing a multi-band infrared sensor. This sensor is of great interest to the DOD for weapons targeting applications, and equally important to us, for future medical imaging applications. The new sensor will incorporate a multi-band detector with five times the resolution and the ability to analyze gases, fluids and other diagnostically important characteristics in living things. We were asked, under the DOD contract, to develop the sensor and, in turn, we subcontracted the work to expert institutions such as NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center, to assist with research and development. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004. The contract has no special indemnification or renewal terms.

     We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA' s Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology. The end result is we are able to advance in the technology race by developing and licensing next generation sensors while, at the same, mitigating or eliminating the high costs associated with such projects by entering into partnerships with direct funding sources, such as the DOD and the Jet Propulsion Laboratory. This cost-effective approach to the procurement of new technologies and their associated medical applications will continue to be one of our core competencies.

     We have conducted research and development on advanced infrared focal plane arrays and other technologies relating to the ongoing development of our BioScanIR system since 1997. Research and development


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


expenditures were approximately $1,016,422, $1,704,642 and $1,102,932 for the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002, respectively.

PATENTS AND INTELLECTUAL PROPERTY

     The BioScanIR system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is thousands of times more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our scientists and computer programmers.

     We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. These patents are part of a growing portfolio of seven issued and three pending U.S. patents and corresponding foreign patents covering more than 25 other developed countries. We also hold registered trademarks on several product names and logos, including BioScanIR.

LICENSING AND OTHER AGREEMENTS

     The acquisition and licensing of intellectual property integral to the BioScanIR system is an important element of our business strategy. Through our portfolio of exclusive licensing agreements, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR system is based. Our principal agreements are summarized below.

     CALTECH LICENSE AGREEMENT. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

     o    Jet Propulsion Laboratory;

     o    Center for Space Microelectronics Technology;

     o    NASA Office of Space Access and Technology; and

     o Ballistic Missile Defense Organization/Innovative Science and Technology Office.

     Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted infrared radiation from tissue, organs and organ systems for the generation of temperature related images for certain biomedical applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license (October 2018), the license becomes non-exclusive and royalty-free.

     ANBAR LICENSE AGREEMENT. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive


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


worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar, who currently owns approximately 9.2% of our outstanding shares of common stock, a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.

     LOCKHEED MARTIN LICENSE AGREEMENT. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed Martin. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed Martin, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

         In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, we agreed to pay Lockheed Martin certain minimum royalties. We also agreed to pay Lockheed Martin royalties on revenues we derived from utilization of the EQWIP technology. To date, we have not utilized the EQWIP technology licensed from Lockheed Martin and, therefore, believe that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed Martin. If, pursuant to the license agreement, royalty payments are ever required to be paid by us to Lockheed Martin, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a qualified EQWIP's manufacturer is provided, we are required to make specified annual minimum payments in order for us to maintain the exclusive rights to the EQWIP technology.

         The license from Lockheed Martin does not expire other than as a result of a breach of the license by us, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. We do not believe that the loss of exclusivity of the license granted under our agreement with Lockheed Martin will have a significant impact on us. For additional information about the license agreement with Lockheed Martin, see "Legal Proceedings."

     AEG INFRAROT-MODULE GMBH. Our primary supplier for BioScanIR camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.

     We have committed to purchase infrared camera components from AEG for approximately $284,000 as of December 31, 2004. These cameras represent the most current technology and replace our order for previous generation units. These components utilize QWIP technology, for which we are the exclusive licensee.

POTENTIAL STRATEGIC ALLIANCES

     As part of our marketing efforts, we are also pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies. Our revenue model assumes we will be able to establish licensing agreements with pharmaceutical and medical device businesses, and these companies are expected to bear a majority of the expenses associated with the sales and marketing of the technology, in exchange for exclusive, or non-exclusive, performance-based royalties.

PRODUCT OVERVIEW

     HOW THE BIOSCANIR SYSTEM WORKS. During the BioScanIR examination, which takes less than ten minutes, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body. The BioScanIR system consists of two modules:

     o    Data Acquisition - the QWIP camera and positioning system

     o    Data Processing - proprietary software and hardware

     The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument are analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

     In markets where we intend to employ a transaction-based model, the BioScanIR system can be configured to employ a single-use, disposable scan card. The scan card is about the size and shape of a credit card, which contains the encryption key for the analytical software program to be used for the type of application for which the site is licensed. To begin data processing, the scan card is inserted into the BioScanIR system. At the conclusion of the individual image scanning session, the scan card is locked out, thus preventing its reuse. Through this procedure, we believe we have created the business model for generating potentially significant recurring revenue once a critical mass of BioScanIR system installations has been achieved.

     The BioScanIR provides critical medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR does not require contrast agents and does not emit potentially damaging radiation. We believe that, in addition to its superior detection capabilities, a strong advantage of the BioScanIR system is its lower cost as compared with competing modalities. The per-use cost of the BioScanIR is estimated to be as much as one-tenth the cost of some other functional imaging modalities. An additional benefit is the enhanced patient experience it offers. We believe that the quality of the patient's experience should lead to greater participation in earlier disease screening and, therefore, detection, and a lower dropout rate among patients in clinical drug trials.

     The sensitivity of the product's detector technology, the increased speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that, for the first time, make the BioScanIR system's diagnostic process possible.

COMMERCIALIZATION STRATEGY

     PILOT PROGRAM. We have completed clinical studies of the BioScanIR technology in each of our chosen market segments over a five-year period, and commenced a non-revenue generating pilot program at prestigious medical centers in the United States and Europe. The BioScanIR has been clinically tested at Harvard' s Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva in Switzerland (reconstructive surgery) and the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy) and the University of Bergamo Hospital in Italy (brain surgery). Our pilot program has already produced what we believe to be positive results based on feedback from physicians, technicians and patients.

     As part of our rollout strategy, we intend to establish new pilot installations in both the United States and Europe, with the goal of further demonstrating the efficacy of the BioScanIR system across a broad array of medical applications. We expect to convert these pilot program installations to revenue-generating units over time.

     ADDRESSABLE MARKETS AND REVENUE OPPORTUNITIES. We are positioned to leverage our ongoing pilot program and begin the rollout of our BioScanIR system in the United States and Europe. According to Medtech



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


Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CATs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CAT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

              CAT Scans:                              57.5 million

              MRIs:                                   29.5 million

              PETs (nuclear medicine):                34.5 million

              X-rays:                                 711 million

              Ultra-sounds:                           204 million

     The installed United States base of larger machines is approximately 15,000 units (8,100 CAT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

     The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and costs of drug development is of interest to biopharmaceutical companies. The BioScanIR system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

     The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

     If we are successful in penetrating the therapy/drug development and surgery markets, we will implement the second phase of our business strategy by addressing the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease being considered. X-ray mammography is the most widely-used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We believe that the BioScanIR system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

     With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR as the standard of care in cancer detection and screening.

     We expect that these studies will progress in tandem with the BioScanIR system's success in the therapy/drug development and surgery segments. Success in these areas will provide us with both the medical validity and financial underpinnings to invest more aggressively in self-funded programs and studies that can accelerate the market acceptance of the BioScanIR system as the diagnostic and screening modality of choice in any number of important diseases, such as breast cancer and diabetes. We do not intend to build-out a full-scale internal sales and marketing force. In conjunction with successful clinical trials and publication of positive operating results, our strategy will be to establish marketing partnerships with medical device and pharmaceutical companies with a strong presence in each of the segments of the market.

     In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis, and peripheral vascular diseases such as Reynauds Disease, which we intend to pursue as our system becomes more widely accepted and our resources permit.

     REVENUE MODEL. We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combinaton with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

     As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applicatons by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

     SALES AND MARKETING. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR system. According to industry data, there are approximately 6,280 hospitals, 9,100 free-standing surgical centers, outpatient clinics and sub-acute care sites and 15,000 skilled nursing homes in the United States, approximately 9,266 hospitals in Japan and approximately 9,310 hospitals in France, Germany, Italy, Spain and the United Kingdom, as well as clinics and offices of obstetricians, gynecologists, oncologists, radiologists and other physicians and surgeons throughout the developed world. We intend to expand our sales force and seek to establish installations at prominent medical centers in the United States and Europe. It is our plan to begin converting all test site units into transaction-based, revenue-producing units. Further, our sales force will work to develop strategic partnerships with pharmaceutical and biotechnology companies in order to place BioScanIR systems and create significant royalty income streams.

     CLINICAL STUDIES AND EFFICACY. The BioScanIR system has been rigorously tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo

Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Cleveland Clinic (neoadjuvant breast chemotherapy), The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Istituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). Additional beta site pilot studies in the USA are planned. Consistent with our overall business model, initial revenues are expected to be derived from system sales and related annual maintenance fees in the target segments. Collaborating with these key "thought leaders" and their peers has gained us important recognition in the areas of therapeutic monitoring, various surgical applications and breast cancer detection.

     All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR in key peer-reviewed publications supporting the use of our technology as a viable and economic adjunct to these established imaging modalities. A recent study completed by neurosurgeons at the Mayo Clinic and published in the Journal of Neurosurgery described the BioScanIR system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography (PET)," researchers from Harvard' s Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR system with that of PET imaging for applications involving cancer treatment.

     REGULATORY AFFAIRS AND MILESTONES. We believe that we have sufficient regulatory clearance to execute our business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs. In August 2003, we received so-called "CE mark" clearance that permits us to market our BioScanIR throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

COMPETITION AND INDUSTRY

     PRODUCT FEATURE COMPARISONS AND COMPETITIVE ADVANTAGES. Compared other imaging modalities such as CATs, MRIs and PETs, the BioScanIR exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The BioScanIR examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

GOVERNMENTAL REGULATION

     FDA REGULATION. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

     CLASSIFICATION OF MEDICAL DEVICES. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a

PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

     Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

     CHANGES IN APPROVED DEVICES. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

     GOOD MANUFACTURING PRACTICES AND REPORTING. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

     CURRENT REGULATORY STATUS. The FDA found that the BioScanIR system was substantially equivalent to an existing legally marketed device (the BSI Model TIP, distributed by Bales Scientific, Inc.), thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

     REIMBURSEMENT BY THIRD-PARTY PAYORS. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payors concerning reimbursement for use of the BioScanIR system are likely to affect the use of this device. Use of the BioScanIR System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

     Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad, allowing many patients to qualify for coverage, or so narrow that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

     Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor. However, if Medicare issues a national coverage determination
- whether favorable or unfavorable, narrow or broad - it can influence private third-party payors and potentially state programs as well.

MANUFACTURING

     We subcontract the manufacturing of components for our BioScanIR system to several third parties. We provide the manufacturing specifications for all of these components. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR is UL-certified.

EMPLOYEES

     As of January 19, 2005, we had a total of 18 full-time employees, two part-time employees and eight additional outside consultants (both full-time and part-time). Together, approximately 10 of these individuals are engaged in technology, research and product development, six in sales and marketing, and customer service, and 12 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY

     Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $4,800 that expires in November 2009. In addition, we have leased office space in New York, New York under a lease that expired on September 30, 2004. We continue to occupy this space on a month-to-month basis, with a monthly rental rate of approximately $1,350. We have given notice to the landlord of our intent to terminate this lease effective February 28, 2005.

                                LEGAL PROCEEDINGS

     On March 8, 2003, our former Chief Financial Officer ("CFO"), filed a declaratory judgment action against us in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

     On July 23, 2004, the District Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

     While the ultimate outcome of this matter cannot presently be determined with certainty, according to our counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. We believe that our provision for such in the accompanying financial statements is adequate at September 30, 2004. We do not believe that this litigation will have a material adverse effect on our business, financial condition, liquidity or operating results.

     On December 22, 2004, our former President and Chief Executive Officer Mark Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1 million but not exceeding $5 million. Mr. Fauci is a director and significant stockholder of our company.

     The employment agreement provided for salary at the annual rate of $180,000 as well as certain fringe benefits. Mr. Fauci claims to be owed back salary in the amount of $622,040 as of September 30, 2004 for prior services rendered to us.

     Should Mr. Fauci prevail in arbitration, he would be entitled to an award of all accrued obligations under our benefit plans or reimbursement policies, the back salary, his base salary for the duration of the contract scheduled to expire October 1, 2008, and welfare benefits to himself and/or his family for the same period.

     Should our position be upheld, then Mr. Fauci's entitlement would be his backpay, and some or all of his salary between the discharge and the date of the arbitration award.

     The parties are in the process of selecting an arbitrator to hear the case. We believe that our action was meritorious, and intend vigorously to defend against the claim.

     In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

     In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believe that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that we may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

     We are not a party to any other pending or threatened legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following table sets forth information about our executive officers, key employees and directors as of January 14, 2005, most of whom joined us following the closing of the recapitalization transaction in December 2003 and most of whom previously served as executive officers or directors of OmniCorder.

NAME                                          AGE         POSITION
----                                          ---         --------

Michael A. Davis, M.D., D.Sc.                 63          Chairman of the Executive Committee and Director
Loring D. Andersen                            47          Senior Vice President and Chief Operating Officer
Peter Lloyd                                   55          Senior Vice President - International Business
Marek Pawlowski, Ph.D.                        54          Vice President - Product Development
Celia I. Schiffner                            48          Controller
Mark A. Fauci                                 44          Director
George Benedict                               66          Director
Joseph T. Casey                               72          Director
Gordon A. Lenz                                67          Director
Hon. Joseph F. Lisa, Justice (Ret.)           66          Director
Anthony A. Lombardo                           56          Director
Robert W. Loy                                 66          Director
Jed Schutz                                    44          Director
Richard R. Vietor                             60          Director
William J. Wagner                             53          Director
______________________

     The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

     MICHAEL A. DAVIS, M.D., D.SC. - CHAIRMAN OF THE EXECUTIVE COMMITTEE AND DIRECTOR. Dr. Davis has been a director of our company since December 14, 2004 and is also the Chairman of the Executive Committee of our board of directors. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

     LORING D. ANDERSEN - SENIOR VICE PRESIDENT - CHIEF OPERATING OFFICER. Mr. Andersen joined us in February 2004 and directs customer operations and planning including overall responsibility for product development, manufacturing, quality assurance, and project management. Mr. Andersen's 25 years of experience includes operational roles in hardware and software product development, program and project management, supply chain management, manufacturing, sales, and marketing for companies including Arrow Electronics, Fisher

Scientific, Digital Equipment Corporation, and AT&T. Most recently, from April 2002 to January 2004, Mr. Andersen was a partner in the consulting firm Vertisync, Inc., where he focused on the improvement of operational and financial performance specific to the sales/marketing/business development practices of clients. His prior experience was at Arrow Electronics, from March 1998 to August 2001, as Vice President of Strategic Marketing, where he created and launched Arrow's Global Information Services business. At Fisher Scientific from May 1995 to March 1998, he served as Director for the Laboratory and Medical Equipment Division, where he was involved in global business expansion, extensive new product development and transformation of the division's manufacturing operation. Mr. Andersen holds a B.S. degree in Physics from Dartmouth College and an M.B.A. in marketing and management from The Wharton Business School, University of Pennsylvania.

     PETER LLOYD - SENIOR VICE PRESIDENT - INTERNATIONAL BUSINESS. Mr. Lloyd, an independent consultant, brings nearly 30 years of international medical device industry experience to OmniCorder. Most recently, he was responsible for international sales and marketing for Confluent Surgical, Inc., a venture capital funded company, based in Boston. Prior to that, he was International General Manager for IntraTherapeutics, Inc., another venture-backed start-up. Mr. Lloyd had a 21 year career at Johnson & Johnson's Ethicon unit, holding various positions including European Business Director. Mr. Lloyd holds a degree in law from Universita La Sapienza, Rome.

     MAREK PAWLOWSKI, PH.D. - VICE PRESIDENT OF PRODUCT DEVELOPMENT. Dr. Pawlowski has worked with OmniCorder since November 2002. He became our Vice President - Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in the United States in statistics, linear algebra, digital filters and signal processing.

     CELIA I. SCHIFFNER - CONTROLLER. Ms. Schiffner joined OmniCorder in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St. Joseph's College.

     MARK A. FAUCI - DIRECTOR. Mr. Fauci was OmniCorder's founder and, since its incorporation in 1997, served as a director. He became our President and Chief Executive Officer and a member of board of directors on December 19, 2003, following our recapitalization transaction, and continued to serve as our President and Chief Executive Officer until December 14, 2004.

     Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. In an earlier position at Reuters, in which he served as Director of Technical Strategic Planning for Network Operations, he was responsible for network architecture design and development decisions. As a recognized expert in the field, he conducted Continuing Medical Education accredited lectures at a variety of leading medical centers on the subject of computer network applications in medicine.

     Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

     JED SCHUTZ - DIRECTOR. Mr. Schutz had been a director of OmniCorder since December 2002, and became a member of our board of directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of our board of directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. His company, Windemere Development, has developed over 700 residential properties in the past eight years. He is the Chairman of the Board of Campusfood.com, Inc., the nation's leading company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

     GEORGE BENEDICT - DIRECTOR. Mr. Benedict had been a director of OmniCorder since December 2002, and became a member of our board of directors in January 2004. Mr. Benedict is most noted for founding Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York, where he has been associated since May 1985. Mr. Benedict has been the President of Seafield Services, which operates eight outpatient facilities, since September 1990, and the President of Seafield Resources, a not-for-profit organization which operates nine halfway houses, since December 1993. Mr. Benedict has also been the Vice President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area, since August 2000. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

     JOSEPH T. CASEY - DIRECTOR. Mr. Casey became a member of our board of directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., a $3.6 billion aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He has been a director of Pressure Systems, Inc. since October 1997, and a director and member of the Audit and Compliance Committee of UNOVA, Inc. since September 1998. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

     GORDON A. LENZ - DIRECTOR. Mr. Lenz had been a director of OmniCorder since August 2003, and became a member of our board of directors in January 2004. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since April 1993. Mr. Lenz has also been the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty agency, since June 1994. Mr. Lenz has written extensively on healthcare issues for a variety of publications.

     HON. JOSEPH F. LISA, JUSTICE (RET.) - DIRECTOR. Judge Lisa had been a director of OmniCorder since June 2003, and became a member of our board of directors in January 2004 Chairman of board of directors. He has been the Chairman of our board of directors since October 2004. Since June 2001, Judge Lisa has been in private law practice and currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. He was elected Justice of the New York Supreme Court in January 1994 and served until May 2001. He has been a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino since 1998. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's University School of Law and an LL.M. degree from Brooklyn Law School.

     ANTHONY A. LOMBARDO - DIRECTOR. Mr. Lombardo had been a director of OmniCorder since August 2003, and became a member of our board of directors in January 2004. Mr. Lombardo is a member of the Executive Committee of our board of directors. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and related industries. Since April 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a market leader focused on the contrast market for gastrointestinal imaging. From 1998 to

1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. From 1996 to 1998, Mr. Lombardo was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems. He also headed divisions of Loral/Lockheed Martin Corp. from 1994 to 1996, Sony Corporation from 1990 to 1994 and Philips Medical Systems from 1979 to 1990. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

     ROBERT W. LOY - DIRECTOR. Mr. Loy had been a director of OmniCorder since June 2002, and became a member of our board of directors in January 2004. Mr. Loy has been a pharmaceutical business development consultant since April 1999 and has more than 30 years of experience in the pharmaceutical industry. In August 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in July 1996 became Roberts Pharmaceutical's Executive Vice President of Operations and Business Development, where he served through March 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

     RICHARD R. VIETOR - DIRECTOR. Mr. Vietor had been a director of OmniCorder since June 2002, and became a member of our board of directors in January 2004. Since April 2003, Mr. Vietor has been a Vice President of WebMD Corporation, a provider of services to physicians, consumers, providers and health plans to navigate the complexity of the healthcare system. From March 2002 to April 2003, Mr. Vietor was an industry consultant, specializing in providing advice on corporate strategy, financing and communications to specialty pharmaceutical and medical device companies. From April 1985 to February 2002, he was at Merrill Lynch, most recently as a Managing Director in Merrill Lynch's Healthcare Investment Banking Unit. Previously, he was First Vice President, Senior Analyst and Global Research Coordinator in Merrill Lynch's Global Securities Research Division, specializing in research coverage of the pharmaceutical industry. Mr. Vietor was named to the prestigious Institutional Investor's Analyst Poll for 12 years. He was awarded a Chartered Financial Analyst (CFA) designation in 1979. He is a director of Atrix Corporation, a specialty pharmaceutical company specializing in drug delivery. He is also a director of InfaCare Corporation, Inc., a private company specializing in developing neonatal drugs. He is a graduate of Yale University and received an M.B.A. degree from the Columbia University Graduate School of Business.

     WILLIAM J. WAGNER - DIRECTOR. Mr. Wagner became a member of our board of directors in January 2004. Mr. Wagner is a member of the Executive Committee of our board of directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

KEY EMPLOYEES

     ANNE MARIE FIELDS - VICE PRESIDENT-CORPORATE COMMUNICATIONS AND BUSINESS STRATEGY. Ms. Fields joined us in January 2004 on a full-time basis. Ms. Fields was the principal of Fields Communications Consulting, a consultant for life science and medical technology companies, from January 2001 to December 2003 and has more than 15 years of experience in corporate communications and investor relations. Ms. Fields has held senior level positions at Lippert/Heilshorn & Associates, an investor relations agency, and was Vice President, Corporate Communications for Biomatrix, Inc., a biotechnology company. She received a B.S. degree in Business Communications from the State University of New York at Oneonta.

     MIHAI D. DIMANCESCU, M.D. - VICE PRESIDENT-MEDICAL AFFAIRS. Dr. Dimancescu joined us in January 2004 on a part-time basis. Dr. Dimancescu functions as our representative to the medical and scientific community through participation in meetings and symposiums. He assists in presenting our technology, communicating our goals and understanding how our technology can be applied to further benefit clinicians, surgeons and medical researchers. Dr. Dimancescu is board certified in Neurosurgery. He worked in private medical practice from 1976 until 2003. He received a B.A. degree from Yale University, completed his internship in Medicine at the University of Toulouse, France, and performed his residency training in neurosurgery at Albert Einstein College of Medicine/Montefiore Hospital in New York and Jackson Memorial Hospital in Miami, Florida. He has held numerous professional positions including the President of the International Academy of Child Brain Development; Board of Directors, South Nassau Communities Hospital/Winthrop University Hospital System; President, Medical Board South Nassau Community Hospital; Chief, Division of Neurosurgery, Mercy Medical Center; President, New York State Neurosurgical Society; and Director, International Coma Recovery Institute. Dr. Dimancescu has received numerous awards and recognitions internationally for his research and leadership as a surgeon.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE. We have established an audit committee of the board of directors, which consists of William J. Wagner and Joseph T. Casey, each of whom is an independent director. The audit committee's duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     COMPENSATION COMMITTEE. We have established a compensation committee of the board of directors, which consists of Anthony A. Lombardo, Robert W. Loy and Jed Schutz. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer the OmniCorder 1998 Stock Option Plan, as assumed and adopted by us, and recommend and approve grants of stock options under that plan.

     NOMINATIONS AND GOVERNANCE COMMITTEE. We have established a nominations and governance committee of the board of directors, which consists of George Benedict, Hon. Joseph F. Lisa and Richard R. Vietor. The purpose of the nominations and governance committee is to select, or recommend for our entire board's selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board.

     EXECUTIVE COMMITTEE. We have established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., who chairs the committee, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee is to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

DIRECTOR COMPENSATION

     Each member of our board of directors (excluding Mr. Fauci) will receive an annual stock option grant, plus additional stock options for each board meeting and each meeting of a committee of which such director is a member attended in person. On January 11, 2004, each director was granted stock options to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years, and 30,000 shares of restricted stock with a two-year restriction. Additionally, members of the Executive Committee of our Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years and 15,000 shares of restricted stock on the same terms as the other directors. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options and 5,000 restricted shares on the same terms.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

     No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

     There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

     Except for the Mark A. Fauci matter described below in "Legal Proceedings," as of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

     We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our and OmniCorder's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                           SUMMARY COMPENSATION TABLE

                                                      Annual                  Long-term
                                                   Compensation              Compensation
                                              ------------------------------------------------
                                                                          Awards      Payouts
                                                                       -----------------------
   Name and Principal Position                                          Securities
                                                                        Underlying      LTIP        All Other
                                     Fiscal     Salary        Bonus      Options/     Payouts      Compensation
                                      Year        ($)         ($)        SARs (#)       ($)            ($)
   ------------------------------------------------------------------------------------------------------------

   Judith F. Harayda (1)              2004             -       -               -         -                -
   Former President                   2003         2,000       -               -         -            4,620
                                      2002        20,000       -               -         -            6,161

   Mark A. Fauci (2)                  2004       180,000       -               -         -                -
   Former President and Chief         2003       180,000       -         250,000         -                -
   Executive Officer                  2002       180,000       -               -         -                -

   Loring D. Andersen                 2004       124,000       -         120,000         -                -
   Senior Vice President and Chief    2003             -       -               -         -                -
   Operating Officer                  2002             -       -               -         -                -

   Peter Lloyd                        2004       110,000       -               -         -                -
   Senior Vice President -            2003             -       -               -         -                -
   International Business             2002             -       -               -         -                -

   Marek Pawloski, Ph.D.              2004       103,000       -               -         -                -
   Vice President - Product           2003        85,000       -           8,728         -                -
   Development                        2002        85,000       -          87,281         -                -
__________________

(1) Ms. Harayda joined us in 1992 and resigned as an officer on December 19, 2003. The amounts listed in "All Other Compensation" represent auto lease payments.

(2) Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $646,000 of his salary since the commencement of OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries in the balance sheet included in the accompanying financial statements. See "Legal Proceedings."

OPTIONS/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

     Before the assumption of the OmniCorder 1998 Stock Option Plan on December 19, 2003, we did not have a stock option plan or other similar plan for officers, directors and employees, and no stock options or SAR grants were granted or were outstanding at any time, except for a grant of stock options to purchase 250,000 shares of common stock to Mark A. Fauci, our director and former President and Chief Executive Officer, as described in the following section.

                             OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2004
                                                                   Percent of Total
                                                                     options/SARs
                                          Number of Securities          Granted
                                          Underlying Options/        to Employees          Exercise
       Name                                   SARs Granted          in Fiscal Year       or Base Price        Expiration
       ----                                   ------------          --------------       -------------        ----------
                                                  (#)                                       ($/Sh)
       Judith F. Harayda (1)                       -                       -                   -                  -
       Former President

       Mark A. Fauci (2)                           -                       -                   -                  -
       Former President and Chief
       Executive Officer

       Loring D. Andersen                       120,000                                      4.40
       Senior Vice President and
       Chief Operating Officer

       Peter Lloyd                               51,000                                      4.00
       Senior Vice President -
       International Business

       Marek Pawloski, Ph.D.                       -                       -                   -                  -
       Vice President - Product
       Development
______________________________

(1) Ms. Harayda resigned as an officer on December 19, 2003.
(2) Mr. Fauci ceased being an officer on December 14, 2004.


   AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2004 AND FISCAL YEAR END OPTION/SAR VALUES
                                                                    Number of Securities      Value of Unexercised In-
                                                                   Underlying Unexercised            The-Money
                                                                   Options/SARs at Fiscal      Options/SARS at Fiscal
                                 Shares Acquired      Value               Year End                    Year End
 Name                              on Exercise       Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
 ----                              -----------       --------    -------------------------   -------------------------
                                       (#)                                ($/Sh)                        ($)

 Judith F. Harayda (1)                  -               -                   -                            -
 Former President

 Mark A. Fauci (2)                      -               -                250,000                         -
 Former President and Chief
 Executive Officer

 Loring D. Andersen                     -                                120,000                         -
 Senior Vice President and
 Chief Operating Officer

 Peter Lloyd                            -                                 89,760                       10,078
 Senior Vice President -
 International Business

 Marek Pawloski, Ph.D.                  -               -                 96,009                       24,962
 Vice President - Product
 Development
_____________________

(1) Ms. Harayda resigned as an officer on December 19, 2003.
(2) Mr. Fauci ceased being an officer on December 14, 2004.

EMPLOYMENT AND CONSULTING ARRANGEMENTS

     Michael A. Davis, M.D., D.Sc. has served as the Chairman of our Executive Committee since November 2004. Under the terms of the Executive Committee's charter, Dr. Davis spends two days a week with us, and receives cash fees of $2,000 per week, or $1,000 per day, for his advisory services. Dr. Davis reports to the full Board.

     We have also engaged The Abajian Group, LLC, effective December 14, 2004, a management consulting firm, on a full-time basis to assist us in the operation of our business. The Abajian Group receives cash fees of $12,000 per month for its services, and reports to Dr. Davis. Services are provided exclusively by William Abajian.

     In December 2003, we entered into an employment agreement with Mark A. Fauci to serve as our President and Chief Executive Officer. In December 2004, Mr. Fauci's employment was terminated. See "Legal Proceedings" for more information.

     In February 2004, we entered into a one-year employment agreement with Loring D. Andersen, our Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, Mr. Loring has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the compensation committee of our board of directors, which approved it in May 2004.

STOCK OPTION PLAN

     In connection with the recapitalization transaction, our board of directors adopted and assumed the OmniCorder 1998 Stock Option Plan, which was previously adopted by OmniCorder's board of directors in April 1998. The following is a summary of the material terms of that Stock Option Plan.

     The purpose of our Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Stock options granted under the Stock Option Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We now have reserved 4,435,500 shares of common stock for issuance under the Stock Option Plan following the stockholder approval on February 26, 2004. As of January 19, 2005, stock options to purchase an aggregate of 3,565,178 shares of common stock have been granted to 20 employees and 28 non-employee directors and consultants under the Stock Option Plan, at exercise prices ranging from $.55 to $4.40 per share.

     The Stock Option Plan will be administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding the status of our existing equity compensation plans at January 19, 2005. It reflects the amendment to OmniCorder's 1998 Stock Option Plan, which was approved by our stockholders at a special meeting of stockholders held on February 26, 2004.


                                                                                          NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                                                                                          FUTURE ISSUANCE UNDER
                                     NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE          EQUITY COMPENSATION PLANS
                                     BE ISSUED UPON EXERCISE    EXERCISE PRICE OF         (EXCLUDING SECURITIES
                                     OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      REFLECTED IN THE SECOND
PLAN CATEGORY                        WARRANTS AND RIGHTS        WARRANTS AND RIGHTS       COLUMN)
-------------                        -------------------        -------------------       --------------------------

Equity Compensation plans approved           5,480,575                    $1.06                    870,322
by security holders

Equity Compensation plans not                        0                     0                             0
approved by security holders

Total                                        5,480,575                    $1.06                    870,322


                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the number of shares of our common stock beneficially owned on January 19, 2005, by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716.


                                            AMOUNT AND NATURE OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP (1)                      PERCENT OF CLASS (1)
------------------------------------------------------------------------------------------------------------------

Mark A. Fauci                                        8,789,883(2)                                 29.0%

Michael Anbar, Ph.D.                                 2,710,858(3)                                  9.0%
145 Deer Run Road
Amherst, New York 14221

Jed Schutz                                           2,865,858(4)                                  9.1%

________________

(1) Based on 30,060,889 shares of common stock outstanding on January 19, 2005. The shares issuable under warrants, stock options and other derivative securities to purchase our common stock that are currently exercisable or convertible within 60 days after January 19, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of common stock granted under the OmniCorder 1998 Stock Option Plan pursuant to Mr. Fauci's employment agreement. These stock options became effective upon the adoption by our stockholders of the OmniCorder 1998 Stock Option Plan, and the approval of an amendment to the plan, at a special meeting of the stockholders held on February 26, 2004. Upon the adoption of the 1998 Stock Option Plan and the approval of the amendment, these options became immediately exercisable.

(3)      Based on a Schedule 13D filed on January 5, 2004.

(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,026,480 shares of common stock issuable upon exercise of an outstanding warrant; (ii) 107,818 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable;
         (iii) 227,273 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock purchased in our December 2004 private placement; and (iv) 75,000 shares of common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the number of shares of our common stock beneficially owned on January 19, 2005, by each of our directors, each of our executive officers named in the Summary Compensation Table above, and all of our executive officers and directors as a group. Except as otherwise set forth below, the address of each of the persons listed below is c/o OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716.


-------------------------------------------------------------------------------------------------------------------
AMOUNT AND NAME AND ADDRESS OF BENEFICIAL
OWNER                                                NATURE OF BENEFICIAL OWNERSHIP(1)        PERCENT OF CLASS (1)
-------------------------------------------------------------------------------------------------------------------

Mark A. Fauci                                             8,789,883(2)                           29.0%
Marek Pawlowski, Ph.D.                                       72,326(3)                            *
Celia I. Schiffner                                            4,844(3)                            *
Loring D. Andersen                                           37,500(3)                            *
Michael A. Davis, M.D., D.Sc.                                50,000                               *
Jed Schutz                                                2,865,858(4)                            9.1%
George Benedict                                             873,121(5)                            2.9%
Joseph T. Casey                                           1,132,353(6)                            3.7%
Gordon A. Lenz                                              504,630(7)                            1.7%
Hon. Joseph F. Lisa                                         114,286(8)                            *
Anthony A. Lombardo                                         111,745(9)                            *
Robert W. Loy                                               231,360(10)                           *
Richard R. Vietor                                           196,603(11)                           *
William J. Wagner                                           257,947(12)                           *
All executive officers and directors as a                15,237,322                              45.8%
group (14 persons)

__________________

*    Less than 1% of outstanding shares.

(1) Based on 30,060,889 shares of common stock outstanding on January 19, 2005. The shares issuable under warrants, stock options and other derivative securities to purchase our common stock that are currently exercisable or convertible within 60 days after January 19, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of common stock granted under the OmniCorder 1998 Stock Option Plan pursuant to Mr. Fauci's employment agreement. These stock options became effective upon the adoption by our stockholders of the OmniCorder 1998 Stock Option Plan, and the approval of an amendment to the plan, at a special meeting of the stockholders held on February 26, 2004. Upon the adoption of the 1998 Stock Option Plan and the approval of the amendment, these options became immediately exercisable.

(3) Represents shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(4) Includes (i)1,026,480 shares of common stock issuable upon exercise of an outstanding warrant; (ii) 107,818 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable; (iii) 227,273 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock purchased in our December 2004 private placement; and (iv) 75,000 shares of common stock issuable upon exercise of outstanding warrants


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


     issued as part of our December 2004 private placement, at an exercise price of $1.10 per share. The shares of common stock and warrant beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Includes (i) 205,368 shares of common stock issuable upon exercise of an outstanding warrant; (ii) 102,684 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable; (iii) 90,909 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock purchased in our December 2004 private placement; and (iv) 30,000 shares of common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share.

(6) Held by The Casey Living Trust, of which Mr. Casey and his spouse are trustees. Includes (i) 72,735 shares of common stock issuable upon exercise of an outstanding warrant, which is currently exercisable; (ii) 227,273 shares of common stock issuable upon the conversion of shares of series A convertible preferred stock purchased in our December 2004 private placement; and (iii) 75,000 shares of common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share.

(7) Includes 66,745 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(8) Includes 77,013 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(9) Includes 66,745 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(10) Includes 160,442 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(11) Includes 160,442 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(12) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 112,947 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.


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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 2004, we sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of our company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock.

     On December 19, 2003, prior to the closing of the recapitalization transaction, OmniCorder Technologies Incorporated, the privately-held Delaware corporation, purchased 7,764,700 outstanding shares of our common stock from Judith F. Harayda, one of the then directors of Promos, Inc., for $180,000. On December 19, 2003, concurrently with the closing of the recapitalization transaction, we sold to Ms. Harayda our previous promotional products business for its approximate book value, which was immaterial, and received indemnities from her with respect to those historical operations.

     In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015. See "Business-Licensing Agreements." Dr. Anbar currently owns 9.7% of our outstanding shares of common stock but is not an officer or director of our company.

     Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past fiscal year. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $223,000 in 2003, and $278,000 in 2004.

     We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.


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


                                CHANGE IN CONTROL

RECAPITALIZATION TRANSACTION

     On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held Delaware corporation, in consideration for the issuance of a majority of our shares of common stock. The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrently with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock, from which we received gross proceeds of $7,820,405. The maximum gross proceeds for the private placement would have been $15,000,000.

     At the closing of the Purchase Agreement, we acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to OmniCorder. OmniCorder also previously purchased 7,764,700 outstanding shares of our common stock from one of our former directors for $180,000. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

     At the closing of the recapitalization transaction, we assumed all obligations of OmniCorder under OmniCorder's outstanding warrants to purchase shares of common stock at the respective exercise prices then in effect and upon the same terms and conditions as were contained in the OmniCorder warrants. At the time of the recapitalization transaction, OmniCorder had outstanding warrants to purchase 600,000 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as warrants to purchase 1,232,208 shares of our common stock.

     In addition, we assumed the OmniCorder 1998 Stock Option Plan and reserved shares of our common stock for stock options issued and issuable under that plan. At the time of the recapitalization transaction, OmniCorder had outstanding stock options to purchase 1,217,860 shares of common stock that were assumed by us and treated pursuant to the Purchase Agreement as stock options to purchase 2,781,899 shares of our common stock. This Stock Option Plan was amended to increase the number of stock options issuable under the plan to 4,435,500 shares, or approximately 15% of our then outstanding shares.

     Pursuant to the Purchase Agreement, at the closing of the recapitalization transaction, the membership of our board of directors was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve in the vacancies created by the increase until the next annual meeting of stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, the number of members comprising our board of directors was increased to nine members, and George Benedict, Joseph T. Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard R. Vietor were appointed to serve as directors of Promos until the next annual meeting of stockholders. In connection with the appointment of these seven directors, Judith F. Harayda and Stephan R. Levy, the sole members of our board of directors before the recapitalization transaction, resigned as directors. In addition, at the closing of the recapitalization transaction, the board of directors appointed Mr. Fauci as our President and Chief Executive Officer, Marek Pawlowski, Ph.D. as our Vice President - Product Development, and Steven W. Albanese as our Controller.

CONCURRENT PRIVATE PLACEMENT

     Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of our common stock at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. Following the


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


completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, we had 29,570,100 shares of common stock outstanding, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

MEETING OF STOCKHOLDERS

     At a special meeting of stockholders held on February 26, 2004, our stockholders approved resolutions to (1) change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and (2) ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan, and to approve an amendment to the plan increasing the number of shares of common stock available for option grants.

ACCOUNTING TREATMENT

     For accounting purposes, the above transaction was accounted for as a recapitalization of OmniCorder, the accounting acquirer, since the stockholders of OmniCorder owned a majority of the outstanding shares of our common stock immediately following the recapitalization transaction, dissolution of OmniCorder and pro rata liquidation of our shares by OmniCorder. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change in control. Further, as a result of the issuance and sale of 21,538,400 shares of our common stock to OmniCorder and the change in the majority of our directors, a change in control occurred on the closing date of the recapitalization transaction. We continued to qualify as a "small business issuer," as defined under the Securities Exchange Act of 1934, following the recapitalization transaction.


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


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 60,000,000 shares of stock, of which 50,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. Of the preferred stock, 6,000,000 shares have been designated as series A convertible preferred stock. As of January 19, 2005, there were issued and outstanding:

     o    30,060,889 shares of common stock;

     o    1,550,000 shares of series A convertible preferred stock;

     o stock options to purchase 3,565,178 shares of common stock at an average weighted per share price of $1.37; and

     o warrants to purchase 1,450,397 shares of common stock at an average per share price of $.52 and warrants to purchase 465,000 shares of common stock at $1.10 per share.

     The following summary of the material provisions of our common stock, series A convertible preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

     The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

     Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A convertible preferred stock (see below). If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

SERIES A CONVERTIBLE PREFERRED STOCK

     CONVERSION. Holders of series A convertible preferred stock will be entitled at any time to convert their shares of series A convertible preferred stock into common stock without any further payment therefor. The series A convertible preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the conversion price of the series A convertible preferred stock. Each share of series A preferred stock is convertible into .91 of a share of common stock, determined at a conversion price of $1.10 per share.


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


     ANTI-DILUTION PROVISIONS. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A convertible preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of these shares of series A convertible preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." In addition, if the price at which the series A convertible preferred stock in this offering is less than $1.00 per share, then the conversion price for all shares of series A convertible preferred stock issued in our December 2004 private placement will be reduced to such lower price. The conversion price of all the shares of series A convertible preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A convertible preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision.

     LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A convertible preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A convertible preferred stock, plus any accrued but unpaid dividends.

     Without the consent of holders of at least 50% of the then outstanding shares of series A convertible preferred stock, we may not create, authorize or issue any other series of preferred stock which rank senior to or pari passu with the series A convertible preferred stock.

     DIVIDENDS. Holders of series A convertible preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per annum of the issue price of any outstanding share of series A convertible preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A convertible preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series A convertible preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A convertible preferred stock with respect to such year in the amount described above. If dividends on the series A convertible preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A convertible preferred stock will not bear interest.

     Shares of series A convertible preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A convertible preferred stock issued as dividends is then convertible.

     VOTING RIGHTS. Holders of series A convertible preferred stock will have the right to one vote for each share of common stock into which the series A convertible preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

     REDEMPTION. The series A convertible preferred stock may not be redeemed by us at any time.


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


     RESTRICTIONS ON TRANSFER. The offer and sale of the shares of series A convertible preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A convertible preferred stock issued in our December 2004 private placement or underlying the subscription rights offered in this offering nor the shares of common stock underlying the series A convertible preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

DECEMBER 2004 PRIVATE PLACEMENT WARRANTS

     As part of the closing of our December 2004 private placement of series A convertible preferred stock, we issued five-year investor warrants to purchase a total of 465,000 shares of common stock. These investor warrants are exercisable in whole or in part until December 14, 2009 and have an exercise price per share equal to the conversion price of the series A convertible preferred stock, subject to adjustment in the event of certain dilutive or accretive events, such as stock splits, stock combinations or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind. In addition, if the price at which the series A convertible preferred stock is to be offered in this subscription rights offering is less than $1.00 per share, the exercise price of the warrants will be reduced to such lower price.

OTHER WARRANTS

     Generally, each warrant entitles the holder of the warrant to purchase a number of shares of our common stock at the exercise price per share from the date of issuance until it expires in accordance with its terms.

     Redemption. The warrants may not be redeemed by us.

     Transfer, Exchange and Exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices with the form of "Subscription Form" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to our order) of the full exercise price for the number of shares being exercised under the warrant.

     Adjustments. The warrants contain provisions that protect the holders of the warrants against dilution by adjustment of the purchase price in specified events, such as stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other unusual events. The holder of a warrant will not possess any rights as a stockholder unless and until the holder exercises the warrant.

     Voting Rights. The warrants do not confer upon holders any voting or any other rights as a stockholder.

ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

     Certificate of Incorporation and By-laws. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

     o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
     o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
     o effecting an acquisition that might complicate or preclude the takeover.


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


     Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

     Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

     o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

     o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

     o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

     Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

     Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

     o    conducted himself or herself in good faith;
     o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
     o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. and its address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

     Our common stock is quoted on the OTC Bulletin Board under the symbol "OMCT.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.


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                         SHARES ELIGIBLE FOR FUTURE SALE

     As of January 19, 2005, we had outstanding an aggregate of 30,060,889 shares of our common stock, assuming no exercises of outstanding warrants and stock options and no conversion of series A convertible preferred stock outstanding. Prior to this offering, there has been no active public market for our common stock, and no public market for our subscription rights and series A convertible preferred stock. Future sales of substantial amounts of subscription rights, series A convertible preferred stock, common stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of such securities.

     Upon the completion of this offering and assuming all subscription rights are exercised, and that the 1,550,000 shares of our series A convertible preferred stock issued in December 2004 are converted into 1,409,091 shares of common stock, we will have 34,651,798 shares of common stock outstanding. We will also have 1,915,397 shares of registered common stock reserved for issuance upon exercise of warrants. A total of 218,189 warrants are exercisable at any time at $1.50 per share and expire two years from the effective date of this registration statement or December 19, 2006, whichever is earlier.

     Shares of our common stock sold in this offering and shares of common stock issuable pursuant to warrants will be freely tradable without restriction or further registration under the Securities Act, except for any such shares which may be held or acquired by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. Shares acquired by our affiliates in this offering will be subject to the volume limitations, but not the holding period, and certain other restrictions of Rule 144 described below.

PUBLIC FLOAT

     As of January 14, 2005, the public float for our common stock consisted of 30,060,889 shares. These shares are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. 12,932,495 shares held by our directors and executive officers are subject to lockup restrictions, precluding the sale of those shares until March 17, 2005.

RULE 144

     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of our common stock then outstanding, which will equal 300,601 shares as of January 19, 2005, or

     o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

     Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

     As of January 19, 2005, no shares of our common stock are eligible for sale under Rule 144. On December 19, 2004, all of our shares of common stock outstanding, excluding shares currently included in our public float, became available for sale under Rule 144. However, if and to the extent that our company was a "blank check" company prior to the recapitalization transaction within the meaning of Rule 419 of the Securities Act of 1933, Rule 144 will not be available for the resale of shares held by Judith F. Harayda and Stephan R. Levy (and any other promoters or affiliates of our company prior to the recapitalization transaction) and/or their transferees.


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


RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold upon the closing of this offering. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. As of January 19, 2005, no shares of our common stock are eligible for transactions under Rule 144(k).

STOCK OPTION PLAN

     As of January 19, 2005, stock options to purchase 3,565,178 shares of common stock were outstanding under our stock option plan. After this offering, we may determine to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our stock option plan. Based on the number of options outstanding and shares reserved for issuance under our stock option plan, the Form S-8 registration statement would cover 4,332,011 shares. The Form S-8 registration statement will become effective immediately upon filing. At that point, subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our stock option plan will be available for immediate resale in the public market.


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                        THE SUBSCRIPTION RIGHTS OFFERING

GENERAL

     As soon as practicable after the date of this prospectus, each holder of our common stock on the January 19, 2005 record date will receive, at no charge, one transferable subscription right for every approximately eight shares of our common stock owned by such holder as of such date. The number of subscription rights a record holder is entitled to receive will be rounded down to the next whole number. The subscription rights will be evidenced by subscription rights certificates. Subscription rights holders may purchase one share of series A convertible preferred stock for each subscription right held for the subscription price of $1.00 per share for a period of 30 days from the date of this prospectus. The series A convertible preferred stock is convertible into shares of common stock at a conversion price of $1.10 per share. There will be no adjustment to the subscription rights upon any dividends on or changes in the outstanding shares of common stock. Subscriptions, once exercised, are irrevocable.

REASONS FOR THE SUBSCRIPTION RIGHTS OFFERING

     During the summer and early fall of 2004, our board conducted reviews of our financial condition and prospects to determine the basis on which to pursue a next financing. Following the effectiveness of our last registration statement on September 17, 2004, the price of our common stock declined from around $3.00 per share to around $.60 per share by mid October 2004. While alternatives involving sales of common stock through PIPE (private investment in public entity) financings at a discount to market prices to parties currently then not shareholders were potentially available, our board did not feel comfortable offering common stock in that manner because of the potential dilution that would accrue to existing shareholders. To be fair to all shareholders, our board determined that financing reflecting these common stock price levels should be first offered to our existing shareholders. The board further determined that obtaining a portion of the total financing contemplated in a timeframe sooner than that needed for a registered rights offering would have benefits for us and would be in the best interests of all shareholders. Our board then authorized and completed the $1.55 million private placement financing in December 2004 and immediately proceeded to implement this rights offering.

EXPIRATION OF THE RIGHTS OFFERING

     You may exercise your subscription privilege at any time before 5:00 p.m., Eastern Standard Time, on March __, 2005, the expiration time for the rights offering. If you do not exercise your subscription rights before the expiration time, your unexercised subscription rights will be null and void. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. We may extend the expiration date by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Standard Time, on the next business day after the most recently announced expiration date, provided the expiration date will in no event be later than ___________, 2005.

UNEXERCISED SUBSCRIPTION RIGHTS

     Subscription rights which are not exercised by the expiration date of the rights offering will be distributed to stockholders who (i) exercise their subscription rights and who, in connection with such exercise, commit to purchase additional shares of series A convertible preferred stock in connection with any under-subscription of this rights offering, and (ii) purchased from us shares of series A convertible preferred stock and common stock purchase warrants in our December 2004 private placement. Stockholders who participated in our December 2004 private placement are not permitted to initially receive subscription rights under the terms of the December 2004 private placement, and have the right, but not the obligation, to purchase a pro rata portion of the remaining shares of series A convertible preferred stock not purchased in this rights offering. Any unexercised subscription rights will be offered to third parties or otherwise cancelled.


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


EXERCISING YOUR SUBSCRIPTION RIGHTS

     You may exercise your subscription rights by delivering the following to the subscription agent before the expiration time:

     o your properly completed and executed subscription rights certificate evidencing the exercised subscription rights with any required signature guarantees or other supplemental documentation, and

     o your payment in full of the subscription price for each unit subscribed for pursuant to the subscription privilege.

PAYMENT OF SUBSCRIPTION PRICE

     Your cash payment of the subscription price for subscription rights must be made in U.S. funds by either personal check or certified check drawn on a U.S. bank, or postal, telegraphic or express money order payable to Corporate Stock Transfer, Inc. Your cash payment of the subscription price for subscription rights will be deemed to have been received by the subscription agent only when the subscription agent receives your personal check or certified check or postal, telegraphic or express money order.

     Stockholders holding shares through a nominee, broker or dealer should make their payments according to the method selected with their nominee, broker or dealer.

     The subscription agent will hold your payment of the subscription price in a segregated account until we issue to you your shares of common stock and warrants or return your overpayment, if any. We will retain any interest earned on any cash funds held by the subscription agent in connection with the subscription rights offering prior to the consummation of the subscription rights offering or the return of such funds, if required, pursuant to this prospectus. No securities will be issued until the subscription period ends.

CALCULATION OF SUBSCRIPTION RIGHTS EXERCISED

     If you do not indicate the number of shares of series A convertible preferred stock being purchased for subscription rights you receive, or do not forward full payment of the aggregate subscription price for the number of rights that you indicate are being purchased, then you will be deemed to have exercised the subscription privilege with respect to the maximum number of rights that may be purchased for the aggregate subscription price payment received by the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, the subscription agent will return to you by mail, or as otherwise instructed by us, the excess amount without interest or deduction as soon as practicable.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION RIGHTS CERTIFICATES

     You should read and follow the instructions accompanying the subscription rights certificate carefully. If you want to exercise your subscription rights, you must send your completed subscription rights certificate, any necessary accompanying documents and payment of the subscription price to the subscription agent. Do not send your subscription rights certificate(s) and subscription price payment to us.

     You are responsible for the method of delivery of your subscription rights certificate, any necessary accompanying documents and payment of the subscription price to the subscription agent. If you send your subscription rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier's check, money order or wire transfer of funds.


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


SIGNATURE GUARANTEE MAY BE REQUIRED

     If your subscription rights certificate is registered in your name or you are an eligible institution, your signature on the subscription rights certificate will not require a guarantee. If your subscription rights certificate is not registered in your name or you are not an eligible institution, your signature on the subscription rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent.

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

     You should deliver your subscription rights certificate and payment for the shares of series A convertible preferred stock subscribed for, as well as any other required documentation to the subscription agent, Corporate Stock Transfer, Inc., as follows:

                          OmniCorder Technologies, Inc.
                       c/o Corporate Stock Transfer, Inc.
                       Attention: Carylyn Bell, President
                    3200 Cherry Creek South Drive, Suite 240
                             Denver, Colorado 80209

RECEIPT OF PAYMENT

     Your payment will be considered received by the subscription agent only upon:

     o    clearance of any uncertified check;

     o receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

     o receipt of collected funds in the subscription account designated above.

DETERMINATIONS REGARDING THE EXERCISE OF SUBSCRIPTION RIGHTS

     We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of subscription rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your subscription rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

     We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the subscription rights offering or in proper form. Neither we, nor the subscription agent, will have any duty to notify you of a defect or irregularity in your exercise of the subscription rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of subscription rights if our issuance of shares of common stock and warrants pursuant to your exercise could be deemed unlawful or materially burdensome. See "Regulatory Limitation" and "Compliance with Regulations Pertaining to the Subscription Rights Offering" below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent on or before the time your subscription rights expire, you may exercise your subscription rights by the following guaranteed delivery procedures:


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


     o deliver to the subscription agent on or prior to the expiration time your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth under "Payment of Subscription Price" on page 70;

     o deliver to the subscription agent at or prior to the expiration time the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions as to Use of OmniCorder Subscription Rights Certificates" distributed with your rights certificates; and

     o deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

     Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of OmniCorder Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

     In your Notice of Guaranteed Delivery, you must state:

          o    your name and address;

          o the certificate number of the subscription rights certificate relating to the subscription rights you are exercising;

          o the number of subscription rights represented by your subscription rights certificates and the number of shares of our series A convertible preferred stock you are subscribing for; and

          o the institution's guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

     You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificates at the address set forth above under "Delivery of Subscription Materials and Payment" on page 71. An eligible institution may alternatively transmit its Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Facsimile No.:
(303) 282-5800) . To confirm facsimile deliveries, eligible institutions may call (303) 282-4800.

     Corporate Stock Transfer, Inc., the subscription agent, will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Stockholders and banks and brokerage firms may call (303) 282-4800 to request any copies of the form of Notice of Guaranteed Delivery.

CLEARANCE OF UNCERTIFIED CHECKS

     If you are paying by uncertified personal check, please note that uncertified checks may take five business days or more to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to invest in our series A convertible preferred stock should you decide to exercise your subscription rights.


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


NOTICE TO NOMINEES


     If you are a broker, a dealer, a trustee or a depositary for securities who holds shares of our common stock for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the subscription rights as soon as possible to find out the beneficial owners' intentions. You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. A nominee holder that holds shares of common stock for the account(s) of more than one beneficial owner may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of common stock on the record date, so long as the nominee submits the appropriate subscription rights certificates and certifications and proper payment to the subscription agent.

     If you hold shares of common stock as a nominee holder for beneficial owners whose address is outside the United States, see "Non-Canadian foreign stockholders."

BENEFICIAL OWNERS

     If you are a beneficial owner of shares of our common stock or subscription rights that you hold through a nominee holder, your broker, dealer or other nominee will notify you of this subscription rights offering as set forth above under "Notice to Nominees." If you wish to exercise your subscription rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, dealer or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, dealer or other nominee with the other subscription materials.

     If you live outside the United States and Canada, see "Non-Canadian foreign stockholders."

NO REVOCATION OF EXERCISED SUBSCRIPTION RIGHTS

     Once you have exercised your subscription privilege, you may not revoke your exercise, even if we extend the expiration time.

METHOD OF TRANSFERRING RIGHTS

     The rights evidenced by a single subscription rights certificate may be transferred in whole by endorsing the subscription rights certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription rights certificate may be transferred by delivering to the subscription agent a subscription rights certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred rights). In such event, a new subscription rights certificate evidencing the balance of the rights will be issued to the rights holder or, if the rights holder so instructs, to one or more additional transferees. To transfer rights to any person, signatures on the subscription certificate must be guaranteed by an eligible institution, as described below.

     Holders wishing to transfer all or a portion of their rights should allow a sufficient amount of time prior to the expiration date for the transfer instructions to be received and processed by the subscription agent, a new subscription rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights and to the transferor with respect to retained rights, if any, and the rights evidenced by such new subscription rights certificates to be exercised or sold by the recipients thereof. Neither we nor the subscription agent will have any liability to a transferee or transferor of rights if subscription rights certificates are not received in time for exercise or sale prior to the expiration date.


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


SUBSCRIPTION AGENT

     We have appointed Corporate Stock Transfer, Inc. as subscription agent for the subscription rights offering. We will pay its fees and expenses related to the subscription rights offering and have agreed to indemnify it from liabilities it may incur in connection with the subscription rights offering.

NO RECOMMENDATIONS TO STOCKHOLDERS

     Neither we nor our board of directors has made any recommendation as to whether you should exercise your subscription rights. You should decide whether to subscribe for shares of our series A convertible preferred stock, sell your right to subscribe to the units or simply take no action with respect to your subscription rights, based upon your own assessment of your best interests.

TERMINATION OF THE RIGHTS OFFERING

     We may elect to terminate this rights offering at any time prior to consummation of the offering. We do not have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments we received from you. The subscription agent estimates it will take approximately two business days following termination of the rights offering and clearance of subscription payments in the subscription agent's account (which may take up to 10 business days) to return the subscription payments.

PROCEDURES FOR DTC PARTICIPANTS

     We expect that your exercise of your subscription rights may be made through the facilities of The Depository Trust Company. If your subscription rights are held of record through DTC, you may exercise your subscription right by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our series A convertible preferred stock you are subscribing for, and your subscription price payment for each share you subscribed for.

     No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of the rights offering.

EXPIRATION TIME, EXTENSIONS AND TERMINATION

     We may extend the rights offering and the period for exercising your rights. The rights will expire at 5:00 p.m., Eastern Standard Time, on March __, 2005, the expected expiration time of the rights offering. We may decide to extend the expiration date but the expiration date will not be later than ___________, 2005. If the commencement of the rights offering is delayed, the expiration date will be similarly extended. If you do not exercise your subscription rights prior to that time, your subscription rights will be null and void. We will not be required to issue shares of our series A convertible preferred stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above. We may terminate the rights offering at any time prior to the issuance of the shares of our series A convertible preferred stock in our sole discretion, in which event we will return your subscription payment, without interest.

NON-CANADIAN FOREIGN STOCKHOLDERS

     Other than to Canadian shareholders, subscription rights certificates will not be mailed to stockholders whose addresses are outside the United States because their exercise of subscription rights may be prohibited by the laws of the country in which they live. Instead, we will have the subscription agent hold the Subscription Rights Certificates for those holders' accounts. To exercise their subscription rights, non-Canadian foreign holders must notify the subscription agent before 11:00 a.m., Eastern Standard Time on March __, 2005, five business days prior to the expiration time and must establish to our satisfaction that such exercise is permitted under applicable law. If a non-Canadian foreign holder does not establish to our satisfaction that such exercise is permitted under applicable law, and notify, and provide acceptable instructions to the subscription agent, we will not accept such subscription. If you live outside of the United States and Canada, you should consult with your legal advisor about the particular laws of the country in which you live.

     If you hold shares of our common stock through a broker, a dealer, a trustee or a depository within the United States as a nominee holder and you are outside the United States, neither you nor your nominee may attempt to exercise any subscription rights unless you have provided evidence satisfactory to us, such as a legal opinion from local counsel, that it is not unlawful for you to receive and exercise subscription rights without any requirement being imposed on us to be registered or licensed.

REGULATORY LIMITATION

     We will not be required to issue to you shares of our series A convertible preferred stock pursuant to the subscription rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the expiration time, you have not obtained such clearance or approval.

ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

     Unless we earlier terminate the subscription rights offering, the subscription agent will issue the shares of our series A convertible preferred stock purchased in the subscription rights offering as soon as practicable. Each subscribing holder's new shares will be issued in the same form, certificated or book-entry, as the shares of our common stock held by that holder.

     Your payment of the aggregate subscription price for the shares will be retained by the subscription agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your shares of series A convertible preferred stock. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no subscription rights as a stockholder of our company with respect to the subscribed for shares of our series A convertible preferred stock until the certificates representing such shares are issued to you or the shares are deposited in the book-entry account held on your behalf. Upon our issuance of the certificates or the deposit of the shares in the applicable book-entry account, you will be deemed the owner of the shares you purchased by exercise of your subscription rights. Unless otherwise instructed in the Subscription Rights Certificates, the shares issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable. Once the subscription rights offering period terminates we will issue the common stock underlying the exercised subscription rights.

TRADING AND LISTING OF THE SERIES A CONVERTIBLE PREFERRED STOCK

     The shares of series A convertible preferred stock will not be listed on any securities exchange, any Nasdaq market or included in any automated quotation system. We know of no party that currently intends to make a market in the series A convertible preferred stock. An active trading market for the series A convertible preferred stock may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your shares of series A convertible preferred stock or unable to sell your shares at a price that is satisfactory to you.

SHARES OUTSTANDING

     We have 30,060,889 shares of common stock and 1,550,000 shares of series A convertible preferred stock issued and outstanding on the date of this prospectus. We will distribute subscription rights to purchase an aggregate of 3,500,000 shares of our series A convertible preferred stock. Assuming that all subscription rights are exercised, we will have 5,050,000 shares of series A convertible preferred stock outstanding and 30,060,889 shares of common stock issued and outstanding at the expiration of exercise period, excluding shares issuable upon the exercise of stock options and warrants and the conversion of the series A convertible preferred stock.


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


COMPLIANCE WITH REGULATIONS PERTAINING TO THE SUBSCRIPTION RIGHTS OFFERING

     We are not making the subscription rights offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase the subscription rights or shares of our series A convertible preferred stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the subscription rights would be unlawful. We may delay the commencement of the subscription rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the subscription rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the subscription rights offering. We do not expect that there will be any changes in the terms of the subscription rights offering.

                       MATERIAL INCOME TAX CONSIDERATIONS

     The following general discussion summarizes the important U.S. Federal income tax consequences to our stockholders relating to this subscription rights offering. This discussion is a summary and is based upon the tax law, regulations and interpretations in effect on the date of this prospectus. Each of our stockholders should be aware that tax law, regulations and interpretations are subject to change and that any change could be applied retroactively. This summary does not discuss all aspects of income taxation that may be relevant to particular stockholders in light of their personal investment circumstances or to certain types of stockholders subject to special treatment under the income tax laws (for example, global banks, insurance companies, tax-exempt entities and foreign taxpayers). This discussion is limited to those of our stockholders who have held their common stock as a capital asset.

     This summary also does not discuss any aspects of state, local or foreign tax laws.

     We will not obtain an opinion from legal counsel concerning the tax consequences of the subscription rights offering. We will not seek a ruling from the tax authorities with respect to the subscription rights offering. The U.S. tax authorities could take positions concerning the tax consequences of the subscription rights offering that are different from those described in this discussion, and, if litigated, a court could sustain any such positions.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES ASSOCIATED WITH THE SUBSCRIPTION RIGHTS OFFERING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AS WELL AS CHANGES IN APPLICABLE TAX LAWS.

U.S. TAXATION

     Basis and Holding Period of Subscription Rights

     If the fair market value of the subscription rights distributed to a U.S. holder are less than 15% of the fair market value of such U.S. holder's shares of our common stock with respect to which such subscription rights were distributed, such U.S. holder's basis in the subscription rights distributed generally will be zero. A U.S. holder may elect, however, to allocate its basis in our common stock between such common stock and the subscription rights received in proportion to the fair market value of such common stock and such subscription rights. This election may be made pursuant to Section 307 of the Code and the Treasury Regulations thereunder and will be irrevocable once made.

     If the fair market value of the subscription rights distributed to a U.S. holder is 15% or more of the fair market value of such U.S. holder's shares of common stock with respect to which such subscription rights were distributed, such U.S. holder will be required to allocate its basis between such common stock and such subscription rights in proportion to their relative fair market values.

     In either case, a U.S. holder's holding period for the subscription rights distributed to such U.S. holder will include the holding period of such U.S. holder's shares of common stock with respect to which such subscription rights were distributed.


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


EXERCISE OR SALE OF SUBSCRIPTION RIGHTS; BASIS AND HOLDING PERIOD OF ACQUIRED SHARES; SALE, EXCHANGE OR OTHER DISPOSITION OF ACQUIRED SHARES

     A U.S. holder will not recognize gain or loss upon the exercise of the subscription rights. A U.S. holder's basis in our [series A convertible preferred stock and] common stock acquired through exercise of the subscription rights generally will equal the sum of (i) the subscription price paid by such U.S. holder to acquire such [series A convertible preferred stock and] common stock and (ii) such U.S. holder's basis in the subscription rights exercised. A U.S. holder's holding period in shares of our [series A convertible preferred stock and] common stock acquired will begin on the day such U.S. holder exercises the subscription rights.

     Upon the sale, exchange or other disposition of our subscription rights or series A convertible preferred stock acquired upon the exercise of subscription rights, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and such U.S. holder's basis in such securities. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if a U.S. holder's holding period exceeds one year at the time of the sale, exchange or other disposition. Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

EXPIRATION OF SUBSCRIPTION RIGHTS

     If a U.S. holder receives subscription rights pursuant to the subscription rights offering and allows the subscription rights to expire unexercised, then such U.S. holder will not be permitted to recognize a taxable loss. In addition, such U.S. holder's basis in its shares of our common stock will not be affected by this subscription rights offering and a decision to allow subscription rights to expire.

TERMINATION OF SUBSCRIPTION RIGHTS OFFERING

     If a U.S. holder receives subscription rights pursuant to the subscription rights offering and retains such subscription rights, then, if the subscription rights offering is subsequently terminated: (i) such U.S. holder will not recognize income, gain or loss as a result of the distribution, ownership or termination of the subscription rights; and (ii) such U.S. holder's basis in its shares of our common stock with respect to which the subscription rights were distributed will not be affected by the subscription rights offering.

BACKUP WITHHOLDING

     A U.S. holder that sells, exchanges or otherwise disposes of shares of our common stock acquired upon the exercise of subscription rights may be subject to backup withholding on the proceeds received at a rate of 28%, unless such U.S. holder:

     o is a corporation or other exempt recipient and, when required, establishes this exemption; or

     o provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will generally be creditable against the United States federal income tax liability of a U.S. holder if appropriate information is provided to the IRS. If a U.S. holder does not provide the appropriate party with the correct taxpayer identification number or any other proper document or certification required by the IRS (generally a Form W-9 in the case of a U.S. holder), such U.S. holder may be subject to penalties imposed by the IRS.

                              PLAN OF DISTRIBUTION

     The subscription rights offering will commence on February __, 2005, and will expire at 5:00 p.m., Eastern Standard Time, 30 days thereafter. We are making this subscription rights offering directly to holders of our common stock held at the close of business on the record date, which is January 19, 2005. The subscription rights are transferable commencing on the date of this prospectus.

     We will pay Corporate Stock Transfer, Inc., the subscription agent with respect to the subscription rights, a fee of approximately $___ for their services in connection with this subscription rights offering (which includes the subscription agent's fees associated with the exercise of subscription rights). We have also agreed to reimburse the subscription agent its reasonable expenses and indemnify them from liabilities they may incur in connection with the subscription rights offering.

     We estimate that our total expenses in connection with the subscription rights offering, including registration, legal and accounting fees will be approximately $80,000.

     We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights. Except as described in this section, we are not paying any other commissions, fees or discounts in connection with the subscription rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for such services other than their normal employment compensation.

     Payment for the units issuable upon exercise of the subscription rights will be considered received when the subscription has been accepted by us.

                       DETERMINATION OF SUBSCRIPTION PRICE

     In December 2004, we sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. The series A convertible preferred stock we issued on December 14, 2004 is convertible into shares of our common stock upon the same terms as the shares of series A convertible preferred stock that are issuable upon the exercise of the subscription rights being offered in this prospectus. We priced the subscription rights at $1.00 per right, the same price as we offered the series A convertible preferred stock offered in the December 2004 private placement. The price was determined by our board of directors based on a 30-day volume weighted average price of our common stock on the OTC Bulletin Board for the 30 days prior to the closing of our December 2004 private placement.

     We cannot assure you that an active or orderly trading market will develop for our subscription rights, or that our subscription rights and component series A convertible preferred stock and underlying common stock will trade in the public markets subsequent to the offering at or above the initial subscription rights price.

                                  LEGAL MATTERS

     The validity of the securities offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. Hon. Joseph F. Lisa, counsel to that law firm, is a member of our board of directors and beneficially owns 67,172 shares of our common stock. The statements in the third paragraph under "Legal Proceedings" are based upon the opinion of Greenberg Traurig, LLP, as our counsel in that action.

                                     EXPERTS

     The financial statements of OmniCorder Technologies, Inc. as of December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003 and 2002 and for the period from February 7, 1997 (Inception) to December 31, 2003, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 19, 2003, we dismissed Janet Loss, C.P.A., P.C., as our independent accountant. Janet Loss had been previously engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Janet Loss was that we had recently acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our outstanding common stock to OmniCorder. The historical business of OmniCorder is now our sole business and the current independent accountant of OmniCorder is the firm of Marcum & Kliegman LLP. We believed that it was in our best interests to have Marcum & Kliegman continue to work with the OmniCorder business, and we therefore retained Marcum & Kliegman as our new independent registered public accounting firm on December 19, 2003.

     Janet Loss's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors.

     During our two most recent fiscal years, and the subsequent interim periods, prior to December 19, 2003, there were no disagreements with Janet Loss on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Janet Loss would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

                          OMNICORDER TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)


INDEX TO FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------------------------------

                                                                                                               Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                         F-2

ANNUAL FINANCIAL STATEMENTS

         Balance Sheet - December 31, 2003 and 2002                                                           F-3-4

         Statements of Operations - For the Years Ended December 31, 2003 and
                  2002, and For the Period From February 7, 1997 (Inception)
                  to December 31, 2003                                                                          F-5

         Statement of Stockholders' Equity (Deficiency) - For the Years Ended
                  December 31, 2003 and 2002, and For the Period From February
                  7, 1997 (Inception) to December 31, 2003                                                    F-6-7

         Statements of Cash Flows - For the Years Ended December 31, 2003 and
                  2002, and For the Period From February 7, 1997 (Inception)
                  to December 31, 2003                                                                          F-8

NOTES TO ANNUAL FINANCIAL STATEMENTS                                                                         F-9-23

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

         Condensed Balance Sheet - September 30, 2004 and December 31, 2003                                 F-24-25

         Condensed Statement of Stockholders' Equity - For the Nine Months and
                  Quarters Ended September 30, 2004 and 2003, and For the
                  Period From February 7, 1997 (Inception) to September 30,
                  2004                                                                                         F-26

         Condensed Statements of Operations - For the Period From January 1,
                  2004 through September 30, 2004                                                              F-27

         Condensed Statements of Cash Flows - For the Nine Months and Quarters
                  Ended September 30, 2004 and 2003, and For the Period From
                  February 7, 1997 (Inception) to September 30, 2004                                        F-28-29

NOTES TO QUARTERLY FINANCIAL STATEMENTS                                                                     F-30-40

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders
OmniCorder Technologies, Inc.

We have audited the accompanying balance sheets of OmniCorder Technologies, Inc. (the "Company") (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002, and for the period from February 7, 1997 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniCorder Technologies, Inc. (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, and for the period from February 7, 1997 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman, LLP

New York, New York
March 31, 2004

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                   December 31, 2003        December  31, 2002
                                   ------------------------ --------------------

CURRENT ASSETS
     Cash and cash equivalents            $6,816,254                $145,282
     Prepaid expenses                        198,162                  71,841
                                         -----------                --------
         Total Current Assets              7,014,416                 217,123
     Property and equipment, net             271,241                 364,229
     Security deposits                         3,538                   3,453
                                         -----------                --------
     TOTAL ASSETS                         $7,289,195                $584,805
                                         ===========                ========

The accompanying notes are an integral part of these financial statements.

                                                                                      OMNICORDER TECHNOLOGIES, INC.
                                                                                   (A Development Stage Enterprise)

                                                                                                     BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

                                                                                       December 31,       December 31,
                                                                                            2003             2002
                                                                                        ------------       -----------
CURRENT LIABILITIES
     Notes payable                                                                        $239,952         $165,675
     Accounts payable and accrued expenses                                                 515,465          583,725
     Deferred officers salaries                                                            979,632          884,113
                                                                                        ------------       ---------
             Total Current Liabilities                                                    1,735,049        1,633,513
                                                                                        ------------       ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
     Preferred stock, $.01 par value, 10,000,000 shares
         authorized; no shares issued and outstanding                                        --               --
     Common stock, $001 par value; 50,000,000 shares
         authorized; 29,570,100 and 19,632,456 shares
         issued and outstanding, respectively                                              29,570           19,632
     Additional paid-in capital                                                          15,844,396        6,890,631
     Deficit accumulated during the development stage                                   (10,319,820)      (7,943,901)
     Subscription receivable                                                                 --            (15,070)
                                                                                        ------------       ---------
                   TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                5,554,146       (1,048,708)
                                                                                        ------------       ---------
                   TOTAL LIABILITIES AND
                      STOCKHOLDERS' EQUITY (DEFICIENCY)                                  $7,289,195        $584,805
                                                                                        ============       =========

    The accompanying notes are an integral part of these financial statements


                                                                                      OMNICORDER TECHNOLOGIES, INC.
                                                                                   (A Development Stage Enterprise)

                                                                                           STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------
                                                                                                       Cumulative
                                                                                                     For the Period
                                                                                                    From February 7
                                                                                                    1997 (inception)
                                                                        For the Years Ended             through
                                                                           December 31,               December 31,
                                                                  -------------------------------------------------
                                                                       2003            2002              2003
                                                                  ---------------- --------------- ----------------
OPERATING EXPENSES
     Research and development                                       $1,704,642       $1,102,932        $5,301,308
     General and administrative                                       630,642         382,792          2,956,970
     Related party legal expense                                        --               --             544,881
     Write-off of public offering costs                                 --               --             501,992
                                                                  ---------------- --------------- ----------------
             TOTAL OPERATING EXPENSES                                2,335,284       1,485,724         9,305,151
                                                                  ---------------- --------------- ----------------
              OPERATING LOSS                                        (2,335,284)     (1,485,724)       (9,305,151)
     Interest and other expenses, net                                   40,635           26,273          1,014,669
                                                                  ---------------- --------------- ----------------
              NET LOSS                                             $(2,375,919)     $(1,511,997)     $(10,319,820)
                                                                  ================ =============== ================
     Basic and diluted net loss per share                             $(0.11)         $(0.08)
                                                                  ================ ===============
     Weighted average number of shares outstanding                  21,645,945       19,272,725
                                                                  ================ ===============

    The accompanying notes are an integral part of these financial statements

                                                                  OMNICORDER TECHNOLOGIES, INC.
                                                               (A Development Stage Enterprise)

                                                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     For the period from February 7, 1997 (inception) through December 31, 2003
------------------------------------------------------------------------------------------------



                                                        Common Stock           Additional
                                                     Shares       Amount     Paid-in Capital
                                                  ------------- ----------- ------------------
Issuance of common stock to founders               10,301,259    $10,301             $6,419
Sale of common stock at $.55 per share,
    net of expenses of $35,164                        361,437        361            164,469
Issuance of common stock warrants to
    related party for legal services                       --         --             75,000
Sale of common stock warrants to
    related party                                          --         --             40,000
       Net loss                                            --         --                 --
                                                  -----------    -------         ----------
Balance at December 31, 1997                       10,662,696     10,662            285,888
                                                  -----------    -------         ----------
Issuance of common stock to founders                2,710,858      2,711              1,689
Sale of common stock at $.55 per share,
    net of expenses of $62,900                        885,539        886            426,209
Issuance of common stock for research
    and development                                   271,086        271            149,729
Issuance of common stock warrants to
    related party for legal services                       --         --             20,000
Cash received from sale of common stock warrant            --         --                 --
Issuance of common stock warrants in connection
    with sale of bridge notes                              --         --            329,625
       Net loss                                        --             --                 --
                                                  -----------    -------         ----------
Balance at December 31, 1998                       14,530,179     14,530          1,213,140
                                                  -----------    -------         ----------
Conversion of bridge notes into common stock        1,433,015      1,433            789,192
Issuance of common stock for research and
    development                                       135,543        136             74,864
Sale of common stock at $1.14 per share               945,282        945          1,073,055
       Net loss                                            --         --                 --
                                                  -----------    -------         ----------
Balance at December 31, 1999                       17,044,019    $17,044         $3,150,251
                                                  -----------    -------         ----------



                                                      Deficit
                                                    Accumulated
                                                     During the        Stock
                                                    Development     Subscription
                                                       Stage         Receivable        Total
                                                   --------------- --------------- --------------
Issuance of common stock to founders               $          --        $(15,070)       $1,650
Sale of common stock at $.55 per share,
    net of expenses of $35,164                             --                 --       164,830
Issuance of common stock warrants to
    related party for legal services                       --                 --        75,000
Sale of common stock warrants to
    related party                                          --            (30,000)       10,000
       Net loss                                      (168,516)                --      (168,516)
                                                  -----------          ---------     ----------
Balance at December 31, 1997                         (168,516)           (45,070)       82,964
                                                  -----------          ---------     ----------
Issuance of common stock to founders                       --                 --         4,400
Sale of common stock at $.55 per share,
    net of expenses of $62,900                             --                 --       427,095
Issuance of common stock for research
    and development                                        --                 --       150,000
Issuance of common stock warrants to
    related party for legal services                       --                 --        20,000
Cash received from sale of common stock warrant            --             30,000        30,000
Issuance of common stock warrants in connection
    with sale of bridge notes                              --                 --       329,625
       Net loss                                    (1,594,054)                --    (1,594,054)
                                                  -----------          ---------     ----------
Balance at December 31, 1998                       (1,762,570)           (15,070)     (549,970)
                                                  -----------          ---------     ----------
Conversion of bridge notes into common stock               --                 --       790,625
Issuance of common stock for research and
    development                                            --                 --        75,000
Sale of common stock at $1.14 per share                    --                 --     1,074,000
       Net loss                                    (1,547,973)                --    (1,547,973)
                                                  -----------          ---------     ----------
Balance at December 31, 1999                      $(3,310,543)         $(15,070)    $(158,318)
                                                  -----------          ---------     ----------


                                                                OMNICORDER TECHNOLOGIES, INC.
                                                             (A Development Stage Enterprise)


                                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY), Continued


                   For the period from February 7, 1997 (inception) through December 31, 2003
----------------------------------------------------------------------------------------------



                                                        Common Stock           Additional
                                                     Shares       Amount     Paid-in Capital
                                                  ------------- ----------- ------------------
Issuance of common stock for research
   and development                                     135,543       $136          $74,864
Issuance of common stock for services
   rendered                                              8,810          9           10,001
Sale of common stock at $1.14 and $1.38
    per share for 691,269 and 924,156
    shares, respectively                             1,615,425      1,615        2,058,786
Issuance of stock options and warrants for
   services rendered                                        --         --           51,357
                    Net loss                                --         --               --
                                                  ------------- -----------   -------------
Balance at December 31, 2000                        18,803,797     18,804        5,345,259
                                                  ------------- -----------   -------------
Issuance of common stock for services
   rendered                                             12,322         12           29,988
Sale of common stock at $2.44 per share                164,294        164          399,836
Issuance of stock options and warrants for
   services rendered                                                   --           21,012
                    Net loss                                --         --               --
                                                  ------------- -----------   -------------
Balance at December 31, 2001                        18,980,413     18,980        5,796,095
                                                  ------------- -----------   -------------
Issuance of common stock in accordance
   with anti-dilution provisions                       164,294        164            (164)
Sale of common stock at $1.22 and $.97
   per share for 102,684 and 385,065
   shares, respectively                                487,749        488          499,512
Issuance of stock options and warrants for
   services rendered                                        --         --          595,188
                     Net loss                               --         --               --
                                                  ------------- -----------   -------------
Balance at December 31, 2002                        19,632,456     19,632        6,890,631
Elimination of subscription receivable                                            (15,070)
Sale of common stock at $.97 per share               1,317,849      1,318        1,282,084
Issuance of stock options and warrants for
   services rendered                                        --         --          691,377
Issuance of common stock in accordance
   with antidilution provisions                        107,822        108            (108)
Exercise of warrants                                   480,274        480            (480)
Issuance of common shares to
   shareholders of company acquired in
   recapitalization                                  1,133,600      1,134          (1,134)
Net assets of Promos, Inc.                                  --         --           20,584
Sale of common stock for cash at $1.375
   per share, net                                    5,486,027      5,486        6,702,924
Conversion of Bridge Loan at $1.375
   per share                                           200,000        200          274,800
Issuance of common stock for offering
   services                                          1,212,073      1,212          (1,212)
                    Net loss                                --         --               --
                                                  ------------- -----------   -------------
Balance at December 31, 2003                        29,570,100    $29,570      $15,844,396
                                                  ============= ===========   ============




                                                      Deficit
                                                    Accumulated
                                                     During the        Stock
                                                    Development     Subscription
                                                       Stage         Receivable        Total
                                                  ---------------- --------------- -----------

Issuance of common stock for research
   and development                                 $               $                  $ 75,000
Issuance of common stock for services
   rendered                                                    --              --       10,010
Sale of common stock at $1.14 and $1.38
    per share for 691,269 and 924,156
    shares, respectively                                       --              --    2,060,401
Issuance of stock options and warrants for
   services rendered                                           --              --       51,357
                    Net loss                          (1,446,203)              --   (1,446,203)
                                                    -------------                 -------------
Balance at December 31, 2000                          (4,756,746)        (15,070)      592,247
                                                    -------------                 -------------
Issuance of common stock for services
   rendered                                                    --              --       30,000
Sale of common stock at $2.44 per share                        --              --      400,000
Issuance of stock options and warrants for
   services rendered                                           --              --       21,012
                    Net loss                          (1,675,158)              --   (1,675,158)
                                                    -------------                 -------------
Balance at December 31, 2001                          (6,431,904)        (15,070)     (631,899)
                                                    -------------                 -------------
Issuance of common stock in accordance
   with anti-dilution provisions                               --              --           --
Sale of common stock at $1.22 and $.97
   per share for 102,684 and 385,065
   shares, respectively                                        --              --      500,000
Issuance of stock options and warrants for
   services rendered                                           --              --     595,188
                     Net loss                         (1,511,997)              --   (1,511,997)
                                                    -------------                 -------------
Balance at December 31, 2002                          (7,943,901)        (15,070)   (1,048,708)
Elimination of subscription receivable                                     15,070           --
Sale of common stock at $.97 per share                         --              --    1,283,402
Issuance of stock options and warrants for
   services rendered                                           --              --      691,377
Issuance of common stock in accordance
   with antidilution provisions                                --              --           --
Exercise of warrants                                           --              --           --
Issuance of common shares to
   shareholders of company acquired in
   recapitalization                                            --              --           --
Net assets of Promos, Inc.                                     --              --       20,584
Sale of common stock for cash at $1.375
   per share, net                                              --              --    6,708,410
Conversion of Bridge Loan at $1.375
   per share                                                   --              --      275,000
Issuance of common stock for offering
   services                                                                    --           --
                    Net loss                          (2,375,919)              --   (2,375,919)
                                                    -------------                 -------------
Balance at December 31, 2003                         $(10,319,820) $                $5,554,146
                                                    =============                 =============

                                                                                      OMNICORDER TECHNOLOGIES, INC.
                                                                                   (A Development Stage Enterprise)

                                                                                           STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------

                                                                                                 Cumulative
                                                                                               For the Period
                                                                                              from February 7,
                                                                                              1997 (inception)
                                                             For the Years Ended                  Through
                                                                 December 31,                    December 31
                                                            2003               2002                  2003
                                                       -------------- ------------------ --------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                               $  (2,375,919)     $(1,511,997)         $  (10,319,820)
                                                       --------------    -------------         ---------------
   Adjustments to reconcile net loss to net cash
   used in operating
   activities:
     Depreciation and amortization                           165,132          162,496                 618,353
     Loss on disposal of net assets                           20,584               --                  20,584
     Unrealized loss from foreign currency
       transactions                                            4,778           16,096                  19,271
     Warrants issued to related party for legal
       services                                                   --               --                  95,000
     Issuance of stock options and warrants for
       services rendered                                     691,377          595,188               1,358,934
     Issuance of common stock for services
       rendered                                                   --               --                  40,010
     Issuance of common stock for research and
       development                                                --               --                 300,000
     Amortization of original issue discount                      --               --                 329,625
     Amortization of deferred financing costs                     --               --                 188,125

   Changes in operating assets and liabilities:
     Prepaid expenses                                       (126,321)         (39,847)               (198,162)
     Security deposit                                            (85)          (1,203)                 (3,538)
     Accounts payable and accrued expenses                   (68,260)         113,892                 753,325
     Deferred officers salaries                               95,519          187,242                 979,632
                                                       --------------    -------------         ---------------

       NET CASH USED IN OPERATING ACTIVITIES              (1,593,195)        (478,133)             (5,818,661)
                                                       --------------    -------------         ---------------

CASH FLOWS USED IN INVESTING ACTIVITIES
   Purchases of property and equipment                       (72,144)          (6,945)               (889,595)
                                                       --------------    -------------         ---------------

CASH FLOWS FROM
FINANCING ACTIVITIES
   Proceeds from issuance of common stock                  7,991,812          500,000              12,624,188
   Proceeds from issuance of warrants                             --               --                  40,000
   Issuance of bridge note payable                           275,000               --               1,025,000
   Payment of deferred financing costs                            --               --                (147,500)
   Proceeds (repayment) of notes payable                      69,499          (40,259)                (17,178)
                                                       --------------    -------------         ---------------

       NET CASH PROVIDED BY FINANCING ACTIVITIES           8,336,311          459,741              13,524,510
                                                       --------------    -------------         ---------------

       NET INCREASE (DECREASE) IN CASH                     6,670,972          (25,337)              6,816,254

CASH AND CASH EQUIVALENTS - Beginning                        145,282          170,619                      --
                                                       --------------    -------------         ---------------

CASH AND CASH EQUIVALENTS - Ending                     $   6,816,254      $   145,282            $  6,816,254
                                                       ==============    =============         ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
   Cash paid during the periods for:

     Interest                                          $      11,008      $     1,842            $     956,761
     Income Taxes                                      $       1,867      $     1,867            $       4,509

   Noncash financing activities:

     Conversion of bridge notes                        $     275,000      $        --            $   1,065,625
     Conversion of accounts payable to notes           $          --      $    70,736            $     237,861

                                      F-8

NOTE 1 - ORGANIZATION AND BUSINESS

         OmniCorder Technologies, Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

         In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for cancer and vascular disease applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

RECAPITALIZATION TRANSACTION:

         On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

         Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

         Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 7), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

         As more fully described in Note 7, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company' s primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

         Management's Liquidity Plans

         The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2003 of $10,319,820. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised. As of December 31, 2003, the Company had cash balances and working capital of $6,816,254 and $5,279,367, respectively and total stockholders' equity of $5,554,146. At March 31, 2004, the Company has approximately $5,550,000 in cash balances (Unaudited). Management believes that it has adequate cash resources, based upon its current operating plan and condition, to sustain its operations through December 31, 2004, as described below.

         The BioScanIR System has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe.

         The Company has commenced its principal commercial operations, which includes production of systems and commencing commercial sales activities, but has not generated any material firm orders or revenues to date. The Company delivered its first production unit for test and evaluation to the Bergamo Hospital in 2004, and as of March 31, 2004 has five fully functional prototype or commercial units installed in various US and European medical institutions for testing and evaluation. In addition, in August 2003, the Company entered into a research and development contract with the US Department of Defense's Missile Defense Agency to further develop its core sensor technology that is expected to generate $69,800 in revenue for the Company. The Company estimates that this project will be completed in its fiscal quarter ending June 30, 2004. No project related revenue, however, has been recognized to date.

         In order to develop adequate resources to implement its business plan and attain profitable operations, management has raised capital through a series of transactions, including most recently a December 19, 2003 private placement (Note 7), providing $6.7 million in net proceeds, which it believes will be sufficient to support its efforts through December 31, 2004; has and is restructuring past due accounts payable and accrued expenses through the issuance of common stock, made cash settlements of certain liabilities and arrangement of payment plans with a principal vendor of the Company, as well as continuing to defer payment of certain officers' prior years' compensation. The Company may need to raise capital through the future issuance of stock, debentures or other forms of traditional asset-based financing in order to develop, and expand and support its business. Management is currently investigating additional financing alternatives including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the company, and if available, on terms and conditions acceptable to it. The Company has funded its operations since inception through the use of cash obtained principally from third party financing from the issuance of equity and the issuance of equity in exchange for services. The Company's success depends upon many factors including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll-out its BioScanIR System product in sufficient quantities and at profitable revenue levels.

         Use of Estimates

         The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, fair value of options and warrants issued to consultants and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

         Employee Benefit Plans

         The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Other than medical plans and Stock Based Compensation Plans described below, the company does not provide any other employee benefit plans.

         Cash and Cash Equivalents

         For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Concentration of Credit Risk

         The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2003 the uninsured cash balance at one bank was approximately $6.8 million.

         Property and Equipment

         Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

         Software Development Costs

         Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

         Research and Development

         Research and development costs have been charged to operations as incurred.

         Revenue Recognition

         The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

         1. Rental - The Company may enter into rental agreements with end-users for various periods of time. Under this arrangement, the Company would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

         2. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

         3. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

         4. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

         Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

         Patents

         Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

         Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         Foreign Currency Transactions

         The Company entered into exclusive agreement with a German manufacturer to manufacture the BioScanIR System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred transaction losses of $ 4,778, $16,096, and $19,271 resulting from foreign currency transactions included in interest and other expenses for the years ended December 31, 2003 and 2002 and for the period from February 7, 1997 (inception) to December 31, 2003, respectively in the accompanying financial statements.

         Loss Per Common Share

         Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company.

         Stock options and warrants to purchase approximately 4,232,296 and 7,356,851 shares of common stock were outstanding at December 31, 2003 and 2002, respectively, with exercise prices ranging from $.55 to $2.43 per share which could potentially dilute basic earnings per share in the future but have not been included in the computation of diluted earnings per share due to losses for all periods. The inclusion of such stock options and warrants would have been antidilutive.

         Stock-Based Compensation

         In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees", and FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation." No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

         The pro forma information is as follows:

                                                                 For the Years Ended December 31,
                                                             2003                                2002
                                                       -------------------------- ------------------------------
        Net loss as reported                              $(2,375,919)                         $(1,511,997)

        Deduct:
             Total stock-based employee
             compensation expense
             determined under fair
             value-based method for all
             awards                                          (435,706)                             (93,795)
                                                       -------------------------- ------------------------------
        Pro forma net loss                                $(2,811,625)                         $(1,605,792)
                                                       ========================== ==============================
        Basic and diluted net loss per
             share as reported                                 $(0.11)                              $(0.08)
                                                       ========================== ==============================
        Basic and diluted pro forma net
             loss per share                                     $(.13)                               $(.08)
                                                       ========================== ==============================


         The fair value of the Company' s options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                                                      For the Years Ended December 31,
                                                                     2003                          2002
                                                         ----------------------------------------------------------
               Expected life (years)                                   5.3                            3.7
               Risk free interest rate                                 3.25%                          3.97%
               Volatility                                             77%                           130.73%

         The weighted average fair value of options at the date of grant using the Black-Scholes fair value based methodology at December 31, 2003 and 2002 is estimated at $1.31 and $1.14, respectively.

         Impact of Recently Issued Accounting Standards

         In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred rather than at date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company' s financial position or results of operations.

         In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on the Company's financial position or results of operations.

         In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements, " provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46(R), "Consolidation of Variable Interest Entities - and Interpretation of ARB No. 51" ("FIN No. 46(R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interest. Application of FIN No. 46(R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after December 15, 2004. The adoption of FIN No. 46(R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No 133 on Derivative Instruments and Hedging Activities." he statement amends and clarifies accounting for derivative instruments, including certain derivatives instruments embedded in other contracts and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below for hedging relationships designated after June 30, 2003, the guidance should be applied prospectively. The provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 addresses certain financial instruments that, under previous guidance could be accounted for as equity, but now must be classified as liabilities in statements of financial position. These financial instruments include: 1) mandatorily redeemable financial instruments, 2) obligation to repurchase the issuer' s equity shares by transferring assets, and 3) obligation to issue a variable number of shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial position or results of operations.

         Fair Value of Financial Instruments

         SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

         Reclassifications

         Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                                      December 2003           December 31, 2002
                                                                  -------------------------------------------------
        Research and development equipment                                $856,093                 $789,710
        Office equipment                                                    22,497                   22,497
        Furniture and fixtures                                              11,004                    5,243
                                                                  ----------------------     -----------------------
                                                                           889,594                  817,450

        Less:  accumulated depreciation                                    618,353                  453,221
                                                                  ----------------------     -----------------------
                                                                          $271,241                 $364,229
                                                                  ======================     =======================

         Depreciation and amortization expenses charged to operations for the years ended December 31, 2003 and 2002 and for the period February 7, 1997 (inception) to December 31, 2003 was $165,132, $162,496 and
         $618,353, respectively.

NOTE 4 - NOTES PAYABLE

         The Company financed its annual insurance premiums over a nine-month period with two financing companies through two notes payable. The notes payable balances at December 31, 2003 and 2002 were $159,627 and $51,360, respectively. The balance as of December 31, 2003 and 2002 is due in monthly installments approximating $20,766 and $7,880, including interest at the rates of 5.0 % and 7.75% per annum through August 2004.

         In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2003 and 2002 amounted to $80,325 and $114,315, respectively, which is due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004.

NOTE 5 - INCOME TAXES

         The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:


                                                             December 31, 2003               December 31, 2002
                                                           --------------------------    --------------------------
Deferred tax assets(liabilities):
     Net operating loss carryforward                             $ 3,807,000                    $  2,857,000
     Property and Equipment                                          (30,000)                        (21,000)
     Accrued Expenses                                                481,000                         485,000
     Valuation allowance                                          (4,258,000)                     (3,321,000)
                                                           --------------------------    --------------------------
         Net Deferred Tax Asset                             $              -              $                -
                                                           ==========================    ==========================

         The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is not more likely than not that the deferred tax asset will be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

         The change in the valuation allowance for deferred tax assets are summarized as follows:

                                                                       Years Ended December 31,
                                                           2003                                  2002
                                                 ---------------------------       -------------------------
         Beginning Balance                              $3,321,000                            $2,332,000
         Change in Allowance                               937,000                               989,000
                                                 ---------------------------       -------------------------
         Ending Balance                                 $4,258,000                            $3,321,000
                                                 ===========================       =========================

         As of December 31, 2003 and 2002, the Company has net operating loss carryforwards of $9,518,000 and $7,142,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2024. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND DEFERRED OFFICERS SALARIES

         The Company has incurred legal fees of $544,178 since inception to a former law firm in which a former director of the Company is a partner. The Company had an accounts payable balance of $320,297 due to the law firm at December 31, 2002. The balance was settled in full for a payment of $200,000 in March 2004. This liability, included in accrued expenses, was reduced to $200,000 as of December 31, 2003 in the accompanying balance sheet, and legal expense was reduced by $120,297 for the year ended December 31, 2003. Deferred officers' salaries represents payroll amounts forgone by the CEO and former CFO which aggregated $979,632 and $884,113 at December 31, 2003 and 2002
         respectively. (See Note 10, Litigation).

NOTE 7 - STOCKHOLDERS' EQUITY (DEFICIENCY)

         Initial Capitalization and Founders' Shares

         In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

         Stock Splits and Recapitalization

         In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the transaction with Promos, Inc., which was accounted for as a recapitalization of the Company. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

         Private Placements

         In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

         In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

         In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

         In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

         In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

         In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the Recapitalization on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory Note) shares of common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the Recapitalization, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the Recapitalization, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

         In connection with the private offering and Recapitalization, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses paid on closing; (ii) investor and financial relations services fees associated with the Recapitalization of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the Recapitalization of approximately $223,000.

         The Company purchased and distributed to its shareholders as part of the Recapitalization 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

         In addition, the Company issued 1,212,073 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and Recapitalization.

         Warrants

         In 1997, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

         In 1997 the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company' s former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

         For the years ended December 31, 2003 and 2002, the Company issued warrants to purchase an aggregate of 1,450,397 and 3,183,229 common shares, respectively.

         Bridge Financing

         On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

         In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

         On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 8 - STOCK OPTION PLAN AND WARRANTS

         In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on

         February 26, 2004. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

         A summary of activity under the stock option plan is as follows:

                                                               December 31                     December 31,
                                                                  2003                             2002
                                                      ---------------------------------------------------------------
                                                          Shares         Weighted         Shares          Weighted
                                                                         Average                           Average
                                                                         Exercise                         Exercise
                                                                          Price                             Price
                                                      ---------------------------------------------------------------
              Outstanding, beginning of year             4,173,622        $1.15         3,765,355           $1.13
              Options granted                            1,267,794          .98           709,546            1.66
              Options forfeited                         (2,659,517)        1.16          (301,279)           1.69
                                                      ----------------  ------------   -------------    -------------
              Outstanding, end of year                   2,781,899        $ .96         4,173,622           $1.15
                                                      ================  ============   =============    ==============
              Exercisable, end of year                   2,384,107        $1.07         3,691,085           $1.12
                                                      ================  ============   =============    ==============

         The following table summarizes stock option information as of December 31, 2003:


                                                                        Options Outstanding
                                            ----------------------------------------------------------------------------
                                                                                                      Options
                                                                         Weighted Average        Number Exercisable
                                               Number Outstanding at         Remaining                    At
                    Exercise                       December 31,             Contractual              December 31,
                    Prices                            2003                     Life                     2003
    --------------------------------------------------------------------------------------------------------------------
                     $.55                             243,977                   4.27                   243,977

                     $.97                           1,464,469                   4.49                  1,137,528
                    $1.13                             649,127                   3.17                   649,127
                    $1.38                              41,864                   1.89                    21,841
                    $2.43                             132,462                   1.55                    81,634
                    $1.375                            250,000                   9.75                   250,000
                                                 ----------------------   ----------------       -----------------------
                    Total                           2,781,899                   4.46                  2,384,107
                                                 ======================   ================       =======================

         The Company had granted a total of 2,538,348 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90-day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003, 2,464,416 shares of stock options were forfeited. However, this former chief financial officer will retain non-qualified stock options to purchase 73,932 shares of common stock that were granted to him in his capacity as a director, and which expire on February 28, 2008 (See Note 10, Litigation).

         A summary of stock warrant activity is as follows:


                                                              December 31                         December 31,
                                                                  2003                                2002
                                                     ------------------------------- ----------------------------------------
                                                        Shares         Weighted           Shares             Weighted
                                                                        Average                               Average
                                                                       Exercise                              Exercise
                                                                         Price                                 Price
                                                     -------------- ---------------- ----------------- ----------------------
                 Outstanding, beginning of year        3,183,229           $.65           1,951,021            $0.48
                 Warrants granted                        218,189           1.50           1,232,208              .97
                 Warrants exercised                   (1,104,081)           .55                --                 --
                 Warrants expired                       (846,940)           .94                --                 --
                                                     -------------- ---------------- ----------------- ----------------------
                 Outstanding, end of year              1,450,397          $1.05           3,183,229             $.67
                                                     ============== ================ ================= ======================
                 Exercisable, end of year              1,450,397          $1.05           2,936,787             $.64
                                                     ============== ================ ================= ======================

         The warrants that were exercised in 2003 contained cashless exercise provisions. Consequently no cash proceeds resulted.

         The following table summarizes warrants information as of December 31, 2003:


                                                                            Warrants Outstanding
                                                    ---------------------------------------------------------------------
                                      Number               Weighted            Weighted               Warrants
                                    Outstanding             Average                              Number Exercisable
                                        at                 Remaining            Average                  at
                 Exercise           December 31,           Contractual          Exercise             December 31,
                  Prices               2003                  Life                Price                  2003
            -------------------------------------------------------------------------------------------------------------
                   $1.50              218,189                2.97                1.50                 218,189

                   $ .97             1,232,208               8.68                 .97                1,232,208
                                 ------------------ ------------------------ -------------- -----------------------------
                                     1,450,397               7.31                $1.05               1,450,397
                                 ================== ======================== ============== =============================

         During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. The fair value of these warrants at the date of grant was estimated using the Black-Scholes fair value method. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2003, these warrants are fully vested and are exercisable through September 1, 2012.

         The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 7). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

NOTE 9 - LICENSE AGREEMENTS

         Technology License Agreement

         In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology.

         Caltech License Agreement

         In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech' s infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2003, the Company has issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be until 2018 to 2020, depending on the relevant patent.

         While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

         The Lockheed Martin License Agreement

         The Company has entered into an exclusive licensing agreement with Lockheed Martin Corporation ("Lockheed") as of September 18, 1998. Pursuant to this agreement, the Company was given the exclusive license to exploit, worldwide, all biomedical applications of certain enhanced infrared detector technologies know as Enhanced Quantum Well Infrared Photodetectors ("EQWIP").

         The EQWIP technology is protected by a patent owned by Lockheed. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. As of December 31, 2003, the Company was not subject to the minimum number of royalty generating installations specified in the exclusive license agreement. This minimum requirement is predicated on the performance of a third party manufacturer to provide a product using EQWIP technology. When required, royalty payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a qualified EQWIP's manufacturer is provided, specified annual minimum payments are required to be made by the Company for it to maintain the exclusive rights for the EQWIP technology. As of December 31, 2003, no third party manufacturer has provided a product using this technology.

         The Company has also agreed to license back to Lockheed any improvements the Company makes to the EQWIP technology for applications in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third parties, subject to consent of Lockheed. The Company is entitled to utilize any improvements to the EQWIP technology developed by Lockheed.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         Capital Expenditures

         The Company has committed to purchase infrared camera systems from AEG Infrarot - Module GmbH for the U.S. dollar equivalent of approximately $410,000 as of April 30, 2004.

         Clinical Study Agreement

         In 2000, the Company entered into an agreement with a medical institution to conduct a clinical study of the BioScanIR system as an auxiliary imaging modality in assessment of patients with cancer. The Company charged research and development expenses in the amount of $-0-and $27,900 for the years ended December 31, 2003 and 2002, and $118,000 for the period from February 7, 1997 (inception) to December 31, 2003, respectively.

         Operating Lease Commitments

         The Company leases facilities under two leases and a short-term office suite arrangement, which expire over various months through May 31, 2005.

         Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2003 are as follows:

                                For the Year Ending
                                    December 31,                Amount

                                        2004                 $   48,800
                                        2005                     14,700
                                                             -----------
                                        Total                $   63,500
                                                             ============

         Rent expense charged to operations for the years ended December 31, 2003 and December 31, 2002 and for period February 7, 1997 (inception) to December 31, 2003 amounted to $31,714, $34,595 and $121,659, respectively.

         Litigation

         On March 8, 2003, the Company' s former Chief Financial Officer ("CFO"), filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options as well as approximately $462,000 in deferred salary. While the ultimate outcome of this matter cannot presently be determined with certainty, the Company believes these claims are without merit and intends to vigorously defend the claims in this lawsuit. Management of the Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2003. The Company does not believe that this litigation will have a material adverse effect on the business, financial condition, liquidity or operating results of the Company.

         Employment Agreement

         In December 2003, the Company entered into a five-year employment agreement with its CEO and President, which provides for an annual salary of $180,000 with annual cost of living increases and an annual performance bonus at the discretion of the board of directors or compensation committee. Pursuant to his agreement, he has been granted ten year incentive stock options to purchase 250,000 shares of common stock at $1.375 per share, which vested upon granting. He is also entitled to payment of deferred salary of approximately $647,000, which is included in accrued expenses in the accompanying financial statements.

NOTE 11 - RELATED PARTY TRANSACTIONS

         The Company purchases its Directors and Officers and General Liability Insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums paid to carriers for the 2003/2004 policy years approximated $223,000.

NOTE 12 - PUBLIC OFFERING COSTS

         The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

                          OMNICORDER TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            CONDENSED BALANCE SHEETS


                                     ASSETS

                                                                September 30, 2004       December 31, 2003
                                                               ---------------------   ---------------------
                                                                   (Unaudited)
      CURRENT ASSETS
           Cash and cash equivalents                               $3,135,909               $6,816,254
           Accounts receivable                                         69,800                       --
           Prepaid expenses and other current assets                  156,687                  198,162
                                                               ---------------------   ---------------------
                  Total current assets                              3,362,396                7,014,416

           Property and equipment, net                                208,664                  271,241
           Other assets                                                54,700                    3,538
                                                               ---------------------   ---------------------
                  TOTAL ASSETS                                     $3,625,760               $7,289,195
                                                               =====================   =====================

                                   See notes to condensed financial statements.

                          OMNICORDER TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            CONDENSED BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                               September 30, 2004       December 31, 2003
                                                               -------------------      -------------------
                                                                   (Unaudited)
 CURRENT LIABILITIES

      Notes payable                                               $       --                 $239,952
      Accounts payable and accrued expenses                          498,689                  515,465
      Deferred officers salaries                                     979,632                  979,632
                                                               -------------------      -------------------
             Total current liabilities                              1,478,321                1,735,049
                                                               -------------------      -------------------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY

      Preferred stock, $.01 par value, 10,000,000 shares
        authorized; no shares issued and outstanding                   --                       --
      Common stock, $.001 par value; 50,000,000 shares
        authorized; 29,592,400 and 29,570,100 shares
        issued and outstanding, respectively                           29,592                   29,570
      Additional paid-in capital                                   15,836,485               15,844,396
      Deficit accumulated during the development stage            (13,718,638)             (10,319,820)
                                                               -------------------      -------------------

             Total stockholders' equity                             2,147,439                5,554,146
                                                               -------------------      -------------------
             TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                  $3,625,760               $7,289,195
                                                              ===================       ===================

                   See notes to condensed financial statements

                          OMNICORDER TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       CONDENSED STATEMENTS OF OPERATIONS

                                                                                                                 Cumulative
                                                                                                               For the Period
                                                                                                                    From
                                                                                                                February 7,
                                                                                                                    1997
                                                                                                                (inception)
                                               For the Nine Months Ended        For the Three Months Ended        through
                                                     September 30,                    September 30,            September 30,
                                                 2004             2003             2004            2003             2004
                                            ---------------- ---------------- --------------- --------------- -----------------
                                              (Unaudited)      (Unaudited)     (Unaudited)     (Unaudited)      (Unaudited)
    Development revenues                   $     69,800       $        --     $        --     $       --       $     69,800

    Development costs                            20,000                --              --             --             20,000
                                            ---------------- ---------------- --------------- --------------- -----------------
       GROSS PROFIT                              49,800                --              --             --             49,800
                                            ---------------- ---------------- --------------- --------------- -----------------

OPERATING EXPENSES
    Research and development                  1,016,422           916,140         318,880        278,425          5,202,342
    Selling, general and administrative       2,446,288           928,511         859,314        325,211          6,518,646
    Related party legal expense                   --                   --              --             --            544,881
    Write-off of public offering costs            --                   --              --             --            501,992
                                            ---------------- ---------------- --------------- --------------- -----------------
       TOTAL OPERATING
       EXPENSES                               3,462,710         1,844,651       1,178,194        603,636         12,767,861
                                            ---------------- ---------------- --------------- --------------- -----------------
       OPERATING LOSS                        (3,412,910)       (1,844,651)     (1,178,194)      (603,636)       (12,718,061)

    Interest and other (income)
    expenses, net                              (14,092)            16,103          (4,878)         5,333          1,000,577
                                            ---------------- ---------------- --------------- --------------- -----------------
       NET LOSS                            $(3,398,818)       $(1,860,754)    $(1,173,316)    $ (608,969)      $(13,718,638)
                                            ================ ================ =============== =============== =================
    Basic and diluted net loss per share   $     (0.11)  $          (0.09)    $     (0.04)    $    (0.03)
                                            ================ ================ =============== ===============
    Weighted average number of shares
    outstanding                              29,579,433        20,066,330      29,583,433     20,399,477
                                            ================ ================ =============== ===============

                  See notes to condensed financial statements.

                                                                                      OMNICORDER TECHNOLOGIES, INC.
                                                                                   (A DEVELOPMENT STAGE ENTERPRISE)
                                                                        CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                                     FOR THE PERIOD FROM JANUARY 1, 2004 THROUGH SEPTEMBER 30, 2004




                                                                          Common Stock               Additional
                                                                    Shares           Amount       Paid-in-Capital
                                                                ---------------- ---------------- -----------------
Balance at January 1, 2004                                       29,570,100          $29,570          $15,844,396
Issuance of stock options and warrants for services rendered
(unaudited)                                                              --               --               50,322
Costs incurred associated with sale of stock and reverse
acquisition (unaudited)                                                  --               --             (101,711)
Adjustment of sale of common stock for cash at $1.375 per
share, net (unaudited)                                                7,300                7                   (7)
Issuance of stock granted for services rendered (unaudited)          15,000               15               43,485
Net loss (unaudited)                                                     --               --                   --
                                                                ---------------- ---------------- -----------------
       Balance at September 30, 2004 (unaudited)                 29,592,400          $29,592          $15,836,485
                                                                ================ ================ ================




                                                                    Deficit
                                                                  Accumulated
                                                                  During the
                                                                  Development
                                                                     Stage                Total
                                                                ------------------ ---------------------
Balance at January 1, 2004                                         $(10,319,820)        $5,554,146
Issuance of stock options and warrants for services rendered
(unaudited)                                                                  --             50,322
Costs incurred associated with sale of stock and reverse
acquisition (unaudited)                                                      --           (101,711)
Adjustment of sale of common stock for cash at $1.375 per
share, net (unudited)                                                         --                 --
Issuance of stock granted for services rendered (unaudited)                                 43,500
Net loss (unaudited)                                                 (3,398,818)        (3,398,818)
                                                                ----------------    ----------------
               Balance at September 30, 2004 (unaudited)           $(13,718,638)        $2,147,439
                                                                ================    ================

                   See notes to condensed financial statements

                                                                                      OMNICORDER TECHNOLOGIES, INC.
                                                                                   (A DEVELOPMENT STAGE ENTERPRISE)
                                                                                 CONDENSED STATEMENTS OF CASH FLOWS
                                                                                                                Cumulative For
                                                                                                               the Period From
                                                                                                                 February 7,
                                                                                                               1997 (inception)
                                                                          For the Nine Months Ended                through
                                                                                September 30,                   September 30,
                                                                         2004                   2003                 2004
                                                                 ---------------------- --------------------- -------------------
                                                                     (Unaudited)            (Unaudited)          (Unaudited)
                                                                 ---------------------- --------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                             $(3,398,818)           $(1,860,754)        $(13,718,638)
                                                                 ---------------------- --------------------- -------------------
Adjustments to reconcile net loss to net
    cash used in operating activities:
Depreciation and amortization                                           104,324               123,667              722,677
Loss on disposal of net assets                                            --                     --                 20,584
Unrealized loss from foreign currency  transactions                       --                     --                 19,271
Warrants issued to related party for legal services                       --                     --                 95,000
Issuance of stock options and warrants for services rendered            50,322                637,627             1,409,255
Issuance of common stock for services rendered                          43,500                   --                 83,510
Issuance of common stock for research and development                     --                     --                300,000
Amortization of original issue discount                                   --                     --                329,625
Amortization of deferred financing costs                                  --                     --                188,125
Changes in operating assets and liabilities:
Accounts receivable                                                    (69,800)                  --                (69,800)
Prepaid expenses and other current assets                               45,509                 59,063             (152,651)
Other assets                                                           (51,162)                 (85)               (54,700)
Accounts payable and accrued expenses                                  (16,776)                55,943              736,548
Deferred officers salaries                                                --                   71,692              979,632
                                                                 ---------------------- --------------------- -------------------
NET CASH USED IN OPERATING ACTIVITIES                                $(3,292,901)            $(912,847)          $(9,111,562)
                                                                 ---------------------- --------------------- -------------------

                  See notes to condensed financial statements.

                                                                                                   OMNICORDER TECHNOLOGIES, INC.
                                                                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                                                              CONDENSED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Cumulative For
                                                                                                               the Period From
                                                                                                               February 7, 1997
                                                                                                                 (inception)
                                                                          For the Nine Months Ended                through
                                                                                September 30,                   September 30,
                                                                         2004                   2003                 2004
                                                                 ---------------------- --------------------- -------------------
                                                                      (Unaudited)           (Unaudited)           (Unaudited)
                                                                 ---------------------- --------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Purchase of property and equipment                                     $(45,781)             $(63,820)            $(935,376)
                                                                 ---------------------- --------------------- -------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (costs of) issuance of common stock                      (101,711)              880,706            12,522,477
Proceeds from issuance of warrants                                        --                     --                  40,000
Issuance of bridge note payable                                           --                     --               1,025,000
Payment of deferred financing costs                                       --                     --                (147,500)
Proceeds from common stock to be issued                                   --                  402,697                 --
Proceeds from (repayments of) notes payable                            (239,952)              (88,763)             (257,130)
                                                                 ---------------------- --------------------- -------------------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                (341,663)            1,194,640            13,182,847
                                                                 ---------------------- --------------------- -------------------
NET (DECREASE) INCREASE IN CASH and CASH EQUIVALENTS                 (3,680,345)              217,973             3,135,909
CASH AND CASH EQUIVALENTS - Beginning                                 6,816,254               145,282                 --
                                                                 ---------------------- --------------------- -------------------
CASH AND CASH EQUIVALENTS - Ending                                   $3,135,909              $363,255            $3,135,909
                                                                 ====================== ===================== ===================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Cash paid during the periods for
Interest                                                                 $5,990             $  16,103              $962,751
Income Taxes                                                          $      --             $    --                   4,599
Noncash financing activities:
Conversion of bridge notes                                            $      --             $    --              $1,065,625
Conversion of accounts payable to notes payable                       $      --                  --                $237,861

                  See notes to condensed financial statements.

NOTE 1 - FINANCIAL STATEMENTS, ORGANIZATION AND BUSINESS

     OmniCorder Technologies, Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's December 31, 2003 Annual Report on Form 10-KSB. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

     On December 19, 2003, the Company completed a "reverse acquisition" transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock. The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to this transaction, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. For accounting purposes, the Company is deemed to be the acquirer in the reverse acquisition transaction. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Management's Liquidity Plans

     The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through September 30, 2004, in the amount of $13,718,638. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 7 to Financial Statements included in its Form 10-KSB for the year ended December 31, 2003, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised. As of September 30, 2004, the Company had cash balances and working capital of $3,135,909 and $1,884,075, respectively and total stockholders' equity of $2,147,439. Management estimates that it will require additional cash resources, in its quarter ending June 30, 2005, based upon its current operating plan and condition. Accordingly, if the Company fails to develop adequate revenues from sales of Systems to generate adequate funding to support its operating expenses or fails to obtain additional financing through a capital transaction or other type of financing, the Company will be required to reduce its operating expenses. The Company has engaged two investment banking firms to seek additional funding for the Company and paid these firms retainers totaling $37,000, which is included in "other assets". The Company has no commitments for additional funding. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

     The BioScanIR System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe.

     On November 1, 2004 the Company delivered the new cancer therapy monitoring configuration of its BioScanIR System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy. As of November 10, 2004, the Company has five fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation. In May 2004, the Company received a purchase order for a commercial system which will be shipped in the fourth quarter of 2004. In addition, the Company completed its research and development contract with the U.S. Department of Defense's Missile Defense Agency to further develop its core sensor technology that has generated $69,800 in revenue for the Company in the quarter ended June 30, 2004.

     The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)278,000, or $333,000 as of October 31, 2004. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications. The Company has additional commitments to purchase materials and components from other vendors aggregating $8,000 as of October 31, 2004.

NOTE 2 - ACCOUNTING POLICIES

     The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Form 10-KSB for the year ended December 31, 2003. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

     The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company' s primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Use of Estimates

     The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, fair value of options and warrants issued to consultants and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Revenue Recognition

     The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. The Company reported development revenues in the nine months ended September 30, 2004. For full disclosure of the Company's revenue recognition policies, refer to Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

Loss Per Common Share

     Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options and warrants are excluded from the calculation of net loss per share as their effect would be antidilutive.

     Stock options and warrants to purchase approximately 4,548,027 were outstanding at September 30, 2004, which could potentially dilute basic earnings per share in the future, but which have not been included in the computation of diluted earnings per share due to losses for all periods. The inclusion of such stock options and warrants would have been antidilutive.

Stock-Based Compensation

     In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation." No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

         The unaudited pro forma information is as follows:

                                                       Nine Months      Nine Months      Three Months        Three Months
                                                          Ended            Ended            Ended               Ended
                                                      September 30,    September 30,    September 30,       September 30,
                                                          2004              2003             2004                2003
                                                    ------------------ --------------- ----------------- ---------------------
                  Net loss as reported                   $(3,398,818)    $(1,860,754)      $(1,173,316)            $(608,989)
                  Deduct:
                  Total stock-based employee
                  compensation expense
                  determined under fair value
                  based method for all awards               (325,900)       (155,865)          (10,753)              (85,653)
                                                    ------------------ --------------- ----------------- ---------------------
                                                         $(3,724,718)    $(2,016,619)      $(1,184,069)            $(694,622)
                                                    ================== =============== ================= ======================
                  Basic and diluted net loss per
                  share as reported                      $     (0.11)    $     (0.09)      $     (0.04)            $   (0.03)
                                                    ================== =============== ================= ======================
                  Basic and diluted pro forma net
                  loss per share                         $     (0.13)    $     (0.10)      $     (0.04)            $   (0.04)
                                                    ================== =============== ================= ======================

Reclassifications

     Certain accounts in the prior periods financial statements have been reclassified for comparative purposes to conform with the presentation of the current period's financial statements. These reclassifications have no effect on the previously reported income.

Recently Issued Accounting Pronouncements

     In March 2004, The Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The consensus clarifies the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method or the equity method. The EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however the disclosure requirements remain effective for annual periods ending after June 15, 2004. The application of this consensus did not have a material effect on the Company's financial position or results of operations.

     In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share " ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

     In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

     In December 2003, the FASB issued revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on the Company's financial condition or results of operations.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company's current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - An Amendment of FASB Statements No. 66 and 67," which states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The adoption of SFAS No. 152 is not expected to have any impact on the Company's current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

     In December 2004. the FASB revised its SFAS No. 123 ("SPAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

NOTE 3 - DEFERRED OFFICERS SALARIES

     Deferred officers salaries represents payroll amounts forgone by the CEO and former CFO, which aggregated $979,632 and $979,632, at September 30, 2004 and December 31, 2003, respectively. (See Note 6, Litigation).

NOTE 4 - STOCKHOLDERS' EQUITY

Initial Capitalization and Founders' Shares

     In February 1997 (inception) and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050, including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Reverse Acquisition

     In August 1998, the Company's Board of Directors approved a 2.2 for 1 stock split on its common stock and in September 2001, the Company's Board of Directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the reverse acquisition transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the reverse acquisition.

Private Placements

     In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

     In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company' s former chief financial officer purchased 184,831 of these shares.

     In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

     In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

     In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,821 shares of common stock based on the anti-dilution provisions of the subscription agreements.

     In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the reverse acquisition on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. The Company also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the reverse acquisition, the Company redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the reverse acquisition, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,577,400 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

     In connection with the private offering and reverse acquisition transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $299,000, which included reimbursement of expenses that were paid on closing; (ii) investor and financial relations services fees associated with the reverse acquisition of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the reverse acquisition of approximately $223,000. Additional legal expenses associated with the transaction in the amount of $101,711 were recorded in the nine months ended September 30, 2004 as a reduction of the proceeds.

     As part of the transaction, the Company purchased and distributed to its shareholders as part of the reverse acquisition of 7,764,700 shares of Promos common stock for a consideration of $180,000 purchased from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

         In addition, the Company issued 1,212,073 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and reverse acquisition.

Warrants

         In 1997, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

         In 1997 the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company' s former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which

$75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 480,274 shares of common stock.

     No warrants were issued during the nine months ended September 30, 2004. At September 30, 2004, the Company had warrants to purchase an aggregate of 1,450,397 shares of common stock outstanding.

Bridge Financing

     On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

     In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

     On November 20, 2003, the Company entered into a one-year Bridge Promissory
Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

Stock Option Plan

     The Company may grant stock options under its 1998 Stock Option Plan (the "Plan") to employees and consultants. The maximum amount of shares that may be optioned under the Plan is 4,435,000. During the nine months ended September 30, 2004, the Company awarded stock options to purchase 460,120 shares of common stock to employees and members of the Board of Directors and stock options to purchase 68,198 shares of common stock to a consultant and Advisory Board Members. At September 30, 2004, options to purchase 3,097,630 shares of common stock were outstanding. These options have exercise prices ranging from $.55 to $4.40 per share.

NOTE 5 - LICENSE AGREEMENTS

Technology License Agreement

     In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology.

Caltech License Agreement

     In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech' s infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of September 30, 2004, the Company has issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech' s option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be until 2018 through 2020, depending on the relevant patent.

     While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

     The Company has entered into an exclusive licensing agreement with Lockheed Martin Corporation ("Lockheed") as of September 18, 1998. Pursuant to this agreement, the Company was given the exclusive license to exploit, worldwide, all biomedical applications of certain enhanced infrared detector technologies know as Enhanced Quantum Well Infrared Photodetectors ("EQWIP").

     The EQWIP technology is protected by a patent owned by Lockheed. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. As of September 30, 2004, the Company was not subject to the minimum number of royalty generating installations specified in the exclusive license agreement. This minimum requirement is predicated on the performance of a third party manufacturer to provide a product using EQWIP technology. As of September 30, 2004, no third party manufacturer has provided a product using this technology.

     The Company has also agreed to license back to Lockheed any improvements the Company makes to the EQWIP technology for applications in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third parties, subject to consent of Lockheed. The Company is entitled to utilize any improvements to the EQWIP technology developed by Lockheed. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating approximately $2,500,000. The Company has notified Lockheed of their dispute of these claims asserting that no monies are due and that the license has become a non-exclusive license. (See Note 6, Litigation)

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Purchase Commitments

     The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH in the amount of (euro)278,000 or $333,000 as of October 31, 2004. The Company has additional commitments to purchase materials and components from other vendors aggregating $8,000 as of October 31, 2004.

Operating Lease Commitments

     The Company leases facilities under two leases and a short-term office suite arrangement, which expire over various times through May 2005. In September 2004, the Company entered into a non-cancelable lease for its new corporate headquarters in Bohemia, which expires December 31, 2009.

     Future annual minimum lease payments under non-cancelable operating leases and arrangements as of September 30, 2004 are as follows:

                                                               Amount
                                                          ------------------
Three Months Ending December 31, 2004                        $  17,200
Year Ending December 31, 2005                                   65,800
Year Ending December 31, 2006                                   60,500
Year Ending December 31, 2007                                   62,800
Year Ending December 31, 2008                                   65,100
Year Ending December 31, 2009                                   67,600
         Total                                                $339,000

     Rent expense charged to operations for the nine months ended September 30, 2004 and 2003 and for the period February 7, 1997 (inception) to September 30, 2004 amounted to $42,802, $22,494, and $164,461, respectively.

Clinical Study Agreement

     In 2000, the Company entered into an agreement with a medical institution to conduct a clinical study of the BioScanIR system as an auxiliary imaging modality in assessment of patients with cancer. The Company will provide a non-exclusive, non-royalty bearing license to the medical institution, for the duration of this agreement. The Company did not incur research and development expenses in the quarters ended September 30, 2004 and 2003, and incurred $118,000 for the period from February 7, 1997 (inception) to September 30, 2004.

Litigation

     On March 8, 2003, the Company's former Chief Financial Officer ("CFO"), filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

     On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

         While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at September 30, 2004. The Company does not believe that this litigation will have a material adverse effect on its business, financial condition, liquidity or operating results.

         On December 22, 2004, the Company's former President and Chief Executive Officer Mark Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1 million but not exceeding $5 million. Mr. Fauci is a director and significant stockholder of the Company.

         The employment agreement provided for salary at the annual rate of $180,000 as well as certain fringe benefits. Mr. Fauci claims to be owed back salary in the amount of $622,040 as of September 30, 2004 for prior services rendered to the Company.

         Should Mr. Fauci prevail in arbitration, he would be entitled to an award of all accrued obligations under our benefit plans or reimbursement policies, the back salary, his base salary for the duration of the contract scheduled to expire October 1, 2008, and welfare benefits to himself and/or his family for the same period.

         Should the Company's position be upheld, then Mr. Fauci's entitlement would be his backpay, and some or all of his salary between the discharge and the date of the arbitration award.

         The parties are in the process of selecting an arbitrator to hear the case. The Company believes that its action was meritorious, and intend vigorously to defend against the claim.

         In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

         In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by the Company pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company has responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

         The Company is not a party to any other pending or threatened legal proceedings.

Employment Agreements

         In December 2003, the Company entered into a five-year employment agreement with its CEO and President, which provides for an annual salary of $180,000 with annual cost of living increases and an annual performance bonus at the discretion of the board of directors or compensation committee. Pursuant to his agreement, he has been granted stock options to purchase 250,000 shares of common stock at $1.375 per share, which vested upon granting and have a ten year life. He is also entitled to payment of deferred salary of approximately $646,000, which is included in accrued expenses in the accompanying financial statements. Mr. Fauci ceased being an officer on December 13, 2004. See Litigation.


         In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004.

NOTE 7 - RELATED PARTY TRANSACTIONS

         In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase

75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock.

         The Company purchases its Directors and Officers and General Liability insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2003/2004 policy years approximated $223,000.

                                   SUBJECT TO COMPLETION, DATED JANUARY 27, 2005
PROSPECTUS

                          OMNICORDER TECHNOLOGIES, INC.

                             UP TO 1,874,091 SHARES
                                  COMMON STOCK

We are registering:

o the resale by our series A convertible preferred stockholders of up to 1,409,091 shares of common stock, and

o 465,000 shares of common stock issuable upon the exercise of warrants held by certain series A convertible preferred stockholders at an exercise price equal to $1.10 per share.

         No active public market currently exists for our common stock. We can give you no assurance that any public market will develop for our securities following this offering. Our common stock is listed for quotation on the OTC Bulletin Board under the symbol OMCT.OB.

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 2005

                               PROSPECTUS SUMMARY

         This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the subscription rights are exercised in full, and that the 1,550,000 shares of our series A convertible preferred stock issued in our December 2004 private placement convert into 1,409,091 shares of common stock as of the date of this prospectus.

                          OMNICORDER TECHNOLOGIES, INC.

Our Business

         OmniCorder was founded in 1997 to acquire, develop and commercialize advanced imaging technology for the diagnosis and management of a large variety of diseases, including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects minute changes in blood flow (perfusion) associated with the presence of tumors and vascular disease, assisting physicians and researchers in differentiating between normal and abnormal tissues.

         The BioScanIR system detector technology is licensed from the California Institute of Technology and was developed by scientists at NASA's Jet Propulsion Laboratory for the U.S. Department of Defense's Ballistic Missile Defense Initiative (commonly referred to as the Star Wars program). We license this sensor technology through an exclusive worldwide license for specific biomedical applications. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of nine issued and seven pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. These patents cover the BioScanIR system and other related technology, either directly or through exclusive, worldwide licenses. We are presently developing "next generation" sensor technology, with funding from the U.S. Department of Defense's Missile Defense Agency, and continuing collaboration from NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center. We have already received U.S. Food and Drug Administration clearance in the United States, and CE mark approval in Europe, to market the BioScanIR system for use in a large adjunctive diagnosis of a number of diseases - such as cancer and vascular disease - that affect the perfusion of blood in tissue and organs.

         Based on our clinical testing to date, we believe that the BioScanIR system will greatly improve cancer and vascular disease detection and therapy management capabilities in a multitude of medical applications. According to a December 2002 report by Medtech Insight entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion diagnostic imaging procedures were performed in 2003. The BioScanIR is specifically designed to address in many different areas of this significant market.

         Within this large imaging market we have chosen to target three segments: drug development/therapy, surgery and diagnostic/screening, each of which represents a multi-billion dollar opportunity. Examples of applications in the drug development/therapy segment include drug discovery, drug development, clinical trial screening and therapeutic monitoring. In the surgery segment, examples include assistance in the monitoring of blood distribution within the human brain, skin flaps, heart and other organs before, during and after surgery. In the diagnostics/screening segment, examples include assistance in the early detection of cancer (e.g., breast, skin and cervical cancers) and various types of other diseases, such as peripheral vascular disease and diabetes (wound healing).

         In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis, and peripheral vascular diseases such as Reynauds Disease; which we intend to pursue as our system becomes more widely accepted and our resources permit.

         While the commercial opportunities for us are extensive, we have identified cancer drug development and therapy - in the drug development/therapy segment and reconstructive and neurosurgery - in the surgery segment - as our most probable, immediate and highest-value near-term targets for generating recurring revenues. As the BioScanIR gains acceptance, we will transition into the larger diagnostic/screening segment.

         We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Cleveland Clinic (neoadjuvant breast chemotherapy), The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Istituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). Additional beta site pilot studies in the USA are planned. Our pilot program has already produced very promising results based on the feedback we have received. Consistent with our overall business model, initial revenues are expected to be derived from system sales and related annual maintenance fees in the target segments.

         We believe the BioScanIR has significant price and performance advantages over other imaging devices that are in use, including computerized axial tomography ("CT"), magnetic resonance imaging ("MRI") and positron emission tomography ("PET"). For certain applications, we intend to offer systems with less extensive features appropriate to the needs of such applications, at ranges of lower prices, further enhancing our cost competitive advantages. The approximate cost per use of the BioScanIR is $300, compared with a cost per use of $750 to $3,000 for these other modalities. Relative to these devices, the BioScanIR provides an easy-to-use, substantially lower cost, completely non-invasive and patient-friendly method of assessing disease related perfusion changes. Unlike CT, MRI and PET technologies, the BioScanIR does not utilize invasive or potentially dangerous contrast agents or radiation. In recent years, several other companies utilizing different technologies are attempting to exploit the weaknesses of these existing screening modalities.

         Studies published by researchers at the Mayo Clinic and Dana-Farber Cancer Institute provide data that we believe supports the use of our technology as a viable and economic adjunct to these established imaging modalities. Our current pilot program will help us tune our system to the specific needs of our initial target applications, cancer drug development and therapy and reconstructive and neurosurgery. Upon finalization of our applications through our pilot site work, we will begin system commercialization to drive revenues and market share growth in our initial multi-billion dollar market segments. As the system gains acceptance in these initial applications, we will expand our focus into the larger diagnostics/screening market segment.

Corporate Information and History

         We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

         In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to (1) change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and (2) ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants. See "Change in Control."

         Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.


                                  THE OFFERING
Securities outstanding prior to this offering...........        o  30,060,889 shares of common stock
                                                                o  3,500,000 shares of series A convertible
                                                                   preferred stock (1)

Common stock offered....................................           1,409,091 shares

Common stock to be outstanding after the offering.......           34,651,798 shares (2)

Use of proceeds          .                                      o  We will not receive any proceeds from the sale of the
                                                                   1,409,091 shares of common stock offered by our selling
                                                                   stockholders.

                                                                o  Upon the exercise, if any, of 465,000 warrants to
                                                                   purchase shares of common stock at $1.10 per share we
                                                                   will receive proceeds of up to $511,500, which will be
                                                                   used for working capital and general corporate
                                                                   purposes.



Risk factors............................................     Please read "Risk Factors" for a discussion of factors
                                                             you should consider before investing in our common
                                                             stock.

OTC Bulletin Board symbol for common stock..............     OMCT.OB

         ____________________________

         (1) The shares of series A convertible preferred stock are convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share, subject to adjustment. Such shares of common stock are being registered by a separate prospectus commencing at the conclusion of our subscription rights exercise period.

         (2) As of January 19, 2005. Assumes that all subscription rights are exercised, and the 1,550,000 shares of series A convertible preferred stock issued in December 2004 are converted to 1,409,091 shares of common stock and no warrants are exercised. Does not include 6,237,830 shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under the OmniCorder 1998 Stock Option Plan.

                          SUMMARY FINANCIAL INFORMATION

SUMMARY OF FINANCIAL DATA

         The summary of financial data as of and for the years ended December 31, 2003 and 2002 presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2003 and 2002, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation." The summary of financial data for the nine months ended September 30, 2004 and 2003 presented below is derived from, and should be read in conjunction with, our unaudited consolidated financial statements for the nine months ended September 30, 2004 and 2003, which are included elsewhere in this prospectus.

                                                            For the nine months            For the nine months
                                                         ended September 30, 2004       ended September 30, 2003
                                                                (unaudited)                   (unaudited)
                                                         ------------------------       -------------------------
Revenues                                                 $             69,800        $                   0
Net loss for the period                                            (3,398,818)                  (1,860,754)
Loss per share - basic and diluted                                      (0.11)                       (0.09)


                                                         As of September 30, 2004
                                                                (unaudited)
                                                         ------------------------
Working capital                                             $       1,884,075
Total assets                                                        3,625,760
Total share capital                                                15,866,077
Deficit accumulated during the development stage                  (13,718,638)
Total stockholders' equity                                          2,147,439

                                                            For the Year Ended              For the Year Ended
                                                             December 31, 2003               December 31, 2002
                                                         ------------------------       -------------------------
Net loss for the year                                          $   (2,375,919)             $    (1,511,997)
Net loss per share - basic and diluted                                  (0.11)                       (0.08)


                                                                     September 30, 2004
                                                -----------------------------------------------------------------
                                                                                              Pro forma,
                                                    Actual            Pro forma(a)          as adjusted(b)
                                                -------------     -----------------        ---------------
Total assets                                    $   3,625,760     $       5,155,760        $    8,575,760
Total liabilities                                   1,478,321             1,478,321             1,478,321
Working capital                                     1,884,075             3,414,075             6,834,075
Common stock                                           29,592                31,001                34,183
Series A convertible preferred stock                  --                 --(a)                  --(b)
Additional paid-in-capital                         15,836,485            17,823,197            21,240,016
Total stockholders' equity                          2,147,439             3,677,439             7,097,439

(a) Assumes the conversion of 1,550,000 shares of series A convertible preferred stock into 1,409,091 shares of common stock and the receipt of gross proceeds of $1,550,000 including a beneficial conversion feature of $458,121.

(b) Assumes the conversion of 5,050,000 shares of series A convertible preferred stock into 4,509,909 shares of common stock and the receipt of gross proceeds of $5,050,000 including a beneficial conversion feature of $458,121.

                 SALE OF SECURITIES DESCRIBED IN THIS PROSPECTUS

         The sale of the securities described in this prospectus may be made from time-to-time in transactions, which may include block transactions by or for the account of the holders, in the over-the-counter market or in negotiated transactions through a combination of these methods of sale or otherwise. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

         A post-effective amendment to the Registration Statement that includes this prospectus must be filed and declared effective by the Securities and Exchange Commission before a holder may:

     o sell any securities described in this prospectus according to the terms of this prospectus either at a fixed price or a negotiated price, either of which is not at the prevailing market price;

     o sell securities described in this prospectus in a block transaction to a purchaser who resells;

     o pay compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions; or

     o make any arrangements, either individually or in the aggregate, that would constitute a distribution of the securities described in this prospectus.

         Information contained in this prospectus, except for the cover page and the information under the headings "Selling Security Holders" and "Plan of Distribution" is a part of a separate prospectus relating to a subscription rights offering. This prospectus contains information, including information relating to the concurrent subscription rights offering, which may not be pertinent to the sale of the securities offered in this prospectus by the named holders.

                            SELLING SECURITY HOLDERS

         This prospectus relates to:

     o the resale by our series A convertible preferred stockholders of up to 1,409,091 shares of common stock; and

     o 465,000 shares of common stock issuable upon exercise of warrants held by certain of our series A convertible preferred stockholders at $1.10 per share.

         The following table sets forth information regarding the shares of common stock owned beneficially as of January 19, 2005, by each selling security holder. The selling security holders are not required, and may choose not to sell any of their shares of common stock or exercise any of their warrants. None of the selling security holders is an officer, director or other affiliate except as indicated below.

                                                                                   SHARES OWNED     PERCENTAGE OWNED
                                            SHARES OWNED PRIOR   SHARES BEING     AFTER OFFERING     AFTER OFFERING
     NAME OF SELLING SECURITY HOLDER            TO OFFERING         OFFERED           (1)(2)               (1)
------------------------------------------- -------------------- -------------- ------------------- ------------------

BATTERSEA CAPITAL, INC. (3)                     432,629            120,909            311,720               *

GEORGE W. BENEDICT (4)                          873,121            120,909            752,212            2.1%

THE CASEY LIVING TRUST (5)                    1,132,353            302,273            830,080            2.4%

COLUMBIA VENTURES CORP (6)                      968,181            604,545            363,636            1.0%

KEARNEY HOLDINGS LLC (7)                        120,909            120,909                  0               *


                                      SS-7



                                            SHARES OWNED PRIOR   SHARES BEING     AFTER OFFERING     AFTER OFFERING
     NAME OF SELLING SECURITY HOLDER            TO OFFERING         OFFERED           (1)(2)               (1)
------------------------------------------- -------------------- -------------- ------------------- ------------------


HERMAN LAMISON, JR.                             497,416            120,909            376,507            1.1%

RUSSIA WIRELESS HOLDINGS L.L.C. (8)             115,455             60,455             55,000               *

JED SCHUTZ (9)                                2,865,858            302,273          2,563,585             7.3%

UNDERWOOD FAMILY PARTNERS LTD. (10)             512,629            120,909            391,720             1.1%



*    Represents less than 1% of outstanding shares.

(1) Calculated on the basis of 35,116,798 shares which includes 3,181,818 shares of common stock expected to be issued in connection with the subscription rights offering (assuming the sale and conversion of all 3,500,000 shares of series A convertible preferred stock offered in the rights offering into such shares of common stock), and assuming 1,550,000 shares of series A convertible preferred stock and warrants to purchase 465,000 shares of common stock issued in December 2004 private placement convert to 1,874,091 shares of common stock.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) John Matt Lepo is the President of Battersea Capital, Inc., which is the beneficial owner of the shares of common stock. Mr. Lepo, as the President of Battersea Capital, Inc., has sole voting and disposition power over the shares owned by Battersea Capital, Inc. offered under this prospectus.

(4) George W. Benedict is a member of our board of directors and nominations and governance committee.

(5) Joseph T. Casey is the co-trustee of the Casey Living Trust, which is the beneficial owner of the shares of common stock. Mr. Casey, as co-trustee of the Casey Living Trust, has shared voting and disposition power over the shares owned by the Casey Living Trust offered under this prospectus. Joseph T. Casey is a member of our board of directors and audit committee.

(6) Kipling J. Peterson is the Chief Investment Strategist of Columbia Ventures Corp., which is the beneficial owner of the shares of common stock. Mr. Peterson, as Chief Investment Strategist of Columbia Ventures Corp., has sole voting and disposition power over the shares owned by Columbia Ventures Corp. offered under this prospectus.

(7) Charles Kirby is the Manager of Kearney Holdings LLC, which is the beneficial owner of the shares of common stock. Mr. Kirby, as the Manager of Kearney Holdings LLC, has sole voting and disposition power over the shares owned Kearney Holdings LLC offered under this prospectus.

(8) David H. Lubetzky is the Manager of Russia Wireless Holdings L.L.C., which is the beneficial owner of the shares of common stock. Mr. Lubetzky, as the Manager of Russia Wireless Holdings L.L.C., has sole voting and disposition power over the shares owned by Russia Wireless Holdings L.L.C. offered under this prospectus.

(9) Joel Schutz is a member of our board of directors and a member of our compensation and executive committees.

(10) L. Michael Underwood is the General Partner of Underwood Family Partners Ltd., which is the beneficial owner of the shares of common stock. Mr. Underwood, as General Partner of Underwood Family Partners Ltd., has sole voting and disposition power over the shares owned by Underwood Family Partners Ltd. offered under this prospectus. Number of shares beneficially owned both prior to and after the offering includes 301,720 shares of common stock beneficially owned individually by Mr. Underwood and 90,000 shares of common stock owned by Mr. Underwood's spouse, which are deemed to be beneficially owned by Mr. Underwood.

                              PLAN OF DISTRIBUTION

         No underwriting arrangements exist as of the date of this prospectus to sell any common stock issued upon conversion of the series A convertible preferred stock, or the stock issuable under the warrants. Upon being advised of any underwriting arrangements that may be entered into by a selling security holder after the date of this prospectus, we will prepare a supplement to this prospectus to disclose those arrangements.

         The selling security holder or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of their shares of common stock at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling security holder may offer our shares at various times in one or more of the following transactions:

     o on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

     o    in the over-the-counter market;

     o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    through options, swaps or derivatives;

     o    in privately negotiated transactions;

     o    in transactions to cover short sales; and

     o    through a combination of any such methods of sale.

         In addition, the selling security holder may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the requirements of such rule rather than pursuant to this prospectus.

         The selling security holder may sell our shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell our shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling security holder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

         The selling security holder and any broker-dealers or agents that participate with them in sales of the shares are deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         From time to time the selling security holder may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling security holder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

                             UP TO 1,874,091 SHARES

                          OMNICORDER TECHNOLOGIES, INC.

                                  COMMON STOCK

                                   PROSPECTUS
                                February __, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

         We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

         Registration Fees.............................   $  1,044.92
         Federal Taxes.................................            --
         State Taxes...................................            --
         Legal Fees and Expenses.......................     45,000.00
         Printing and Engraving Expenses...............     15,000.00
         Blue Sky Fees.................................     15,000.00
         Transfer Agent Fees...........................     15,000.00
         Accounting Fees and Expenses..................     10,000.00
                                                          -----------
                  Total................................   $101,044.92
                                                           ==========

         All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the Registrant.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to all securities sold by the Registrant within the past three years which were not registered under the Securities Act of 1933.

         In December 2004, we sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. The series A convertible preferred stock we issued in December 2004 is convertible into shares of our common stock upon the same terms as the shares of series A convertible preferred stock that are issuable upon the exercise of the subscription rights being offered in this prospectus.

         On December 19, 2003, pursuant to the terms of an Agreement of Purchase and Sale, we acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to OmniCorder.

         The shares of our common stock were issued by us in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, which exempts transactions by an issuer not involving any public offering. The issuance of such shares was undertaken without general solicitation or advertising. The acquirer of the shares, OmniCorder, represented in the Purchase Agreement, among other things, that (a) it was an "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares stated that such shares are restricted securities under the Securities Act of 1933. The consideration and other terms in the Purchase Agreement were determined as a result of arm's-length negotiations between us and OmniCorder.

         OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received under the Purchase Agreement to its stockholders in proportion to their respective interests in OmniCorder. All of the former stockholders of OmniCorder qualified as "accredited investors," as defined in Rule 501(a) of Regulation D.

         These shares were transferred by OmniCorder, in complete liquidation, to its approximately 35 stockholders (which includes some officers and directors) in reliance upon an exemption from registration set forth in Section 4(1) or so-called "Section 4(1-1/2)" of the Securities Act of 1933, as transactions by any person other than an issuer, underwriter or dealer. These shares were issued without general solicitation or advertising to persons that were sophisticated and had access to any information they might have required or requested. They also had every opportunity to verify information, to obtain additional information and to ask questions of OmniCorder and us. The liquidation of OmniCorder was approved by its stockholders pursuant to Delaware law and in accordance with its notice and information requirements.

         On December 19, 2003, prior to the closing under the Purchase Agreement referenced above, OmniCorder purchased 7,764,700 outstanding shares of our common stock from Judith F. Harayda, one of our former directors, for $180,000, pursuant to the terms of a letter agreement between the parties. This agreement was a privately-negotiated transaction without general solicitation or advertising between Ms. Harayda and OmniCorder, a company believed to be an "accredited investor" within the meaning of Rule 506 of Regulation D. Ms. Harayda had previously held these shares of our common stock since 1995. This sale of outstanding shares was not registered under the Securities Act of 1933 in reliance upon the exemption from registration afforded by Section 4(1) or so-called "Section 4(1-1/2)" of the Securities Act of 1933. As a condition to the sale of such shares, OmniCorder represented, among other things, that it had conducted its own due diligence with respect to us and the purchase of our shares, to OmniCorder's satisfaction.

         Concurrent with the closing under the Purchase Agreement, we completed a private placement of 5,686,027 shares of our common stock (including the issuance of 200,000 shares of our common stock upon the conversion of a bridge promissory note) at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. In addition, wer issued 1,212,013 shares of our common stock to the placement agent and its advisors in connection with the private offering and recapitalization transactions.

         The shares of our common stock and lead investor warrants to purchase our common stock issued in the private placement were not registered under the Securities Act of 1933 and, as a result, are "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates and agreements representing these shares and warrants, respectively, contain a legend stating the same. These securities were issued by us in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under that act. The issuance of our shares and warrants to the investors in the private placement was undertaken without general solicitation or advertising. The investors represented to us that, among other things, they were acquiring these securities for investment purposes only and not with a view toward public distribution and that they were "accredited investors" within the meaning of Rule 506 of Regulation D. In addition, the investors acknowledged that the securities issued to them were "restricted securities." Moreover, to preserve the private offering exemption, we filed a Form D pursuant to Rule 506 with the U.S. Securities and Exchange Commission on January 5, 2004, with respect to the private placement.

ITEM 27.  EXHIBITS.

        EXHIBIT NO.                                              DESCRIPTION

               2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

               3.1 Amended and Restated Articles of Incorporation of OmniCorder Technologies, Inc.(1)

               3.2  By-laws of OmniCorder Technologies, Inc.(2)

               3.3 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of OmniCorder Technologies, Inc.(3)

               4.1  Form of Lead Investor Warrant.(2)

               4.2 Form of Warrant to Purchase Common Stock of OmniCorder Technologies, Inc.(3)

               4.3  Form of Subscription Rights Certificate.

               5.1  Opinion of Greenberg Traurig, LLP.

               10.1 Employment Agreement, dated as of December 19, 2003, between
                    Mark A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

               10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R.
                    Levy.(1)

               10.3 Form of Private Placement Subscription Agreement.(1)

               10.4 Registration Rights Letter of Promos, Inc.(1)

               10.5 OmniCorder Technologies, Inc. 1998 Stock Option Plan, as
                    amended.(4)

               10.6 License Agreement, dated as of May 11, 1998, between
                    California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(2)

               10.7 Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies, Inc.(2)

               10.8 Option Agreement, dated March 19, 1997, between Michael A.
                    Anbar and OmniCorder Technologies, Inc., with amendments.(2)

               10.9 Exclusive Sale Agreement, dated February 2000, between AEG
                    Infrarot-Module GmbH and OmniCorder Technologies, Inc.(2)

               10.10 Agreement, dated August 12, 2003, between the Department of
                     Defense and OmniCorder Technologies, Inc.(2)

               10.11 Form of Subscription Agreement between OmniCorder
                     Technologies, Inc. and the private placement subscribers. (3)

               10.12 Employment Agreement, dated as of February 9, 2004, between
                     Loring D. Anderson and OmniCorder Technologies, Inc.

               23.1 Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

               23.2 Consent of Marcum & Kliegman LLP.

               99.1 Form of Subscription Agent Agreement by and between
                    OmniCorder Technologies, Inc. and Corporate Stock Transfer, Inc.(5)
___________________

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).

(2) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15,
         2004).

(3) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20,
         2004).

(4) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(5)      To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

         (a)      The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which,
               individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on January 27, 2005.

                     OMNICORDER TECHNOLOGIES, INC.


                     By: /s/ Michael A. Davis, M.D., D.Sc.
                        ----------------------------------------------------
                          Michael A. Davis, M.D., D.Sc.
                          Chair of Executive Committee of Board of Directors (Principal Executive Officer)


                     By: /s/ Celia I. Schiffner
                        ----------------------------------------------------
                          Celia I. Schiffner
                          Controller
                          (Principal Financial Officer)


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of OmniCorder Technologies, Inc., hereby severally constitute and appoint Jed Schutz and William J. Wagner and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/Michael A. Davis, M.D., D.Sc.            Chairman of Executive Committee of        January 27, 2005
----------------------------                Board of Directors
Michael A. Davis, M.D., D.Sc.


/s/Celia I. Schiffner                       Controller and Principal Financial        January 27, 2005
-------------------------                   Officer
Celia I. Schiffner


/s/Jed Schutz                               Director                                  January 27, 2005
--------------------------
Jed Schutz


/s/George Benedict                          Director                                  January 27, 2005
--------------------------
George Benedict


/s/Joseph T. Casey                          Director                                  January 27, 2005
--------------------------
Joseph T. Casey


/s/Gordon A. Lenz                           Director                                  January 27, 2005
--------------------------
Gordon A. Lenz


                                      II-5


/s/ Joseph F. Lisa                          Director                                  January 27, 2005
--------------------------
Hon. Joseph F. Lisa


/s/Anthony A. Lombardo                      Director                                  January 27, 2005
--------------------------
Anthony A. Lombardo


/s/Robert W. Loy                            Director                                  January 27, 2005
--------------------------
Robert W. Loy


/s/Richard R. Vietor                        Director                                  January 27, 2005
--------------------------
Richard R. Vietor


/s/William J. Wagner                        Director                                  January 27, 2005
--------------------------
William J. Wagner


--------------------------                  Director                                  January __, 2005
Mark A. Fauci

                                  EXHIBIT INDEX

          EXHIBIT NO.                   DESCRIPTION

          4.3       Form of Subscription Rights Certificate.

          5.1       Opinion of Greenberg Traurig, LLP.

          10.12 Employment Agreement, dated as of February 9, 2004, between Loring D. Anderson and OmniCorder Technologies, Inc.

          23.1      Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

          23.2      Consent of Marcum & Kliegman LLP